Exhibit 10.6

The omitted portions indicated by brackets have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.






                              AMENDED AND RESTATED


                        PROCUREMENT AND SERVICES CONTRACT



                                     between


                    SPRINT SPECTRUM EQUIPMENT COMPANY, L.P.,
                                      Owner


                                       and


                            LUCENT TECHNOLOGIES INC.,
                                     Vendor



                           Dated as of October 9, 1996

P
             AMENDED AND RESTATED PROCUREMENT AND SERVICES CONTRACT


                  This Amended and Restated Procurement and Services Contract (the "Contract") is made and is effective as of October 9, 1996 (the "Effective Date"), by and between Sprint Spectrum Equipment Company, L.P., a Delaware limited partnership (the "Owner"), and Lucent Technologies Inc., a Delaware corporation (the "Vendor" and, together with the Owner, the "Parties").

                                    RECITALS:

             A. The Federal Communications Commission (the "FCC") granted to Sprint Spectrum Holding Company L.P. ("Holdings"), a Delaware limited partner-ship (formerly known as MajorCo L.P.) and certain of its affiliates personal communications services licenses (the "PCS FCC Licenses") to build and operate PCS Systems (as defined below) in specified geographic areas in the United States;

             B. Holdings and AT&T Corp. ("AT&T"), a New York corporation by and through its Network Systems Group entered into a Procurement and Services Contract dated as of January 31, 1996 (the "Procurement and Services Contract"). Effective as of February 1, 1996, pursuant to subsection 27.22 of the Procurement and Services Contract and a Notice of Assignment dated as of February 1, 1996 (the "AT&T Assignment"), AT&T assigned all of its right, title and interest in and to, and delegated and transferred all of its duties, obligations and liabilities, under the Procurement and Services Contract to Lucent Technologies Inc., a Delaware corporation (the "Vendor") and the full successor to the Network Systems Group of AT&T. Pursuant to the AT&T Assignment, AT&T was released and discharged from all duties, obligations and liabilities under the Procurement and Services Contract. Effective as of June 21, 1996, pursuant to an Assignment, Assumption and Amendment No. 1 dated as of June 21, 1996 ("Amendment No. 1") by and among Holdings, Sprint Spectrum L.P., a Delaware limited partnership ("Sprint Spectrum"), the Owner and the Vendor, all of Holdings' right, title and interest in and to the Procurement and Services Contract was assigned to and all of its duties and obligations under the Procurement and Services Contract were delegated to Sprint Spectrum and Holdings was released and discharged from any and all liabilities, obligations or duties under or in respect of the Procurement and Services Contract. Pursuant to Amendment No. 1, all of Sprint Spectrum's right (other than certain rights under the Procurement and Services Contract to exercise remedies under the Procurement and Services Contract in lieu of any such exercise by the Owner), title and interest in and to the Procurement and Services Contract was assigned to and all of its duties and obligations under the Procurement and Services Contract were delegated to the Owner and further, the Procurement and Services Contract was amended. Pursuant to Amendment No. 2 to the Procurement and Services Contract dated as of July 15, 1996 ("Amendment No. 2"), the Procurement and Services Contract was further amended. For the purposes hereof, the Procurement and Services Contract as assigned pursuant to the AT&T Assignment and Amendment No. 1 and as amended pursuant to Amendment No. 1 and Amendment No. 2 is hereinafter referred to as the "Existing Contract";

             C. The Owner desires to have the Vendor engineer and construct PCS Systems and PCS Sub-Systems in the geographic areas specified for such PCS Systems and PCS Sub-Systems on Schedule 4 (collectively, the "System Areas") pursuant to the terms of this Contract;

             D. The Vendor, itself or through its Subcontractors (as defined below), desires to provide Products (as defined below) and Services (as defined below) to the Owner in connection with the engineering and construction of PCS Systems and PCS Sub-Systems in the System Areas (as certain of such System Areas may be divided into the certain sub-areas ("System Sub-Areas") set forth on
Schedule 4) including, but not limited to, the Vendor's obligation to engineer, equip, install, build, test and service and operate PCS Systems and PCS Sub-Systems in such System Areas and System Sub-Areas in accordance with the terms and conditions set forth herein; and

             E. The Parties desire to amend and restate the Existing Contract to provide for, among other things, the incorporation of all prior amendments and the subdivision of certain PCS Systems into certain defined PCS Sub-Systems;

             NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties hereby agree that the Existing Contract will be and hereby is amended and restated in its entirety to read herein as follows:

                              SECTION 1 DEFINITIONS


             1.1 Definitions. In addition to the terms listed below, certain additional terms are defined in the Exhibits (as defined below), subject to the provisions of subsection 1.2 hereof. As used in this Contract, the following terms have the following meanings:

             "AAA" means the American Arbitration Association.

             "Acceptance Certificates" means the collective reference to the Factory Test Certificate, the Initial PCS System Certificate, the Substantial Completion Certificate and the Final Acceptance Completion Certificate.

             "Acceptance Tests" means the collective reference to the performance and reliability demonstrations and tests specified in Exhibits B1, B2 and B3 to determine whether the Products, the Services, any of the PCS Systems, PCS Sub-Systems and/or the System meet the Specifications and the terms and conditions of any applicable order and this Contract.

             "Access Manager HLR (AM/HLR)" means Equipment and Software that provides the call processing logic which comprises the stand-alone HLR service. The stand-alone service being that service which contains the PCS subscriber's or group of PCS subscribers' profile data used to provide call completion and enhanced services as further described in Appendix A.

             "Access Manager Specifications ("AM/HLR Specifications")" means the Access Manager Specifications set forth in Appendix A.

             "Actiview" means Vendor's Actiview application software that is used for provisioning of services features ("SFP") within the Owner's services operations, including, but not limited to, over-the-air provisioning and non-over-the-air provisioning and computer desk to functions as defined in the Actiview Statement of Work.

             "Actiview Acceptance Test Period" means the applicable period of time in days that the Vendor has to test and the Owner has to accept Actiview Products and Services as specified in the Actiview Statement of Work.

             "Actiview Completion Dates" means the dates and milestones set forth in the Actiview Statement of Work that are required to be met by the Vendor for the successful and timely completion of the provision of the Actiview Products and Services.

             "Actiview Final Acceptance" means the Owner's final acceptance of the relevant Actiview Products and Services, and, to the extent applicable, the installation thereof, pursuant to and in accordance with the Actiview Final Acceptance Tests set forth in Appendix S; provided that in no event can Actiview Final Acceptance occur with respect to Actiview Products or Services prior to thirty (30) days after the completion of Actiview Final Acceptance Testing.

             "Actiview Final Acceptance Tests" and "Actiview Final Acceptance Testing" means the Actiview Products and Services final acceptance testing as set forth in Appendix S.

             "Actiview Functional Acceptance" means the Owner's initial acceptance of Actiview Products and Services, and, to the extent applicable, the installation thereof, pursuant to and in accordance with the Actiview Functional Acceptance Tests set forth in Appendix S.

             "Actiview Functional Acceptance Test" and "Actiview Functional Acceptance Testing" means the initial field tests performed pursuant to and in accordance with Appendix S during the Actiview Acceptance Test Period to determine whether the Actiview Products and Services meet the requirements and specifications set forth in the Actiview Statement of Work.

             "Actiview Maintenance and Instruction Manuals" has the meaning ascribed thereto in subsection 2.22.

             "Actiview Operating Manuals" has the meaning ascribed thereto in subsection 2.20.3.

             "Actiview Price" means the aggregate price set forth in Appendix T for all of the Actiview Products and Actiview Services to be provided under the Contract and described in the Actiview Statement of Work.

             "Actiview Product Warranty Period" has the meaning ascribed thereto in subsection 17.1.3.

             "Actiview Products" means the collective reference to Actiview Software, Actiview documentation and any other ancillary Actiview items provided by the Vendor to the Owner.

             "Actiview Services" means those services provided by the Vendor to the Owner as part of the provision, installation and continuing operation and maintenance of the Actiview Products pursuant to and in accordance with the Actiview Statement of Work.

             "Actiview Software" means the work management Software forming part of the application Software provided by the Vendor to the Owner pursuant to and in accordance with the Actiview Statement of Work.

             "Actiview Statement of Work" means the requirements, specifications and milestones set forth in Appendix U.

             "Adaptations" means any derivative work based on service package application licensed Software including (i) any work incorporating any service package application licensed Software directly, (ii) any work incorporating any computer program from service package application licensed Software rewritten in a different computer language or converted to operate on a different type of CPU, (iii) any work utilizing a method or concept from service package application licensed Software that the Owner is obligated to keep in confidence hereunder or (iv) any work otherwise covered by any of the Vendor's intellectual property rights in service package application licensed Software.

             "Additional Affiliate" has the meaning ascribed thereto in subsec-tion 3.1.

             "Additional Affiliate Agreement" has the meaning ascribed thereto in subsection 3.3.

             "Additional Affiliate Arrangement" means a formal arrangement between the Owner and a Person to be designated an Additional Affiliate under the terms of this Contract, which arrangement will include, but not be limited to, agreements on marketing, backhaul, common billing, resale agreements and/or revenue sharing.

             "Affiliates" means the collective reference to the Initial Affil-iates and the Additional Affiliates.

             "Annual Release Maintenance Fees" means those recurring annual fees of the Vendor, usually invoiced annually in January, the Owner's payment of which entitles the Owner to receive all Combined Software Releases, Software Enhancements, and Software Upgrades applicable to PCS Products (but not Optional Software Features) which will be made available to the Owner when made generally available to the Vendor's Customers during the period for which the fees were paid. All Annual Release Maintenance Fees will be as in the Vendor's Customer Price Guides (subject to Section 26) except as otherwise set forth on Schedule
3. The Annual Release Maintenance Fees applicable to the Owner will for the period from the Effective Date until the Final Acceptance of the last PCS System within the Initial System always cover at least those PCS Products included in the Initial System.

             "ANSI" means the American National Standards Institute.

             "APC" means American PCS, L.P., a Delaware limited partnership.

             "Applicable  Laws"  means,  as to any Person,  the  certificate  of incorporation and by-laws or other organizational or governing documents of such Person, all United States or foreign laws (including, but not limited to, any Environmental Laws), treaties, ordinances, judgments, decrees, injunctions, writs, orders and stipulations of any court, arbitrator or governmental agency or authority and statutes, rules, regulations, orders and interpretations thereof of any federal, state, provincial, county, municipal, regional, environmental or other Governmental Entity, instrumentality, agency, authority, court or other body (i) applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or (ii) having jurisdiction over a or any part of any PCS System, the System or the Work to be performed pursuant to the terms of this Contract.

             "Applicable Permits" means any waiver, exemption, zoning, building, variance, franchise, permit, authorization, approval, license or similar order of or from any United States, foreign, federal, state, provincial, county, municipal, regional, environmental or other governmental body, instrumentality, agency, authority, court or other body having jurisdiction over all or any part of any PCS System, the System or the Work to be performed pursuant to the terms of this Contract.

             "Application Software ("AS")" or "AS Software," means the Software used for operations and maintenance support as part of the Vendor provided AS Products and Services described in Appendix G.

             "AS Acceptance Date" means the date or dates on which the AS Products successfully complete the AS Functional Acceptance Tests or the AS Final Acceptance Tests, as the case may be.

             "AS Acceptance Test(s)" means the collective reference to the AS Functional Acceptance Tests and the AS Final Acceptance Tests.

             "AS Acceptance Test Period" means the applicable period of time in days that the Vendor has to test and the Owner has to accept or reject certain AS Products as specified in the AS Statement of Work.

             "AS Completion Dates" means the dates and milestones set forth in Appendix G that are required to be met by the Vendor for the successful and timely completion of the AS Statement of Work in accordance with the AS Statement of Work.

             "AS Equipment" means certain third party manufactured or other Equipment provided to the Owner by the Vendor as necessary for the operation and integration of the AS Software and the AS Services pursuant to and in accordance with the AS Statement of Work.

             "AS Final Acceptance" means the Owner's final acceptance of the AS Products and installation thereof, pursuant to and in accordance with the AS Final Acceptance Tests; provided that in no event can AS Final Acceptance occur with respect to AS Software and/or AS Services prior to thirty (30) days after the completion of AS Functional Acceptance Testing.

             "AS Final Acceptance Tests" and "AS Final Acceptance Testing" means the AS Product final acceptance tests set forth in Appendix K.

             "AS Functional Acceptance" means the Owner's initial acceptance of AS Products and Services, and, to the extent applicable, the installation thereof, pursuant to and in accordance with the AS Functional Acceptance Tests.

             "AS Functional Acceptance Test" and "AS Functional Acceptance Testing" means the initial functional tests performed pursuant to and in accordance with Appendix K.

             "AS/OAM&P Statement of Work" or "AS Statement of Work" means the scope of work to be performed by the Vendor in accordance with the terms of Appendix G.

             "AS Operating Manuals" has the meaning ascribed thereto in subsec-tion 2.20.1.

             "AS Price" means the aggregate price set forth in Appendix I for all of the AS Products and AS Services to be provided under the Contract and described in the AS Statement of Work.

             "AS Product Warranty Period" has the meaning ascribed thereto in subsection 17.1.1.

             "AS Products" means the collective reference to AS Software and AS Equipment.

             "AS Services" means those OAM&P Services (including, but not limited to, Optional AS Services) provided by the Vendor as part of the provision, installation and continuing operation and maintenance of the AS Products pursuant to and in accordance with the AS Statement of Work.

             "AS/T&M" means the AS Services time and material pricing set forth in Appendix I describing the quantity of hours involved and material expenses related to a specific AS Statement of Work requirement which is done in accordance with and pursuant to the AS Statement of Work; provided that AS/T&M charges will only be charged (to the extent applicable) by the Vendor for AS Services (other than Optional AS Services requested by the Owner in accordance with Appendix G) requested by the Owner for performance by the Vendor of applicable AS Services at any time after July 15, 1999.

             "Backwards Compatibility" or "Backwards Compatible" means that any referenced prior Software Revision Level or Levels of the applicable Software or any referenced prior Equipment Revision Level or Levels of the applicable Equipment, as the case may be, remain fully functional in accordance with and up to the performance levels to which it was performing immediately prior to any such enhancement and/or revision after the integration with the succeeding Software Revision Level or Equipment Revision Level, as the case may be, and that after such integration such prior Software Revision Level or Equipment Revision Level loses no functionality and such succeeding Software Revision Level or Equipment Revision Level interoperates with all such functionalities of such prior Software Revision Level or Equipment Revision Level.

             "Base Station ("BTS")" means the radio subsystem that handles the Owner's PCS radio traffic in a designated cell. The Base Station includes all amplification, modulation, synchronization and other circuitry required to process a radio signal. The inputs to a Base Station are a landline or radio signal (e.g., T1) and the radio signal that is fed into antenna lines.

             "best   efforts"   means  a   Party's   best   efforts   under  the
circumstances, provided that the use of best efforts will not require the Party to breach any outstanding contract or to violate any Applicable Law.

             "Bolt-down" means for the purposes of each PCS Product all work that needs to be done by the Vendor in order to permanently and securely place such PCS Product in its appropriate location within the relevant System Element Location, provided that Bolt-down will not necessarily constitute installation of any such PCS Product.

             "Build Notice" has the meaning ascribed thereto in subsection
2.7(a).

             "Building Ready Date" has the meaning ascribed thereto in subsec-tion 2.5.

             "Business Day" means any day of the year other than a Saturday, Sunday or a United States national holiday.

             "Cable Microcell Integrator ("CMI")" means a form of cable microcell integrator that provides for transportation of wireless communication signals over a cable TV distribution plant. The CMI takes certain signals from the cable TV distribution plant (the "cable PCS band or bands") and suitably heterodynes, filters and amplifies these signals such that they can be radiated by a CMI antenna or antennas in the designated PCS band to PCS wireless handsets. The CMI takes signals received from the PCS wireless handsets from one or more CMI receiving antennas and suitably heterodynes, filters and amplifies these signals for transportation by the cable TV distribution plant to a Headend Interface Converter ("HIC") or Distributive Cable Access Provider ("DCAP") at a PCS Base Station. Additionally, the CMI unit responds to control signaling and provides status signals. The CMI is normally collocated with the cable TV distribution plant and takes power from the cable plant.

             "Cable Partner" has the meaning ascribed thereto in subsection
27.23.

             "CDMA" means code division multiple access as specified in ANSI-J-STD-008.

             "Change Orders" has the meaning ascribed thereto in subsection 7.2.

             "Channels" means the voice channeling units contained in each cell site.

             "Civil Work" means the labor and materials necessary in the performance of demolition, construction and renovation work (e.g., roads, grading, fencing and structural improvements, including, but not limited to, any buildings, towers and antennas) in order to construct a System Element Facility in accordance with Exhibit E.

             "Completion Cure Period" has the meaning ascribed thereto in sub-
section 15.3(a).

             "Computer Program" means any Source Code or object-code instruction or group of such instructions for controlling the operation of a CPU.

             "Configuration Engineering" means the engineering required to establish System Element configuration including, without limitation, preparing component, inventory (including T1 quantities and configurations) and layout drawings, Equipment labels, cable tray layout drawings, and "as-built" drawings and Documentation. Configuration Engineering also includes the design, power distribution and supply for each of the System Elements.

             "Continental" means Continental Cablevision, Inc.

             "Contract" has the meaning ascribed thereto in the prefatory paragraph to this Amended and Restated Contract hereof. "Contract" will in all instances include all Exhibits, Schedules, Appendices and Specifications and will, unless specifically stated otherwise, always be deemed to include all amendments, modifications and supplements to the Contract or any part thereof (including any Exhibits, Schedules, Appendices or the Specifications) pursuant to the terms of this Contract.

             "Contract Cover Damages" has the meaning ascribed thereto in sub-
section 15.4.

             "Contract Price" has the meaning ascribed thereto in subsection
6.1.

             "CPU" means a central processing unit.

             "Custom Material" has the meaning ascribed thereto in subsection 11.9.1.

             "Customer" means any PCS customer of the Vendor doing business in North America or any PCS customer doing business in North America of any of the Vendor's affiliates or subsidiaries.

             "Customer Price Guide" means the Vendor's published "Network Wireless Systems Price Reference Guide" or other price notification releases furnished for the purpose of communicating the Vendor's list pricing or pricing-related items applicable to PCS Products to Customers intending to operate PCS systems in the United States, provided that the term does not necessarily include firm price quotes.

             "Customer Service Request ("CSR")" has the meaning ascribed thereto in subsection 2.26.2.

             "Defects   and   Deficiencies,"   "Defects  or   Deficiencies"   or
"Defective" means any one or a combination of the following items or other items of a substantially similar nature:

             (a) when used with respect to the performance of labor or service items of Work (including any work by any Subcontractor), such items that are not provided in a workmanlike manner and in accordance with the standards and/or Specifications set forth herein;

             (b) when used with respect to structures, materials, Equipment and Software items of Work (including any Work by any Subcontractor), such items that are not (i) new and of good quality and free from improper workmanship and defects in accordance with the standards and/or Specifications set forth herein or established hereunder and standards of good procurement, manufacturing and construction standards, or (ii) free from errors and omissions in design or engineering services in light of such standards; or

             (c) in general, (i) Work (including any Work by any Subcontractor) that does not conform to the Specifications and/or requirements of this Contract, or (ii) any design, engineering, start-up activities, materials, Equipment, Software, tools, supplies, Installation or Training that (1) does not conform to the standards and/or Specifications set forth herein or established hereunder, (2) has improper or inferior workmanship, (3) would materially and adversely affect the ability of the System and/or any PCS System and/or any PCS Sub-System and/or any material part thereof to meet the performance criteria specified in Exhibit F on a consistent and reliable basis or (4) would materially and adversely affect the continuous operation of the System and/or any PCS System and/or any PCS Sub-System or any material part thereof in accordance with the standards and/or Specifications set forth herein or established hereunder. Defects and Deficiencies will be deemed to exist when actually discovered or when they should have been apparent to a Person in the Vendor's position after reasonable inspection and testing.

             "Designated Processor" has the meaning of the AS Product for which the "RTU" License specified in subsection 11.1 is granted.

             "Discontinued Products" has the meaning ascribed thereto in sub-
section 10.1.

             "Documentation" means the documentation for the System and/or any PCS System and/or PCS Sub-System and/or any material part thereof.

             "Effective Date" has the meaning ascribed thereto in the prefatory paragraph to this Contract.

             "E1 Emergency Condition ("E1")" has the meaning ascribed thereto in subsection 2.26.3(b).

             "E2 Emergency Condition ("E2")" has the meaning ascribed thereto in subsection 2.26.3(b).

             "Emergency Technical Assistance ("ETA")" means the provision of emergency technical assistance to the Owner for the purpose of diagnosing and resolving a problem which adversely affects the System and/or any PCS System and/or any PCS Sub-System and/or any material part thereof, its operation and/or its service pursuant to and in connection with subsection 2.26.3.

             "Engineer" means the engineer or engineers appointed from time to time by the Owner to do certain work and/or inspections and reviews on behalf of the Owner and/or provide advice or information to the Owner in connection with the System and/or any PCS System and/or any PCS Sub-System and/or any part thereof.

             "Engineering" means all of the engineering required to be done by the Vendor to complete the System in accordance with the Specifications including, but not limited to, RF Engineering, Configuration Engineering and Facilities Engineering done in accordance with the Specifications and the CDMA standards.

             "Environmental Laws" means any and all United States and foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Entity, or requirements of law (including, without limitation, common law) relating in any manner to contamination, pollution, or protection of human health or the environment, as now or may at any time hereafter be in effect.

             "Equipment" means all equipment, hardware and other items of personal property which are required to be furnished by the Vendor or any Subcontractor pursuant to and in accordance with the terms and conditions of this Contract and in connection with the System and/or any PCS System and/or any PCS Sub-System and/or any part thereof in accordance with the Specifications including, without limitation, additional equipment required as a result of the expansion or additional coverage required pursuant to subsection 2.2, or otherwise pursuant to the terms of this Contract, and the equipment listed on Exhibit D or on Schedule 7 (parts A and B).

             "Equipment Combined Release" has the meaning ascribed thereto in subsection 13.1(a).

             "Equipment Enhancements" means modifications or improvements made to the PCS Equipment which improve performance or capacity of such Equipment (sometimes referred to by the Vendor as its "Class B" changes).

             "Equipment Revision Level" means each version of an Item of PCS Equipment that reflects any modification or change from the immediately preceding version of such Item of Equipment.

             "Equipment Upgrade" means a change or modification in any delivered PCS Equipment which fixes or otherwise corrects faults, design shortcomings or shortcomings in meeting the Specifications, required to correct defects of a type that result in inoperative conditions, unsatisfactory operating conditions, or which is recommended to enhance safety (sometimes referred to by the Vendor as its "Class A" changes).

             "Escrow Agreement" has the meaning ascribed thereto in subsection 11.7.

             "ETA" means Emergency Technical Assistance.

             "Exchange Act" has the meaning ascribed thereto in subsection
27.22.

             "Exhibits" means all of the schedules, exhibits, appendices or other attachments hereto and made a part of this Contract as any such schedules, exhibits, appendices and/or attachments may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Contract.

             "Existing Contract" has the meaning ascribed thereto in the reci-tals hereof.

             "Expansions" means any additional Products or Services resulting from a modification by the Owner to the Specifications, the performance criteria set forth in Exhibit F or the Project Milestones set forth on Exhibit A resulting in a change to the System and/or any PCS System and/or any PCS Sub-System and/or any material part thereof, including, but not limited to, the extension or expansion of the System and/or any PCS System and/or any PCS Sub-System (i) into geographic areas outside of the System Areas or System Sub-Areas, as the case may be, covered by the applicable PCS Systems or PCS Sub-Systems, as the case may be, identified in Schedule 4, or (ii) to increase capacity and/or performance of the System and/or any PCS System and/or any PCS Sub-System beyond the performance criteria and/or Specifications originally contemplated herein. Expansions will not include any additional Products or Services required to meet the Specifications applicable to the Initial System. For the purposes of this definition, "Expansions" will specifically not include the extension of a PCS Sub-System into a geographic area covered or to be covered by a PCS System of which such PCS Sub-System is a part.

             "Extraordinary Transportation" means the Vendor's or its Subcontractors' transport of Products and/or other materials pursuant to the terms of this Contract where the circumstances of such transport require the Vendor to use any one or a combination of the following extraordinary means of transport and/or extraordinary methods of achieving access to the Owner's facilities: (i) four-wheel drive vehicle (other than those typically used for the delivery of Products), (ii) helicopter, (iii) boat, (iv) airplane, (v) bulldozer, (vi) clear physical obstructions requiring the building of a new road by the Vendor or its Subcontractors, or (vii) a construction crane.

             "Facilities Engineering" means the engineering required to design each System Element Facility including, without limitation, System Element Locations and System Element layout, drawings and relevant Specifications for the construction of the buildings, towers, generators, cable and antennae and all other items required to make the System Element Facility functional. Facilities Engineering does not include Configuration Engineering.

             "Facilities Preparation Services" means all Facilities Engineering, Civil Work, Site Plan Architectural Work, Structural Architectural Work, and
Utilities Work, all of which must be performed in accordance with the Specifications. Pursuant to the definition of Civil Work, Facilities Preparation Services will (unless otherwise agreed by the Owner) include all Work to complete the Civil Work in a given System Element Location including, but not limited to, the supply, building and installation of all buildings, towers and antennas. Facility Preparation Services does not include Site Acquisition, Network Interconnection, Microwave Relocation or any of the above referenced activities for the construction of a Switch Site (except as otherwise provided in this Contract).

             "Facilities Preparation Services Warranty Period" has the meaning ascribed thereto in subsection 17.2(b).

             "Factory Test Certificate" means a document submitted by the Vendor to the Owner and signed by an authorized representative of the Owner and an authorized officer of the Vendor stating that in accordance with the requirements of Exhibit B3 and this Contract the Vendor has successfully completed all factory tests on the PCS Products (of the type to be installed as part of the Initial System) in accordance with the requirements of Exhibit B3 and this Contract.

             "FCC" has the meaning ascribed thereto in the recitals to this Con-tract.

             "Field Acceptance" means the Owner's initial acceptance of SCP/HLR Products and the installation thereof, pursuant to and in accordance with the Field Acceptance Tests set forth in Appendix E.

             "Field Acceptance Tests" and "Field Acceptance Testing" means the SCP/HLR field acceptance testing as set forth in Appendix E.

             "Final Acceptance" means, as to any PCS System and/or PCS Sub-System, the successful completion by the Vendor of all of the final acceptance tests and requirements applicable to such PCS System and/or PCS Sub-System set forth in Exhibit B3 in accordance with the requirements of Exhibit B3 and the terms of this Contract. For the purposes of this Contract for any PCS System that has been divided into PCS Sub-Systems, the Final Acceptance of such PCS System will be deemed to have occurred upon the Final Acceptance of the last PCS Sub-System within such PCS System.

             "Final Acceptance Completion Certificate" means, with respect to a given PCS System or PCS Sub-System, a document submitted by the Vendor to the Owner and signed by an authorized representative of the Owner and an authorized officer of the Vendor stating that the Vendor has successfully completed the Acceptance Tests and requirements applicable to the Final Acceptance of the Work to be done in such PCS System or PCS Sub-System, as the case may be, in accordance with the requirements of Exhibit B3.

             "Final RF Engineering Plan" has the meaning ascribed thereto in subsection 2.6(c).

             "Final RF Review Period" has the meaning ascribed thereto in sub-
section 2.6(c).

             "Final Site Count" has the meaning ascribed thereto in subsection 2.6(c).

             "Financing Interim Period" has the meaning ascribed thereto in sub-
section 24.9(a).

             "Firmware" means a combination of (i) Equipment and (ii) Software represented by a pattern of bits contained in such Equipment.

             "Force Majeure" means the following:

                      (a) Acts of God, epidemic, earthquake, landslide, lightning, fire, explosion, accident, tornado, drought, flood, hurricane, or extraordinary weather conditions more severe than those normally and typically experienced in the affected area constituted by each of the specified System Areas in which the Vendor is seeking to claim Contract suspension due to Force Majeure;

                      (b) Acts of a public enemy,  war (declared or undeclared), blockade, insurrection, riot or civil disturbance, sabotage, quarantine, or any exercise of the police power by or on behalf of any public entity;

                      (c) (i) The  valid  order,  judgment  or other  act of any federal, state or local court, administrative agency, Governmental Entity or authority issued after the Effective Date; (ii) with respect to the Vendor, the suspension, termination, interruption, denial or failure of or delay in renewal or issuance of any Applicable Permit required by this Contract to be obtained by the Owner; (iii) with respect to the Owner, the suspension, termination, interruption, denial or failure of or delay in renewal or issuance of any Applicable Permit required by this Contract to be obtained by the Vendor; or (iv) a change in Applicable Law (including the adoption of a new Applicable Law); provided that no such order, judgment, act, event or change is the result of the action or inaction of, or breach of this Contract by, the Party relying thereon;

                      (d) Strikes, boycotts or lockouts, except for any such strike, boycott or lockout involving the employees of the Vendor or the permanent employees (not hired on a contract basis) of a Subcontractor (for the period from the Effective Date until the Final Acceptance of the last PCS System within the Initial System but in no event to exceed three (3) years from the Effective Date);

                      (e) A partial or entire delay or failure of utilities; or transportation embargoes; or

                      (f) The presence of (i) any  Hazardous  Waste on or at any
             System Element Location which materially interferes with the Work to be done thereon or otherwise materially endangers the safety of any personnel at such location; (ii) any unknown historical or archeological sites which are not shown or indicated in the survey of any System Element Locations and of which the Vendor could not have reasonably been expected to be aware; or (iii) any mining or water recovery activities (other than such activities by the Vendor or its Subcontractors) at or under any System Element Location after the Effective Date.

             Events of Force Majeure include the failure of a Subcontractor to furnish labor, services, materials, or equipment in accordance with its contractual obligations, only if such failure is itself due to an event of Force Majeure. A Force Majeure does not include any delay in performance to the extent due to the failure of the Vendor or any Subcontractor to provide an adequate number of engineers or other workmen or to manufacture or procure an adequate amount of Equipment, Software and/or Services.

             "Governmental Entity" means any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "Guaranteed Substantial Completion Date" means the date which is defined in Exhibit A1 as "Milestone 8."

             "Hazardous Waste" means any and all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants, polychlorinated biphenyls and any and all other materials, substances, regulated pursuant to any Environmental Laws or that could result in the imposition of liability under any Environmental Laws.

             "HCUs" means the High Density  Channel Card Units which carry eight
(8) voice Channels per card.

             "Headend Interface Converter ("HIC")" means a form of CMI that provides for transportation of wireless communication signals over a cable TV distribution plant. The HIC takes signals from the PCS Base Station transmitter and suitably heterodynes, filters and amplifies these signals for processing by the PCS Base Station receiver. Additionally, the HIC provides reference and control signals to the CMI units and receives and processes status signals from the CMI unit.

             "HLR Completion Dates" means the dates and milestones set forth in Appendix E that are required to be met by the Vendor for the successful and timely completion of the HLR Statement of Work.

             "HLR Designated Switch Sites" means the Switch Sites within the Nationwide Network in which the Owner requires the installation of AM/HLRs within the Denver and Kansas City System Areas and the Philadelphia System Area (as defined in the PhillieCo Contract) and the installation of SCP/HLRs within the San Francisco, New York, Dallas, Denver and Kansas City System Areas and the Philadelphia System Area (as defined in the PhillieCo Contract).

             "HLR Final Acceptance" means the Owner's final acceptance of SCP/HLR Products and the installation thereof, pursuant to and in accordance with the HLR Final Acceptance Tests; provided that in no event can HLR Final Acceptance occur with respect to any SCP/HLR Product prior to thirty (30) days after the completion of Field Acceptance Testing for such SCP/HLR Product(s).

             "HLR Final Acceptance Tests" and "HLR Final Acceptance Testing" means the SCP/HLR final acceptance tests set forth in Appendix E.

             "HLR Statement of Work" means the statement of work applicable to the AM/HLRs and the SCP/HLRs set forth in Appendix E.

             "In Revenue Service" or "In Revenue" means the commercial operation of any PCS System and/or PCS Sub-System, or a portion thereof, exclusive of operation for purposes of conducting Acceptance Tests; provided that In Revenue Service or In Revenue will not by itself constitute acceptance in accordance with the terms of this Contract of any such PCS System and/or PCS Sub-System or any portion thereof.

             "Indemnitees" has the meaning ascribed thereto in subsection
20.1(a).

             "Independent Auditor" means any of the Persons set forth on
Schedule 15.

             "Initial Affiliate Agreement" has the meaning ascribed thereto in subsection 3.2.

             "Initial Affiliates" means the collective reference to each of the Persons set forth on Schedule 5.

             "Initial Commitment" has the meaning ascribed thereto in subsection 7.1.

             "Initial PCS System" means the Fresno PCS Sub-System or as otherwise mutually agreed between the Parties.

             "Initial PCS System Certificate" means a document submitted by the Vendor to the Owner and signed by an authorized representative of the Owner and an authorized officer of the Vendor stating that the Vendor has successfully completed the Acceptance Tests applicable to the Initial PCS System in accordance with the requirements of Exhibit B3.

             "Initial System" means the build-out of that portion of the System Areas and System Sub-Areas shown on Schedule 4 prior to any Expansions or Owner requests for additional coverage for such System Areas and System Sub-Areas pursuant to the terms of this Contract.

             "Initial Term" has the meaning ascribed thereto in subsection 5.1.

             "Inspector" means a qualified Person designated as an authorized representative of the Owner assigned to make all necessary inspections of the Work, or of the labor, materials and equipment furnished or being furnished by the Vendor or any of its Subcontractors at the System Element Locations and the other sites where the Vendor or any Subcontractor is prosecuting the Work, subject to appropriate safety, security and confidentiality requirements.

             "Installation" or "Installed" means the performance and supervision by the Vendor of all installation of Products within the System and/or any PCS System and/or any PCS Sub-System.

             "Intellectual Property Rights" has the meaning ascribed thereto in subsection 14.2(a).

             "Interim Delay Penalty" has the meaning ascribed thereto in subsec-tion 15.2.

             "Interim Milestone" has the meaning ascribed thereto in subsection 15.2.

             "Interoperability" means (i) the ability of the System and/or any PCS System and/or any PCS Sub-System and/or any material part thereof to interconnect and successfully operate with the equipment and software of other systems and/or PCS systems and/or PCS sub-systems and/or any material part thereof of the Vendor (including, for purposes of this definition, the PhillieCo System) and/or the Other Vendors and/or other suppliers whose equipment and software also meet the relevant ANSI standards and other Specifications identified in Exhibit D and (ii) the ability of each of the Products to operate with one another and to operate with and within the System, including, but not limited to, the ability of the handsets (to be delivered pursuant to subsection 2.3) to operate with and within the System (including, for purposes of this definition, the PhillieCo System), all in accordance with the Specifications. Since certain sections of the ANSI standards are currently undefined, and certain sections are left available for independent development by suppliers, the potential for such interoperability or incompatibility with properly designed systems exists, and must be resolved by the Vendor or any Subcontractor providing PCS Systems or PCS Sub-Systems to the Vendor in accordance with the terms hereof.

             "Item" means any item at any time listed in any of the Vendor's price lists and it specifically includes, without limitation, all Software Upgrades, Software Enhancements, Equipment Upgrades, Equipment Enhancements and modifications, enhancements, updates or other revisions of any kind in any such item, spare parts with respect to any of the foregoing and any other PCS/CDMA-related item.

             "Late Completion Payment Cap" has the meaning ascribed thereto in subsection 15.3.

             "Late Completion Payments" has the meaning ascribed thereto in sub-
section 15.3.

             "Liabilities" has the meaning ascribed thereto in subsection
20.1(a).

             "Liquidated Damages" has the meaning ascribed thereto in subsection 15.1.

             "Lucent/Nortel License Agreement" means the Interface License Agreement between the Vendor and Nortel dated as of June 14, 1996 attached hereto as Appendix D1.

             "Lucent/Nortel License Agreement-OAM&P" means the OAM&P Interface License Agreement between the Vendor and Nortel dated as of July 24, 1996 attached hereto as Appendix D2.

             "M5 Forecast" has the meaning ascribed thereto in subsection
2.7(a).

             "Maintenance and Instruction Manuals" means the manuals prepared by the Vendor and delivered to the Owner pursuant to subsection 2.21 containing detailed procedures and specifications for the ongoing maintenance of the System.

             "Major Portion" of the Work means a segregated portion of the Work with a cost to the Owner of $10,000,000 or more.

             "MFC Certificate" has the meaning ascribed thereto in subsection 26.1(b).

             "Microwave Delay Period" has the meaning ascribed thereto in sub-
section 2.38(a).

             "Microwave Relocation" means the process by which incumbent point-to-point microwave users of the 1850 - 1990 Mhz frequency spectrum are moved to other frequencies or alternate transmission facilities in order to clear the licensed PCS spectrum for broadband wireless service.

             "Microwave Relocation Completion" means, with respect to any given PCS System or PCS Sub-System, the point at which the Owner will have finished sufficient Microwave Relocation in such PCS System or PCS Sub-System to permit the commercially viable and marketable operation of such PCS System or PCS Sub-System in accordance with the terms of this Contract.

             "Minimum Commitment" means sixty percent (60%) of the Initial Commitment.

             "Nationwide   Network"  means  all  of  the  PCS  Systems  and  PCS
Sub-Systems built or to be owned and/or operated by the Owner or its Affiliates in North America.

             "NDAB"  means  the  New  Development   Advisory  Board  established
pursuant to the terms of this Contract including subsections 2.11, 2.32 and 2.33.

             "Network Interconnection" means the transmission links between Base Stations and MSCs, between an MSC and another MSC, and between MSCs and PSTNs but does not include connections between demarcation points of transmission links and System Elements for which the Vendor will be responsible pursuant to the terms of this Contract, including its obligations to install and test upon the Owner's completion of such transmission links.
Typically T1 transmission links are used for connectivity.

             "NewTelCo" means NewTelCo. L.P., a Delaware limited partnership.

             "Non-Essential Equipment" means a Product, other than a PCS Product, obtained from a third party supplier and furnished to the Owner as part of Facilities Preparation Services in accordance with the terms of this Contract, which Product will be furnished with an assignable warranty from the such third party supplier of a length and scope determined by the Parties in the development of the Specifications in accordance with the terms of Exhibit E for the Product pursuant to the terms of this Contract, including, but not limited to:

                      Antennas
                      Transmission towers
                      Monopoles
                      Prefabricated   equipment   shelters  Power   transformers
                      Batteries Rectifiers Uninterrupted power sources.

Non-Essential Equipment does not include normal construction materials (including, but not limited to pipes, conduits, concrete, fences, lighting and paving materials) used by the Vendor or its Subcontractors in the performance of its Facilities Preparation Services.

             "Nortel" means Northern Telecom Inc., a Delaware corporation.

             "Nortel Contract" means that certain Procurement and Services Contract between the Owner and Nortel dated as of January 31, 1996.

             "North America" means the United States, Canada (including the Province of Quebec) and Mexico.

             "Notice to Proceed" means a written notice given by the Owner to the Vendor in the form attached hereto as Schedule 9 and in compliance with the provisions of this Contract, fixing the date on which the Vendor will have the full right, in accordance with the terms of this Contract, and the full obligation, subject to the terms of this Contract, to commence the Work to be performed under this Contract.

             "Notice to Proceed Date" means the date on which any Notice to Proceed is issued by the Owner in accordance with the terms of this Contract.

             "OAM&P" means operations administration maintenance and provision-ing as described in Appendix G.

             "OCC" has the meaning ascribed thereto in subsection 2.26.2.

             "OM&P" has the meaning ascribed thereto in subsection 2.23(a).

             "Operating Manuals" means the manuals to be prepared by the Vendor and delivered to the Owner pursuant to subsections 2.20, 2.22 and 2.23 containing detailed procedures and specifications for the operation of the System and/or any part thereof.

             "Operative" has the meaning ascribed thereto in subsection 27.26.

             "Optional AS Services" means those AS services classified as optional, as set forth in Appendix G, which are only provided to the Owner upon the request of the Owner.

             "Optional Software Features" means Software features for PCS Products available to Customers on an optional, separate fee, basis. The initial fees for such Optional Software Features are not included in Annual Release Maintenance Fees.

             "OTAF" means the collective reference to SPARC/OTAF and SCP/OTAF.

             "OTAF Acceptance Test Period" means the applicable period of time in days that the Vendor has to test and the Owner has to accept certain OTAF Products and Services (in each case as applicable to the SCP/OTAF Products and Services and the SPARC/OTAF Products and Services) as specified in the OTAF Statement of Work.

             "OTAF Completion Dates" means the dates and milestones as set forth in Appendix M that are required to be met by the Vendor for the successful and timely completion of the OTAF Statement of Work (in each case as applicable to the SCP/OTAF Products and Services and the SPARC/OTAF Products and Services).

             "OTAF Equipment" means the collective reference to the SCP/OTAF Equipment and the SPARC/OTAF Equipment.

             "OTAF Field Acceptance" means the Owner's initial acceptance of OTAF Products and Services (in each case as applicable to the SCP/OTAF Products and Services and the SPARC/OTAF Products and Services) and the installation thereof, pursuant to and in accordance with the OTAF Field Acceptance Tests (in each case as applicable to the SCP/OTAF Products and Services and the SPARC/OTAF Products and Services) set forth in Appendix P.

             "OTAF Field Acceptance Test" and "OTAF Field Acceptance Testing" means the initial field tests performed pursuant to and in accordance with Appendix P during the OTAF Acceptance Test Period to determine whether the OTAF Products and Services meet the requirements and specifications set forth in the OTAF Statement of Work (in each case as applicable to the SCP/OTAF Products and Services and the SPARC/OTAF Products and Services).

             "OTAF Final Acceptance" means the Owner's final acceptance of the relevant OTAF Products and Services (in each case as applicable to the SCP/OTAF Products and Services and the SPARC/OTAF Products and Services) and installation thereof, pursuant to and in accordance with the OTAF Final Acceptance Tests set forth in Appendix P; provided that in no event can OTAF Final Acceptance occur with respect to any OTAF Products and Services prior to thirty (30) days after the completion of OTAF Final Acceptance Testing applicable thereto.

             "OTAF Final Acceptance Tests" and "OTAF Final Acceptance Testing" means the OTAF Products and Services final acceptance testing as set forth in Appendix P (in each case as applicable to the SCP/OTAF Products and Services and the SPARC/OTAF Products and Services).

             "OTAF Maintenance and Instruction Manuals" has the meaning ascribed thereto in subsection 2.22.

             "OTAF Operating Manuals" has the meaning ascribed thereto in sub-
section 2.20.2.

             "OTAF Price" means the aggregate price set forth in Appendix O for all of the SCP/OTAF Products and Services to be provided under the Contract and described in the OTAF Statement of Work.

             "OTAF Product Warranty Period" has the meaning ascribed thereto in subsection 17.1.2.

             "OTAF Products" means the collective reference to SCP/OTAF Products and SPARC/OTAF Products.

             "OTAF Services" means those services provided by the Vendor as part of the provision, installation and continuing operation and maintenance of the SPARC/OTAF Products and/or the SCP/OTAF Products, as the case may be, pursuant to and in accordance with the OTAF Statement of Work.

             "OTAF Software" means the collective reference to the SCP/OTAF Software and the SPARC/OTAF Software.

             "OTAF Statement of Work" means the over-the-air provisioning functionality requirements, specifications and milestones as set forth in Appendix M.

             "Other Vendors" means vendors, other than the Vendor, with whom the Owner has entered, or may enter in the future, into a contract for the provision of products and services for the engineering and construction of any portion of the Nationwide Network. Other Vendors does not include any Subcontractors in connection with the Work to be performed under this Contract in their capacity as Subcontractors.

             "Outage" has the meaning ascribed thereto in subsection 17.4(b).

             "Owner" has the meaning ascribed thereto in the prefatory paragraph to this Contract.

             "Owner Loss" means an insured loss incurred by the Owner relating to the System.

             "Owner's Succeeding Entity" has the meaning ascribed thereto in subsection 27.22.

             "Parties" has the meaning ascribed thereto in the prefatory para-graph to this Contract.

             "Patent License" has the meaning ascribed thereto in subsection
14.5.

             "P1 Major Condition ("P1")" has the meaning ascribed thereto in subsection 2.26.3(g).

             "P2 Significant Problem ("P2")" has the meaning ascribed thereto in subsection 2.26.3(g).

             "P3 Minor Problem ("P3")" has the meaning ascribed thereto in sub-
section 2.26.3(g).

             "Partners" means the collective reference to Sprint Corporation, a Delaware corporation, Sprint Enterprises, L.P., a Delaware limited partnership ("Sprint"), TeleCommunications Inc., a Delaware corporation, TCI Telephony Services, Inc., a Colorado corporation ("TCI"), Comcast Corporation, a Delaware corporation, Comcast Telephony Services, a Delaware general partnership ("Comcast"), Cox Communications, Inc., a Delaware corporation and Cox Telephony Partnership, a Delaware general partnership ("Cox").

             "PCS" means personal communication services authorized by the FCC.

             "PCS FCC Licenses" has the meaning ascribed thereto in the recitals of this Contract.

             "PCS Products" means the Vendor's PCS Equipment and Software, as offered from time to time in the Customer Price Guide; provided that for the purposes of this Contract, PCS Products will always (subject to subsection 10.1) include at least (i) the SCP/HLRs, (ii) the SCP/HLR Products, (iii) the AM/HLR (to the extent not already a PCS Product), (iv) SMS, (v) SCE, (vi) the AS Products, (vii) the OTAF Products (viii) the Actiview Products, (ix) the TCUs and/or the HCUs as the case may be, and (x) those other Items listed on the Vendor's Customer Price Guide as of the Effective Date. As the context requires and notwithstanding the above, the term PCS Products includes all Vendor manufactured Products provided to the Owner in connection with its obligations pursuant to the terms of this Contract, but excludes Items furnished solely as part of Facilities Preparation Services not otherwise integral to the operation or maintenance of the PCS Items set forth on the Customer Price Guide, including Non-Essential Equipment.

             "PCS Sub-System" means all Products and other equipment, tools and software, all System Elements Sites and any property located thereat necessary or desirable to provide PCS in a System Sub-Area.

             "PCS Sub-System Percentage" has the meaning ascribed thereto in subsection 17.4(c).

             "PCS Sub-System Specific Outage" has the meaning ascribed thereto in subsection 17.4(c).

             "PCS System" means all Products and other equipment, tools and software, all System Element Sites and any property located thereat necessary or desirable to provide PCS in a given specified System Area. Each PCS System is and will be inclusive of all PCS Sub-Systems, if any, within such PCS Systems.

             "Permitted Transaction" has the meaning ascribed thereto in sub-
section 27.23.

             "Person" means an individual, partnership, limited partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of whatever nature.

             "PhillieCo" means PhillieCo L.P., a Delaware limited partnership.

             "PhillieCo Contract" means that certain Procurement and Services Contract between PhillieCo L.P., a Delaware limited partnership and the Vendor, as the same may be amended, supplemented or otherwise modified from time to time.

             "PhillieCo System" means the System, as defined in the PhillieCo Contract.

             "Preliminary RF Design" means an RF Engineering design which incorporates as many prequalified System Element Locations (including existing structures and other sites provided by Site Acquisition that have a high likelihood of meeting the zoning requirements) as possible without compromising the quality of the System or System Element Location counts, design grids, signal level plots and prequalified site map overlays for each of the System Areas and System Sub-Areas. The Preliminary RF Design must also include those
Items listed on Schedule 1. The Preliminary RF Design must be based upon all information reasonably available to the Vendor or provided to the Vendor by the Owner as of the Effective Date including, but not limited to, the information set forth in this Contract.

             "Product Contract Price" means, at the time of determination, the Contract Price minus the costs applicable to and actually invoiced to such date by the Owner pursuant to and in accordance with Section 6 for Facilities Preparation Services and RF Engineering.

             "Product Warranty Period" has the meaning ascribed thereto in sub-
section 17.1(a).

             "Products" means the collective reference to the PCS Products, the Equipment and the Software provided by the Vendor or any Subcontractor pursuant to and in accordance with the terms of this Contract.

             "Project Milestones" means the collective reference to the mile-stone dates and intervals set forth in Exhibits A1 and A2. Each a "Milestone."

             "Proprietary Information" has the meaning ascribed thereto in sub-
section 27.19(a).

             "Punch List" means that list prepared in conjunction with the Acceptance Tests and included in any Acceptance Certificate, which contains one or more immaterial non-service-affecting items (specifying the cost of completing such items either determined as of the date of the Substantial Completion of the relevant PCS System or PCS Sub-System or within a reasonable time thereafter) which have not been fully completed by the Vendor as of the Substantial Completion of any PCS System or PCS Sub-System; provided that such incomplete portion of the Work will not, during its completion, materially impair the normal daily operation of such PCS System or PCS Sub-System in accordance with the Specifications.

             "Reviewers" has the meaning ascribed thereto in subsection 2.14.

             "RF" means radio frequency.

             "RF Engineering" means radio frequency engineering required in connection with the architectural design of the System and/or any PCS System and/or any PCS Sub-System.

             "RFP" has the meaning ascribed thereto in subsection 11.9.1(a).

             "RTM License" has the meaning ascribed thereto in subsection 11.6.

             "RTU License" has the meaning ascribed thereto in subsection 11.1.

             "SCE" means the Service Creation Environment Equipment and Software as further described in Appendix B.

             "SCP/HLR" means the Equipment and Software that provide the call processing logic which comprises the stand-alone HLR service which contains the PCS subscriber's or group of PCS subscriber's profile data used to provide call completion and enhanced services and further described in Appendix B.

             "SCP/HLR   Hardware"  means  the  SCP/HLR  Equipment  and  platform
Software as set forth in Appendix B.

             "SCP/HLR Price" means the aggregate price for all of the SCP/HLRs as set forth on Appendix F.

             "SCP/HLR Products" means the collective reference to SCP/HLR Hardware, and SCP/HLR Software, SMSs, SCEs and RTUs.

             "SCP/HLR Services" means those Services provided by the Vendor to the Owner pursuant to and in accordance with the HLR Statement of Work, the AM/HLR Specifications and the SCP/HLR Specifications.

             "SCP/HLR Specifications" means the SCP/HLR specifications as set forth in Appendix B and including, but not limited to, the specifications for the SCE and the SMS.

             "SCP/HLR Software" means the SCP/HLR Software as more fully described in Appendix B.

             "SCP/OTAF" means those Service Control Point ("SCP") OTAF Products and Services provided by the Vendor to the Owner as further detailed in Appendix M.

             "SCP/OTAF Software" means the SCP based software for over-the-air provisioning functionality provided to the Owner by the Vendor pursuant to and in accordance with the OTAF Statement of Work.

             "SCP/OTAF Equipment" means the equipment and hardware provided to the Owner by the Vendor as necessary for the operation and integration of the SCP/OTAF Software and the SCP/OTAF Services pursuant to and in accordance with the OTAF Statement of Work. "Services" means the collective reference to all of the services to be conducted by the Vendor as part of the Work pursuant to the terms of this Contract including, but not limited to, Installation, Facilities Preparation Services, RF Engineering, System Maintenance Support, System Support Services and other repair and maintenance services, performed in accordance with the terms of this Contract including, but not limited to, the Specifications. Services does not include Site Acquisition, Network Interconnection or Microwave Relocation.

             "Services Warranty Period" has the meaning ascribed thereto in sub-
section 17.2(b).

             "Site Acquisition" means the services to be performed by the Owner and/or its subcontractors necessary for identifying and acquiring sufficient rights to the System Element Locations within the System Areas and System Sub-Areas including all requisite zoning approvals and all building approvals required by any Governmental Entity; provided that Site Acquisition does not include any of the Site Plan Architectural Work or the Facilities Engineering.

             "Site Acquisition Delay Period" has the meaning ascribed thereto in subsection 2.41.

             "Site Acquisition Substantial Completion" means, with respect to any PCS System or PCS Sub-System, the point at which the Owner will have acquired, by purchase, lease or otherwise, rights to a sufficient number of System Element Locations within the specified System Area or System Sub-Area to be covered by such PCS System or PCS Sub-System such that the performance criteria specified in Exhibit F applicable to such PCS System or PCS Sub-System would be substantially satisfied in the reasonable opinion of the Owner subject to the reasonable acceptance of the Vendor. If the Vendor upon receiving notice from the Owner that Site Acquisition Substantial Completion has been achieved in any PCS System or PCS Sub-System disagrees with the Owner's claim, then the Vendor will have ten (10) Business Days to detail its disagreement in writing to the Owner and a Third Party Engineer chosen by the Owner and such Third Party
Engineer will have ten (10) Business Days from the receipt of such writing to make a determination whether or not the Owner's claim of Site Acquisition Substantial Completion is reasonable. The Third Party Engineer will have no discretion or authority to provide the Parties with any answer other than whether in its judgment the Owner's claim is reasonable. Such determination by the Third Party Engineer will be final and binding upon the Parties.

             "Site Acquisition Substantial Completion Date" means with respect to any PCS System or PCS Sub-System the date on which the Owner will have achieved Site Acquisition Substantial Completion.

             "Site Plan Architectural Work" means the preparation of architectural and/or engineering drawings, plans and/or specifications necessary to obtain zoning permits and/or approvals, building permits and/or approvals and/or conditional use permits for any given System Element Facility.

             "SMS" means the service management system equipment and software described in Appendix B.

             "Software" means (a) all computer software furnished hereunder for use with any Equipment including, but not limited to, computer programs contained on a magnetic or optical storage medium, in a semiconductor device, or in another memory device or system memory consisting of (i) hardwired logic instructions which manipulate data in central processors, control input-output operations, and error diagnostic and recovery routines, or (ii) instruction sequences in machine-readable code furnished hereunder that control call processing, peripheral equipment and administration and maintenance functions,
(b) any Software Enhancements, Software features and Software Upgrades furnished by the Vendor to the Owner hereunder, and (c) any Documentation furnished hereunder for use and maintenance of the Software; provided that no Source Code versions of Software are included in the term Software.

             "Software Combined Release" means a Software Upgrade which is at any time combined with any Software Enhancement.

             "Software Enhancements" means modifications or improvements made to the Software relating to PCS Products which improve performance or capacity of the Software or which provide additional functions to the Software.

             "Software Licenses" means the collective reference to the RTU Li-cense and the RTM License.

             "Software Revision Level" means each version of Software that reflects any amendment, modification or change from the immediately preceding version.

             "Software Upgrades" means periodic updates to the Software issued by the Vendor to the Owner under Warranty and Software maintenance obligations to correct Defects or Deficiencies in the Software relating to PCS Products.

             "Sony/Qualcomm Agreement" has the meaning ascribed thereto in sub-
section 2.3(a).

             "Source Code" means Software in human-readable form and all documentation, such as flow charts, schematics and annotations, that comprise the precoding detailed design specifications (which constitutes the "embodiment of the intellectual property" of the Software (excluding Third Party Software) as such concept is referenced in Section 365(n) of the United States Bankruptcy Code, as amended), which is necessary to enable the Owner to maintain and modify the Software in accordance with the licenses granted in this Contract.

             "SPARC" means certain Sun System workstation equipment.

             "SPARC/OTAF" means those SPARC OTAF Products and Services provided by the Vendor to the Owner as further detailed in Appendix M.

             "SPARC/OTAF Equipment" means the equipment and hardware provided to the Owner by the Vendor as necessary for the operation and integration of the SPARC/OTAF Software and the OTAF Services pursuant to and in accordance with the SPARC/OTAF Statement of Work.

             "SPARC/OTAF   Software"   means  the  SPARC  based   software   for
over-the-air provisioning functionality provided to the Owner by the Vendor pursuant to and in accordance with the OTAF Statement of Work.

             "Specifications" means the collective reference to the specifications and performance standards of the design, Facilities Preparation Services, Engineering, Products, Installation and Services contemplated by this Contract and includes any Expansions, amendments, modifications and/or other revisions thereto made in accordance with the terms of this Contract and as more fully set forth in Exhibits C, D, E and F and in the AM/HLR Specifications, the SCP/HLR Specifications, the HLR Statement of Work, the AS Statement of Work, the OTAF Statement of Work and the Actiview Statement of Work or as otherwise determined hereunder pursuant to the terms of the Contract; provided that, except as otherwise provided in or determined pursuant to the Contract or as otherwise mutually agreed between the Parties, the applicable Specifications for an Item will be the Vendor's or other manufacturer's standard technical specifications for such Item, as applicable, unless the Owner will have specifically not agreed with such Vendor or other manufacturer specification; and provided further, that with respect to Facilities Preparation Services, design, Engineering, Products, Installation and Services for which specifications and performance standards are not provided and listed in such Exhibits (such Exhibits including, but not limited to, the AM/HLR
Specifications, SCP/HLR Specifications, the HLR Statement of Work, the AS Statement of Work, the OTAF Statement of Work and the Actiview Statement of
Work), "Specifications" refers to performance, functionality and fitness for the intended purpose in which such design, Facilities, Preparation Services, Engineering, Products, Installation and Services are employed.

             "Structural Architectural Work" means the preparation of all architectural drawings and blueprints relating to the structural specifications for a System Element Facility.

             "Subcontractor" means a contractor, vendor, supplier, licensor or other Person, having a direct or indirect contract with the Vendor or with any other Subcontractor of the Vendor who has been hired specifically to assist the Vendor in certain specified areas of its performance of its obligations under this Contract including, without limitation, performance of any part of the Work.

             "Substantial Completion" means the point at which the Vendor has completed a portion of the Work other than specified Items set forth on applicable Punch Lists such that the geographic areas of any System Area and/or System Sub-Areas as specified in Schedule 4 all have been covered to the extent set forth in Schedule 4, in accordance with the Specifications and the System Standards and as verified to the Owner in accordance with the criteria and requirements set forth in Exhibit B3.

             "Substantial Completion Certificate" means, with respect to a given PCS System and/or PCS Sub-System, a document submitted by the Vendor to the Owner and signed by an authorized representative of the Owner and an authorized officer of the Vendor stating that the Vendor has successfully completed the Acceptance Tests applicable to the Substantial Completion of the Work to be done in such PCS System and/or PCS Sub-System, as the case may be, in accordance with the requirements of Exhibit B3.

             "Successor" has the meaning ascribed thereto in subsection 27.22.

             "Switch Site" means the System Element Location designated by the Owner as the site in which it wants the MSC(s) to be Installed in any given PCS System.

             "Switch Site Notice" has the meaning ascribed thereto in subsection 2.6(d).

             "Switch Site Notice Date" has the meaning ascribed thereto in sub-
section 2.6(d).

             "Switch Site Ready Date" has the meaning ascribed thereto in sub-
section 2.6(d).

             "System" means all of the PCS Systems and PCS Sub-Systems built by the Vendor in the System Areas and System Sub-Areas allocated to the Vendor pursuant to the terms of this Contract and as set forth on Schedule 4.

             "System Areas" has the meaning ascribed thereto in the recitals to this Contract.

             "System Element" means the Equipment and Software required to perform radio, switching and/or functions for the System and/or any PCS System and/or any PCS Sub-System (which may include, without limitation, Base Station ("BTS"), Equipment Identity Register ("EIR"), Messaging System ("MXE"), Mobile Switching Center/Visitor Location Register ("MSC/VLR"), Mobile Service Node ("MSN"), Signal Transfer Point ("STP"), Home Location Register ("HLR"), Service Control Point ("SCP"), Intelligent Peripheral ("IP") and Access Manager ("AM")).

             "System Element Facility" means the structures, improvements, foundations, towers, and other facilities necessary to house or hold any System Element and any related Equipment to be located at a particular System Element Location.

             "System Element Location" means the physical location for a System Element.

             "System   Element  Site"  means  the  collective   reference  to  a
particular System Element, together with the related System Element Location and System Element Facility.

             "System Element Verification" means the Vendor's laboratory level testing on the Products conducted by the Vendor in accordance with Exhibit B3.

             "System Maintenance Support" means those Services offered by the Vendor for maintenance of any of the Products and/or any System Element or collection thereof.

             "System Managers" means each of the managers designated by the Owner and the Vendor, respectively, for the purposes of subsection 23.1.

             "System Standards" means the collective reference to the industry standards specified in Exhibits C, D, F, G and H.

             "System Sub-Areas" has the meaning ascribed thereto in the recitals to this Contract.

             "System Support Services" means those services offered by the Vendor relating to System design, enhancement and optimization.

             "System Warranty Period" has the meaning ascribed thereto in sub-
section 17.3.

             "TCG" means the collective reference to Teleport Communications Group, Inc. and TCG Partners.

             "TCUs" means the Two Channel Card Units which currently carry two voice paths in the existing cells.

             "Technical Documentation" means the documentation identified as such in the Specifications.

             "Term" has the meaning ascribed thereto in subsection 5.2.

             "Test-bed Laboratory" has the meaning ascribed thereto in subsec-tion 2.5.

             "Third Party Engineer" means any one of the Persons listed on
Schedule 14.

             "Third Party Software" means Software which is independently developed by a third party, sublicensed to the Owner under this Contract or otherwise provided with the Products in accordance with the Specifications.

             "Training" has the meaning ascribed thereto in subsection 2.23.

             "Trouble Report ("TR")" has the meaning ascribed thereto in sub-
section 2.26.2.

             "United States" means the fifty states of the United States and the District of Columbia.

             "Utilities Work" means the installation of electric and telephone utilities at the System Element Locations.

             "Vendor" has the meaning ascribed thereto in the prefatory para-graph to this Contract.

             "Vendor-Controlled Location" has the meaning ascribed thereto in subsection 2.12.

             "Vendor Developments" has the meaning ascribed thereto in subsec-tion 2.11.1.

             "Vendor Event of Default" has the meaning ascribed thereto in sub-
section 24.2.

             "Vendor Patents" has the meaning ascribed thereto in subsection
14.5.

             "Vendor procedural error" has the meaning ascribed thereto in sub-
section 17.4(c).

             "Vendor's Succeeding Entity" has the meaning ascribed thereto in subsection 27.22.

             "Warranty Damages" has the meaning ascribed thereto in subsection 17.4(c).

             "Warranty Periods" means the collective reference to the Product Warranty Period, the Services Warranty Period and the System Warranty Period.

             "Work" means all phases of this Contract, including, as required by the terms of this Contract, engineering and design, procurement, manufacture, construction and erection, installation, training, start-up (including calibration, inspection and start-up operation), testing and start-up and testing operation with respect to the System and/or any PCS System and/or any PCS Sub-System and/or any part thereof to be performed by the Vendor or its Subcontractors pursuant to this Contract. As required by the terms of this Contract, Work includes (i) all labor, materials, equipment, services, and any other items to be used by the Vendor or its Subcontractors in the prosecution of this Contract, wherever the same are being engineered, designed, procured, manufactured, delivered, constructed, installed, trained, erected, tested, started up or operated during start-up and testing and whether the same are on or are not on any System Element Location or any other site within the System and/or any PCS System and/or any PCS Sub-System and (ii) all related items which would be required of a contractor of projects of comparable size and design which are necessary for the System and/or any PCS System and/or any PCS Sub-System and/or any part thereof to (x) operate in accordance with all Applicable Laws and Applicable Permits, and (y) provide the operating personal communications service systems required pursuant to this Contract. The Vendor will be responsible for providing in accordance with the terms of this Contract any and all additional items and services which are not expressly included by the terms of this Contract and which are reasonably required for construction and start-up of the System and/or any PCS System and/or any PCS Sub-System.

             1.2 Other Definitional Provisions. (a) When used in this Contract, unless otherwise specified herein, all terms defined in this Contract will have the defined meanings set forth herein. Terms defined in the Exhibits are deemed to be terms defined herein; provided that in the case of any terms that are defined both in this Contract (excluding Exhibits) and/or an Exhibit, the definitions contained in this Contract will supersede such other definitions for all purposes of this Contract; provided further, that definitions contained in any Exhibit will control as to such Exhibit.

             (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Contract refer to this Contract as a whole and not to any particular provision of this Contract and Section, subsection, Schedule and Exhibit references are to this Contract unless otherwise specified.

             (c) The meanings given to terms defined in this Contract are equally applicable to both the singular and plural forms of such terms.

             (d) Notwithstanding anything to the contrary, the provisions of subsections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9(b), 2.10, 2.25, 2.38, 2.40, 2.41,
6.4, 6.5, 6.7, 6.8, and 7.1 and Section 4 are not applicable to (i) AS Products and AS Services and (ii) Actiview Products and Actiview Services.


             SECTION 2  SCOPE OF WORK, RESPONSIBILITIES AND PROJECT

             2.1 Scope of Work. Upon the terms and conditions herein set forth, the Vendor will provide all Products and Services to the Owner required for the establishment of the System including, but not limited to, the Vendor's obligation to engineer, equip, install, build, test and service the PCS Systems and the PCS Sub-Systems in the System Areas and System Sub-Areas set forth on
Schedule 4 in accordance with the Specifications and that otherwise satisfies all conditions of Final Acceptance; provided, that the Vendor will not be responsible for Site Acquisition (except to the extent certain Facilities Preparation Services, including Site Plan Architectural Work, are required for the successful completion of Site Acquisition), Network Interconnection or Microwave Relocation. The Vendor must complete the Work in accordance with the Project Milestones set forth in Exhibit A1 and as further specified herein. The Vendor must furnish all labor, materials, tools, transportation and supplies required to complete the Work in accordance with the Specifications and the terms of this Contract. For the purposes of this Contract, it is expressly understood and agreed between the Parties that certain PCS Systems (the System Areas of which are set forth on Schedule 4) are divided into PCS Sub-Systems (the System Sub-Areas of which are set forth on Schedule 4) and that any such PCS System that is so divided shall not be deemed to work and/or operate in accordance with the terms of this Contract, including, but not limited to, the Specifications, until and unless all of the PCS Sub-Systems within such PCS System work in accordance with the Specifications.

             2.2 Additional Coverage. (a) The Owner has the option from time to time, upon not less than thirty (30) days written notice to the Vendor, to designate additional geographic areas in the United States, including, but not limited to, additional System Sub-Areas and/or System Areas, as to which the Owner may purchase from the Vendor some or all, as determined by the Owner in its sole discretion, of the Products and Services required for the PCS coverage of such areas as provided for in this Contract, all on the terms and conditions set forth in this Contract; provided that the Parties will mutually agree in good faith on the payment terms (provided that pricing will be as set forth in this Contract), liquidated damages, Project Milestones and the System performance criteria applicable to such additional coverage pursuant to this subsection 2.2; and provided further that any such agreement on (i) such Project Milestones must be based on substantially the same intervals (including, but not limited to, the number of days specified in each such interval) as are set forth in Exhibits A1 and A2, to the extent possible, (ii) such payment terms and liquidated damages must be based on substantially the same terms as are otherwise set forth in this Contract, and (iii) such System performance criteria must be based on substantially the same System performance criteria as are set forth in Exhibit F, to the extent possible. The Parties agree that this subsection 2.2(a) will be effective at any time during the Term of this Contract as to the determination of payment terms (other than pricing) and Project Milestones applicable to the Vendor's provision of additional coverage pursuant to this subsection 2.2(a) only if (i) the aggregate price of the Products and Services to be provided by the Vendor at such time under this subsection 2.2(a) is at such time at least five million dollars ($5,000,000) and (ii) the Vendor is at such time providing Installation Services and at least one other Service provided for under this Contract in connection with such additional coverage provided by the Vendor at any time during the Term of this Contract pursuant to this subsection 2.2(a). Unless otherwise mutually agreed among the Parties, the payment terms for additional Products provided by the Vendor after Final Acceptance of the last PCS System within the Initial System not otherwise covered by or otherwise determined pursuant to this subsection 2.2(a) will be subject to the terms of Section 6.

             (b) The Owner has the option from time to time upon not less than thirty (30) days' prior written notice to the Vendor and in accordance with the applicable change order provisions of subsection 7.2, to require the Vendor to increase the level of capacity or coverage of an already allocated PCS System and/or PCS Sub-System (whether such PCS System or PCS Sub-System has been so allocated pursuant to Schedule 4 or subsection 2.2(a)), all on the terms and conditions of this Contract. From time to time prior to the Substantial Completion of the given PCS System which would be so affected, the Owner will have the right to, upon thirty (30) days prior written notice to the Vendor, divide an applicable System Area into separate System Sub-Areas for the build-out of separate PCS Sub-System(s) not indicated on Schedule 4 as of the Effective Date; provided that such additional PCS Sub-System will at least meet the requirements set forth in clauses (i) and (ii) of the second to last sentence of subsection 2.2(a) above. In such event, such a newly created PCS Sub-System will, from such point forward, be treated as a PCS Sub-System pursuant to the terms of this Contract.

             (c) Where the Owner wishes to purchase PCS Products or Services for use and/or application in a country outside the United States but within North America including any territory of the United States not otherwise covered by the definition of the "United States" as set forth herein, the Owner and the Vendor will, in good faith, negotiate a separate agreement for such purchase upon substantially all of the same terms set forth in this Contract, with only such modifications as may reasonably be appropriate to reflect the international nature of such transaction and to assure protection of the Vendor's intellectual property. The PCS Product and Software prices and price discounts set forth in this Contract will prevail in any such separate agreement, subject only to reasonable pricing adjustments which will be in no event ten percent (10%) higher than the prices set forth in or determined pursuant to this Contract plus foreign import duties and taxes. Any such agreement may, at the Vendor's option, be entered into by any of the subsidiaries or other affiliates of the Vendor as listed on Schedule 13.

             2.2.1 AS Products and AS Services Additional Coverage. Where the Owner wishes to purchase AS Products or AS Services for use and/or application in a country outside the United States but within North America including any territory of the United States not otherwise covered by the definition of the "United States" as set forth herein, the Owner and the Vendor will, in good faith, negotiate a separate agreement for such purchase upon substantially all of the same terms set forth in this Contract, with only such modifications as may reasonably be appropriate to reflect the international nature of such transaction and to assure protection of the Vendor's intellectual property applicable to such AS Products and AS Services.

             2.3 Handsets. (a) The Vendor must supply the Owner with two thousand (2,000) subscriber handsets at the prices set forth on Schedule 2 and substantially meeting the applicable criteria set forth in Exhibit H within sixty (60) days prior to the Substantial Completion of the Initial PCS System in accordance with Exhibit B3; provided that the criteria set forth in Exhibit H will substantially conform to the applicable specifications and/or criteria (but which will in no event be more than what is required by Exhibit H) agreed between the Owner and Sony/Qualcomm (the "Sony/Qualcomm Agreement").

             (b) The Vendor must supply at the prices set forth on Schedule 2 one hundred (100) handsets per PCS System within the Initial System, acceptable to the Owner, and the necessary equipment related thereto for testing and operation of each such PCS System pursuant to, and in accordance with, the terms of this Contract, Exhibit B3 and substantially in accordance with Exhibit H to the extent applicable; provided however, with the consent of the Owner, which consent will not be unreasonably withheld, such handsets will not be required to be in substantial compliance with the criteria set forth in Exhibit H if they will otherwise be sufficient to test and accurately demonstrate that the PCS System meets the Specifications. The one hundred (100) for each PCS System handsets required to be delivered by the Vendor pursuant to the immediately preceding sentence will be delivered to the Owner on or before Milestone 7 (as set forth in Exhibit A1) for the first PCS Sub-System completed in such PCS System.

             (c) Notwithstanding any other provision of this Contract, including
Section 17, the Vendor does not warrant the handsets provided hereunder, but to the extent that the Vendor is authorized to do so by the terms of any applicable agreement or agreements with such third party suppliers, the Vendor will assign or otherwise transfer any warranty received from its supplier(s) of the handsets to the Owner at no additional cost to the Owner. For the purposes of this Contract a supplier of handsets to the Vendor will not be deemed a Subcontractor.

             2.4 Initial PCS System. Pursuant to Exhibit B3, the Vendor must achieve Substantial Completion of the Initial PCS System in accordance with the requirements of Exhibit B3 prior to, and as a condition of, the Substantial Completion of any other PCS System and/or PCS Sub-System within the Initial System. This requirement in no way relieves the Vendor of its obligations prior to the Substantial Completion of the Initial PCS System to continue with the Work on all of the PCS Systems and PCS Sub-Systems constituting the Initial System in accordance with the requirements of this Contract and the Project Milestones applicable to each such PCS System and/or PCS Sub-System.

             2.5 System Element Verification; Test-bed Laboratory. (a) In accordance with Milestone 4 (as set forth on Exhibit A1) the Vendor must successfully complete System Element Verification pursuant to the terms of this Contract including, but not limited to, the Specifications and Exhibit B3 no later than August 19, 1996.

             (b) The Vendor will supply, at no additional cost to the Owner (except as provided in Exhibit I), the Products and Services necessary for the establishment of a test-bed laboratory, which laboratory will include the Products and Services set forth on Exhibit I (the "Test-bed Laboratory"). Such Products and Services will be subject to the applicable warranty terms of this Contract. The Vendor will provide all relevant Software Upgrades, Software
Enhancements and Software Combined Releases applicable to the Test-bed Laboratory. Equipment Upgrades, Equipment Enhancements and Equipment Combined Releases will be available for the Test-bed Laboratory as provided in this Contract. The Test-bed Laboratory will be provided by the Vendor in accordance with Milestone 3 applicable to the Initial PCS System as set forth on Exhibit A1, but in no event will the Vendor be required to provide the Test-bed Laboratory earlier than ninety (90) days after the building site for such laboratory has been made ready by the Owner and the Vendor has received the Owner's notice thereof, provided that such notice will not be delivered to the Vendor before April 19, 1996 (the "Building Ready Date"). The Owner expressly agrees that it will not use the Test-bed Laboratory for In Revenue Service or any purpose other than testing without the prior written consent of the Vendor, which consent the Vendor will not unreasonably withhold or delay.

             (c) The Vendor will supply (and Exhibit I will be deemed to include), at no cost to the Owner, (i) one mated pair SCP/HLRs with one SMS,
(ii) one SCE with eight RTUs, (iii) one AM/HLR, (iv) one source code compiler and (v) one copy of "Execution Environment" all in accordance with and pursuant to the Specifications for the Test-bed Laboratory no later than the dates specified in the HLR Statement of Work. All provisions of subsections 2.5(a) and 2.5(b) above will apply similarly to the Products listed in this subsection 2.5(c). Nothing in this subsection 2.5(c) will be deemed to release or accelerate the Project Milestones and/or delivery requirements set forth in subsections 2.5(a) and 2.5(b) above.

             (d) The Vendor will supply (and Exhibit I will be deemed to include), at not cost to the Owner (i) a SPARC/OTAF Product platform (consisting of at least two (2) CPUs) plus accompanying OTAF Software and OTAF Equipment all in accordance with and pursuant to the Specifications for the Test-bed Laboratory no later than October 23, 1996 and (ii) SCP/OTAF Software all in accordance with and pursuant to the Specifications for the Test-bed Laboratory no later than May 15, 1997. All provisions of subsections 2.5(a) and 2.5(b) above will apply similarly to the Products listed in clauses (i) and (ii) above provided by the Vendor pursuant to this subsection 2.5(d). Nothing in this subsection 2.5(d) will be deemed to release or accelerate the project Milestones and/or delivery requirements set forth in subsections 2.5 (a) and 2.5 (b) above.

             (e) The Vendor will supply (and Exhibit I will be deemed to include) at no cost to the Owner and simultaneous with each release of Actiview Software, an installed copy of such Actiview Software for the Test-bed
Laboratory all in accordance with and pursuant to the Specifications. All provisions of subsections 2.5(a) and 2.5(b) above will apply similarly to the Products listed in the first sentence of this subsection 2.5(e) provided by the Vendor pursuant to this subsection 2.5(e). Nothing in this subsection 2.5(e) will be deemed to release or accelerate the project Milestones and/or delivery requirements set forth in subsections 2.5 (a) and 2.5 (b) above.

             2.6 RF Engineering; Site Acquisition and MSC Installation. (a) In accordance with Milestone 2 as set forth on Exhibit A1, the Vendor has delivered to the Owner the Preliminary RF Design for each of the System Areas and System Sub-Areas in accordance with the requirements and criteria set forth in Exhibit B1 and Schedule 1. The Vendor has provided the Owner with the applicable search rings for each PCS Sub-System based upon the Preliminary RF Design. The Owner and the Vendor agree to cooperate with each other to complete the RF Engineering and the Site Acquisition. The Owner must notify the Vendor of desired coverage areas, RF Engineering parameters or other information or restrictions the Owner wishes to be included in the Final RF Engineering Plan for each PCS System and/or PCS Sub-System. In accordance with Exhibit B1, the Vendor will do the RF Engineering in each of the PCS Systems and/or PCS Sub-Systems and in connection therewith will use the parameters, information and restrictions supplied by the Owner. As part of the RF Engineering, the Vendor will establish "search rings" in each of the PCS Systems and/or PCS Sub-Systems that will specify areas in which the Owner may proceed with Site Acquisition.

             (b) In accordance with Exhibit B1 the Vendor, at its request, must be kept informed of the progress made on ongoing Site Acquisition within each System Area and System Sub-Area. As the Site Acquisition progresses, the Vendor agrees to regularly alter the RF Engineering plan to determine a new search ring or rings to take into account any changes or modifications requested by the Owner or otherwise requested by the Owner due to the Owner's inability to acquire sufficient rights to a location which could constitute a System Element Location in a timely or economic manner. When making changes to the RF Engineering plan the Vendor must take into account the Site Acquisition already completed by the Owner.

             (c) Milestone 5 (as set forth in Exhibit A1) will be achieved in each PCS System and PCS Sub-System in accordance with this subsection 2.6(c); provided that for each PCS System and PCS Sub-System the appropriate MSCs have been installed by the Vendor in the Owner's relevant Switch Sites within each such PCS System and PCS Sub-System in accordance with subsection 2.6(d) below. In accordance with the Project Milestones set forth on Exhibit A1 and the requirements and criteria set forth in Exhibit B1, within five (5) days of the Owner achieving Site Acquisition Substantial Completion within any System Area or System Sub-Area (the "Final RF Review Period"), the Owner and the Vendor will use their best efforts to agree on a final System Element Location count (the "Final Site Count") and a final RF Engineering plan (the "Final RF Engineering Plan") for such System Area or System Sub-Area, as the case may be, upon which the PCS System for such System Area and/or System Sub-Area, as the case may be, will be built by the Vendor. Failure of the Owner and the Vendor to reach satisfactory agreement on a Final Site Count and/or a Final RF Engineering Plan for any given System Area or System Sub-Area within the Final RF Review Period will automatically result in the referral of any such disagreement to the most senior RF engineers of both the Owner and the Vendor for their review and resolution within five (5) days after the end of any such Final RF Review Period. If the senior RF engineers fail to resolve any such disagreement within the extended five (5) day resolution period, the disagreement will automatically be referred for resolution in accordance with subsection 23.1. It is understood by the Parties that during the period of any such disagreement and the resolution thereof in accordance with the Contract, the Work on such PCS System and/or PCS Sub-System, to the extent possible, will be ongoing and that Substantial Completion on such PCS System and/or PCS Sub-System shall require agreement by the Parties on a Final RF Engineering Plan and/or a Final Site Count for such PCS System and/or System Area and/or PCS Sub-System.

             (d) The Vendor will install each of the MSCs in each of the Switch Sites within sixty (60) days of the Switch Site Ready Date; provided that (i) the Owner will have provided the Vendor with the MSC configuration engineering information at least one hundred (100) days prior to the Switch Site Notice Date, for each such MSC, such that the Vendor may actually perform the Owner's MSC configuration engineering (other than the Switch Site layout configuration),
(ii) the Owner will have provided the Vendor with the applicable Switch Site description (in appropriate detail) at least sixty (60) days prior to the Switch Site Notice Date and (iii) as of such Switch Site Ready Date the applicable Switch Site will have been made ready by the Owner such that the relevant MSC can in fact be installed by the Vendor. For the purposes hereof (i) the "Switch Site Ready Date" means the date specified by the Owner as the date on which the Switch Site will in fact be ready for MSC installation as communicated to the Vendor by the Owner in the Owner's Switch Site Notice to the Vendor, (ii) the "Switch Site Notice Date" will mean, as to any Switch Site Notice, the date on which such notice was delivered to the Vendor by the Owner and (iii) the "Switch Site Notice" will mean the notice provided to the Vendor by the Owner in sufficient detail to describe the Switch Site so that the Vendor may reasonably engineer the layout of the MSC configuration specifically for such Switch Site. Nothing contained herein will in any way limit the Vendor's obligation pursuant to the terms of this Contract to do the MSC engineering and the RF Engineering in accordance with the terms of this Contract. Pursuant to this subsection 2.6(d) in no event will the Owner provide the Vendor the Switch Site Notice more than sixty (60) days later than the date the Owner delivers the Vendor the Build Notice pursuant to subsection 2.7(a).

             2.7 Facilities Preparation Services and Installation. (a) For any PCS System and/or PCS Sub-System within the Initial System prior to Milestone 5 (as set forth on Exhibit A1) for such PCS System or PCS Sub-System, as the case may be, the Owner (i) may, in its discretion, provide notice to the Vendor when it has achieved Site Acquisition of at least fifty (50) System Element Locations in any given PCS System and/or PCS Sub-System, as the case may be, or (ii) in any event, (if the Owner hasn't already provided notice pursuant to clause (i) above) will provide such notice to the Vendor when it has achieved Site Acquisition of at least thirty percent (30%) of the System Element Locations in such PCS Sub-System, as the case may be (in either event, the "Build Notice"). The Build Notice calculation will be based upon the Owner's reasonable estimate of System Element Locations within or in connection with the Preliminary RF Design applicable to the PCS System and/or PCS Sub-System in which such Build Notice is issued to the Vendor. The Build Notice for each PCS System or PCS Sub-System will also include the Owner's best forecast based upon information available at such time (the "M5 Forecast") of when it expects to be able to declare Site Acquisition Substantial Completion within such PCS System or PCS Sub-System. The Owner understands that the Vendor will not be required to commence Facilities Preparation Services and/or Installation in any PCS System or PCS Sub-System until and unless the Vendor has received the applicable Build Notice pursuant to and in accordance with this subsection 2.7.

             (b) In accordance with the Project Milestones specified in Exhibit A and the requirements and criteria of Exhibit B2, for each System Area and/or System Sub-Area the Vendor must complete the Facilities Preparation Services for all System Element Locations within such PCS System and/or PCS Sub-System, as applicable, in accordance with the construction criteria set forth in Exhibit E and the performance criteria set forth in Exhibit F no later than ninety (90) days from the Owner/Vendor agreement on a Final Site Count and a Final RF Engineering Plan for such System Area and/or System Sub-Area; provided that upon the prior written request of the Vendor, the Owner may consent (which consent will not be unreasonably withheld) to postpone Milestone 6 (as set forth in Exhibit A1) with respect to any PCS System and/or PCS Sub-System by not more than an additional sixty (60) days in the event that more than ten percent (10%) of the System Element Locations in such PCS System and/or PCS Sub-System estimated as of the date of the Build Notice for such PCS System and/or PCS Sub-System have not been fully acquired by the Owner immediately prior to the date on which Milestone 5 (as set forth in Exhibit A1) otherwise occurs in such PCS System and/or PCS Sub-System. Pursuant to the Project Milestones the Vendor must complete Installation of the Products for any given PCS System within thirty-two and one half (32-1/2) days of its completion of the Facilities Preparation Services in accordance with Milestone 6 (as set forth on Exhibit A1) for such PCS System pursuant to the requirements and criteria set forth in Exhibit D and Exhibit F.

             2.8 Site  Acquisition  Modifications.  In the event  that the Owner
determines  that  it  is  unlikely  to  achieve  Site  Acquisition   Substantial
Completion for any PCS System and/or PCS Sub-System in a timely and cost-effective manner, the Vendor will modify certain performance criteria set forth in Exhibit F with respect to such PCS System and/or PCS Sub-System in the manner and to the degree that the Owner reasonably specifies in writing to the Vendor in accordance with the terms of Exhibit B3. In the event the Owner notifies the Vendor of a modification to the System performance criteria for such PCS System and/or PCS Sub-System pursuant to this subsection 2.8, such modified criteria, including any such lower number of System Element Locations that the Owner, in its sole discretion, deems at such time to be satisfactory so as to constitute Site Acquisition Substantial Completion, will be deemed the performance criteria and the System Element Location count applicable to such PCS System for the purposes of Milestone 5 (as set forth on Exhibit A1) and all other remaining Project Milestones for such PCS System and/or PCS Sub-System thereafter.

             2.9 Design/System  Architecture and Engineering;  Interoperability.
(a) The Vendor must provide all Engineering and design services necessary for the completion of the Work and the System in conformity with the Specifications and the CDMA standards, including, but not limited to, the Engineering and design necessary to describe and detail the System and the specified PCS Systems and/or PCS Sub-Systems.

             (b) Pursuant to and in accordance with the terms of Exhibits B3 and G, BTS/BSC-MSC Interoperability must be demonstrated on or before December 1, 1996 (provided that such date will change to reflect the actual delay beyond December 31, 1995 in the finalization of "Attachment A" to be attached to Exhibit G); provided that in any event the requirements of this subsection 2.9(b) are a condition to the Vendor's Substantial Completion of the last PCS
System within the Initial System and Substantial Completion of such last PCS System will not be deemed to have been achieved by the Vendor unless and until such Interoperability will have been demonstrated in accordance with the criteria set forth in Exhibit G; provided further that any delay in such Interoperability which is not due substantially to the fault of the Vendor, in the reasonable opinion of the Owner, will not be a delay pursuant to the terms of this subsection 2.9(b).

             (c) It is expressly understood and agreed by the Vendor that the Substantial Completion of any PCS System and/or PCS Sub-System will (in addition to all other requirements of PCS System (and/or PCS Sub-System) Substantial Completion set forth in this Contract) be subject to, and conditioned upon, such PCS System and/or PCS Sub-System, as the case may be, pursuant to and in accordance with the Specifications, operating and interoperating with any then operating and/or in service Owner and/or Affiliate PCS Systems and PCS Sub-Systems (and/or PCS systems and/or PCS sub-systems, as the case may be) which comply with the relevant ANSI standards and other specifications identified in Exhibit D.

             (d) The Vendor will use its best efforts to work with Nortel in order to ensure that the AM/HLRs and SCP/HLRs work with the Equipment and Software (as defined in the Nortel Contract) provided by Nortel so that in a timely manner the AM/HLR and SCP/HLR Products and Services provide service to the entire Nationwide Network (including, but not limited to, the Nortel constructed portion of the Nationwide Network) in accordance with the AM/HLR Specifications and the SCP/HLR Specifications, as applicable. Notwithstanding anything stated herein to the contrary, the Vendor will not be liable for the failure of any of the AM/HLRs and/or the SCP/HLRs to properly operate with the Nortel System (as such term is defined in the Nortel Agreement) where such failure was directly caused by Nortel's failure to provide timely and accurate specifications or to make its Equipment accessible and to operate with the AM/HLRs and/or SCP/HLRs in accordance with and pursuant to the Lucent/Nortel License Agreement. The Vendor will also use its best efforts to work with Nortel in order to ensure that the AS Products work with the Equipment and Software (as defined in the Nortel Contract) provided by Nortel so that in a timely manner the AS Products and Services provide service to the entire Nationwide Network (including, but not limited to, the Nortel constructed portion of the Nationwide Network) in accordance with the AS Statement of Work, as applicable. Notwithstanding anything stated herein to the contrary, the Vendor will not be liable for the failure of any of the AS Products to properly operate with the Nortel System (as such term is defined in the Nortel Agreement) where such failure was directly caused by Nortel's failure to provide timely and accurate specifications or to make its Equipment accessible and to operate with the AS Products in accordance with and pursuant to the Lucent/Nortel License Agreement-OAM&P.

             (e) Commencing as of July 15, 1996, the Vendor will have and will continue to regularly update (including the provision of at least monthly written updates) the Owner as to the Vendor's progress in developing and being able to timely deliver the AM/HLRs and the SCP/HLRs for both the Test-bed Laboratory and the Nationwide Network.

             (f) Notwithstanding anything to the contrary in the Contract, Substantial Completion of any PCS System or PCS Sub-System, as the case may be, within the Initial System, and the testing required therefor, will expressly require and be conditioned upon the successful integration and interoperation (in accordance with the AM/HLR Specifications), of the other Products within any such PCS System and/or PCS Sub-System with the then existing AM/HLRs within the Nationwide Network.

             (g) For each applicable Actiview Software release, the Acceptance Procedures for such release are to be mutually agreed between the Parties no later than one (1) week prior to the delivery by the Vendor of any such release. Failure of the Parties to so mutually agree at such time will in no way modify the Vendor's obligation to timely deliver any such Actiview Software release pursuant to and in accordance with the Actiview Statement of Work.

             2.10 Certification. The Vendor must coordinate its performance of the Services described in subsection 2.9 with the Engineering and design efforts (including, without limitation, any and all RF Engineering and/or Site Acquisition) of all Subcontractors, the Owner, the Other Vendors, any and all supply and transportation requirements and all federal, state and local authorities or agencies. The Vendor will be fully knowledgeable about and will, after reasonable review thereof, accept all Engineering, including, without limitation, RF Engineering and design, irrespective of whether the Vendor, the Other Vendors, the Owner or third parties such as the Subcontractors may furnish such services. All Engineering requiring certification must be certified by professional engineers licensed or properly qualified to perform such Engineering services in all appropriate jurisdictions if such certification is, in the Owner's opinion, appropriate and reasonable under the circumstances. This subsection 2.10 will not modify or restrict the Vendor's obligation and/or right to provide the Services contracted for pursuant to the terms of this Contract.

             2.11  Notice of Developments.

             2.11.1 Vendor Developments. The Vendor must provide the Owner, through the NDAB or the Owner's vice president and/or director of product development, with reasonable prior notice of any PCS Product developments, innovations and/or technological advances (collectively "Vendor Developments") relevant to the System prior to giving such notice to any other Customer or otherwise making any such Vendor Development public within the relevant marketplace; provided that the Vendor will not be obligated to provide the Owner such notice before any other Customer if doing so would not be reasonable under the circumstances and/or otherwise breach any contractual obligation to any other Customer; provided further that any such notice pursuant to this subsection 2.11.1 need not include any information originated by another
Customer which is proprietary to such other Customer of the Vendor. For the purposes of this subsection 2.11.1 the term "Vendor" includes the Vendor and its affiliates and subsidiaries.

             2.11.2 Participation in Testing. The Owner has the right, but not the obligation, to witness and/or participate in any initial testing and/or application of any such Vendor Development (other than a Vendor Development originated by another Customer which includes information which is proprietary to such other Customer); provided that any such initial testing of Vendor Developments will be subject to (i) scheduling as reasonably determined by the Vendor, (ii) the qualification that the Owner's PCS System or PCS Sub-System, as the case may be, meets the technical requirements for the testing of such Vendor Development as reasonably determined by the Vendor (or otherwise that the Owner is willing to update such PCS System or PCS Sub-System, as the case may be, to meet such requirements), (iii) the Owner's acknowledgement that it will be able to provide the resources necessary to implement the initial testing for such Vendor Development, and (iv) the Owner and the Vendor executing a verification office testing agreement that identifies the scope, terms, pricing, responsibilities and schedule related to the initial testing of such Vendor Development. The Vendor must provide the Owner at least thirty (30) days prior notice of its intent to test any such Vendor Development and upon the Owner's written request the Vendor will allow the Owner to participate in such testing upon terms and in a testing environment reasonably acceptable to the Parties at such time. The Owner will make its Test-bed Laboratory and/or certain of its PCS Systems and/or PCS Sub-Systems (following Final Acceptance thereof) available to the Vendor for any such testing in which the Owner has the right, and will have notified the Vendor of its desire, to participate in pursuant to the terms of this subsection 2.11.2. Where the Vendor and the Owner have agreed that the Owner's Test-bed Laboratory or PCS System and/or PCS Sub-System will be used as a test bed for Vendor Developments, the Owner will not unreasonably refuse the Vendor's requests for other Customers to observe the tests or to release results of the tests to other Customers; provided that the Owner will have had reasonable prior notice that the Vendor would like to have other Customers observe such testing and that the Vendor will remain liable in all respects pursuant to the terms of this Contract for the protection of Proprietary Information in connection with any such testing. The length of the prior notice period described above may be shortened to under thirty (30) days if necessary and appropriate under the circumstances, but in no event will any such prior notice period be less than ten (10) days.

             2.12  Safety.  To the extent the Vendor is in control of any System
Element Location, or other site within the System or any System Area during the term of this Contract (a "Vendor-Controlled Location") including, but not limited to, during the build-out of the Initial System, the Vendor will be solely responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with all such Vendor-Controlled Locations. The Vendor must materially comply with Applicable Laws and Applicable Permits and the Specifications bearing on safety of persons or property or protection against injury, damages or loss. The Vendor must provide a written report to the Owner describing fully all incidents affecting safety on any Vendor-Controlled Location and must also furnish to the Owner copies of all MSHA, OSHA and workers' compensation reports. The Vendor acknowledges and agrees that until Bolt-down of all of the PCS Products to be provided by the Vendor pursuant to the terms of this Contract on any given System Element Location (other than the Switch Site or the Test-bed Laboratory) within any given PCS System and/or PCS Sub-System is achieved the Vendor will be deemed to be in control of all Products, tools, designs, buildings, structures and/or Engineering (other than those Products, tools, designs, buildings, structures and/or Engineering specific to and necessary for Site Acquisition, Network Interconnection and/or Microwave Relocation) at, in or upon any such System Element Location within such PCS System and/or PCS Sub-System; provided that in any event for each such System Element Location the Vendor will always be deemed to be in control of such System Element Location until the Facilities
Preparation Services for such System Element Location have been completed in accordance with Exhibit B2.

             2.13 Emergencies. In the event of any emergency at a Vendor-Controlled Location endangering life or property, the Vendor must take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage or loss and will, as soon as possible, report any such incidents, including the Vendor's response thereto, to the Owner. Whenever, in the reasonable opinion of the Owner, the Vendor has failed to take sufficient precautions for the safety of the public or the protection of the Work or of structures or property on or adjacent to any Vendor-Controlled Location, creating, in the reasonable opinion of the Owner, an emergency requiring immediate action, then the Owner, after having given reasonable prior notice to the Vendor, may cause such sufficient precautions to be taken or itself provide such protection. The taking or provision of any such precautions or protection by the Owner or its agents or representatives will be for the account of the Vendor and the Vendor must reimburse the Owner for the cost thereof.

             2.14 Right of Inspection. The Owner, the parties providing financing in connection with the build-out of the Nationwide Network and their duly appointed representatives, including Inspectors (collectively "Reviewers"), will at all reasonable times have access to the various sites where the Vendor or its Subcontractors are prosecuting the Engineering, design, procurement, testing or manufacture of the Work; provided that this subsection 2.14 will not be presumed to give access to the Vendor's or its Subcontractors' sites to direct competitors of the Vendor provided that such sites are not otherwise Owner sites. For these purposes, reasonable access will be given during normal business hours to the Vendor's and its Subcontractors' plants, premises, storage and deposit areas, facilities and offices, sources of materials, Equipment being assembled, already assembled or in operation, Equipment being performance tested or tested to the Vendor's specifications and to any other places or areas occupied by the Vendor or its Subcontractors in connection with the Work. Notwithstanding anything herein to the contrary, any Reviewer's right of access to the Vendor's and/or the Subcontractors' plants, premises, storage and deposit areas, facilities and offices, sources of materials, Equipment being assembled, already assembled or in operation, Equipment being performance tested or tested to the Vendor's specifications and to any other places or areas occupied by the Vendor or its Subcontractors in connection with the Work will be subject to the reasonable confidentiality, safety and security requirements of same and further subject to such Reviewers' non-interference with the Work and other work being performed thereon. The Vendor must provide reasonable temporary office space (in the Vendor's facilities where such space is available) and services for the Reviewers to the extent necessary.

             2.15 Transportation. The Vendor must provide for the transport and delivery of all the Products to be delivered pursuant to, and in accordance with, the terms of this Contract. The costs for such transportation will be borne by the Vendor as part of the Contract Price; provided that the Owner will reimburse the Vendor for any costs incurred by the Vendor for any Extraordinary Transportation in such cases where the Vendor, subject to prior notice to the Owner, found it actually necessary to utilize such Extraordinary Transportation; provided, further that any amounts due to the Vendor from the Owner pursuant to the first proviso of this subsection 2.15 will be reduced by the amount of non-extraordinary transportation costs which otherwise would have been applicable to the transport of such Products.

             2.16 Security. Subject to subsection 2.12, during the course of the Work, the Vendor will perform the security services necessary to ensure the safety and security of the System Element Locations, the Products and/or other materials or designs relevant to the Work.

             2.17 Materials and Equipment. Except for materials or Equipment to be supplied by Subcontractors identified on part B of Schedule 7, whenever materials or Equipment are specified or described in this Contract (including the Specifications) by using the name of a proprietary item or the name of a particular supplier, the naming of the item is intended to establish the type, function and quality required, and substitute materials or Equipment may nonetheless be used, provided that such materials or Equipment are equivalent or equal to that named. If the Vendor wishes to furnish or use a substitute item of material or Equipment, the Vendor must first certify that the proposed substitute will perform at least as well the functions and achieve the results called for by this Contract, will be substantially similar or of equal substance to that specified and be suited for the same use as that specified. The Owner may require the Vendor to furnish, at the Vendor's expense, additional data about the proposed substitute as required to evaluate the substitution. For Major Portions of the Work, or materials or Equipment listed on part B of
Schedule 7, the Vendor must first receive prior written approval of the Owner for any substitution. The Owner will be allowed a reasonable time within which to evaluate each proposed substitute. Notwithstanding the foregoing, with respect to PCS Products, prior to the shipment of such PCS Products pursuant to the terms of this Contract, the Vendor may at any time without notice to or consent of the Owner make changes in a Vendor PCS Product furnished pursuant to this Contract, or modify the drawings and published specifications relating thereto, or substitute Products of similar or later design to fulfill its obligations under this Contract or otherwise fill an order, provided that the changes, modifications or substitutions will in no way affect or otherwise impact upon the form, fit, or function of an ordered Product pursuant to and in accordance with the applicable Specifications. With respect to changes, modifications and substitutions which do in fact affect the form, fit, or function of an ordered Product pursuant to and in accordance with the Specifications, the Vendor must notify the Owner in writing at least thirty (30) days prior to the effective dates of any such changes, modifications or substitutions. In the event that any such change, modification or substitution is not desired by the Owner, the Owner will notify the Vendor within thirty (30) days from the date of notice and the Vendor will not furnish any such changed Products to the Owner on any orders in process at the time the Owner is so notified; provided that nothing contained herein will otherwise modify the Vendor's obligations under the terms of this Contract.

             2.18 Equipment and Data. The Vendor must furnish all drawings, specifications, specific design data, preliminary arrangements and outline drawings of the Equipment and all other information as required in accordance with this Contract in sufficient detail to indicate that the Equipment and fabricated materials to be supplied under this Contract comply with the Specifications.

             2.19 References to Certain Sources. Reference to standard specifications, manuals or codes of any technical society, organization or association or to the laws or regulations of any Governmental Entity, whether such reference is specific or by implication, by this Contract, means the latest standard specification, manual, code, laws or regulations in effect at the time of such reference, except as may be otherwise specifically agreed to by the Owner. However, no provision of any reference, standard, specification, manual or code (whether or not specifically incorporated by reference in this Contract) will be effective to change the duties and responsibilities of the Owner, the Vendor, the Subcontractors or any of their consultants, agents or employees from those set forth in this Contract; provided that nothing contained in this Contract will require the Vendor to violate then existing and enforceable Applicable Laws.

             2.20 Operating Manuals. The Vendor will provide the Owner Operating Manuals in accordance with this subsection 2.20 as soon as they are reasonably available but in no event less than thirty (30) days prior to Substantial Completion of the Initial PCS System, the Vendor will provide the Owner with as many sets of the Operating Manuals for the entire System as the Owner then reasonably requires. The Operating Manuals will be prepared in accordance with the relevant Specifications and in sufficient detail to accurately represent the System and all of its component System Elements as constructed and will recommend procedures for operation. Operating Manuals with up to date (but not "as-built") drawings, specifications and design sheets will be available for the Training as set forth in subsection 2.23. All other Technical Documentation not already delivered to the Owner pursuant to the terms of the Contract must be delivered to the Owner within ten (10) days after the successful achievement of all Final Acceptance tests in accordance with Exhibit B3. The Owner will not be required to deliver the Final Acceptance Certificate until all such Technical Documentation has been so delivered (and Final Acceptance will not be deemed to have occurred earlier than the date that is ten (10) days prior to the date of delivery of such Technical Documentation).

                      2.20.1 AS Products and Services Operating Manuals. The Vendor will provide the Owner operating and instruction manuals for the AS Products and AS Services (the "AS Operating Manuals") in accordance with this subsection as soon as they are reasonably available but in no event later than the dates and times set forth in Appendix G. The Vendor will provide the Owner with the quantity of AS Operating Manuals set forth in the AS Statement of Work. The AS Operating Manuals will be prepared in accordance with the AS Statement of Work and in sufficient detail to accurately describe the opera-tions and instructions for the AS Products and all of such AS Products component parts and will recommend procedures for operation and maintenance.

                      2.20.2 OTAF Products and Services Operating Manuals. The Vendor will provide the Owner operating and instruction manuals for the OTAF Products and OTAF Services (the "OTAF Operating Manuals") in accordance with this subsection as soon as they are reasonably available but in no event later than the dates and times as set forth in the OTAF Statement of Work. The Vendor will provide the Owner with the quantity of OTAF Operating Manuals set forth in the OTAF Statement of Work. The OTAF Operating Manuals will be prepared in accordance with the requirements and specifications of the OTAF Statement of Work and in sufficient detail to accurately describe the OTA Products and Services (including SPARC/OTAF and SCP/OTAF) and will recommend procedures for OTAF operation and maintenance.

                      2.20.3 Actiview Products and Services Operating Manuals. The Vendor will provide the Owner operating and instruction manuals for the Actiview Products and Actiview Services (the "Actiview Operating Manuals") in accordance with this subsection as soon as they are reasonably available but in no event later than the dates and times set forth in the Actiview State-ment of Work. The Vendor will provide the Owner with the quantity of Acti-view Operating Manuals set forth in the Actiview Statement of Work. The Actiview Operating Manuals will be prepared in accordance with the Actiview Statement of Work and in sufficient detail to accurately describe the Acti-view Products (and all of their component parts) and Services and will recommend procedures for Actiview operation and maintenance.

             2.21 Maintenance and Instruction Manuals. The Vendor will provide the Owner Maintenance and Instruction Manuals in accordance with this subsection
2.21 as soon as they are  reasonably  available but in no event less than thirty
(30) days prior to Substantial Completion of the Initial PCS System, the Vendor must provide the Owner with as many sets of the Maintenance and Instruction Manuals for the entire System as the Owner then reasonably requires. The Maintenance and Instruction Manuals will be prepared in accordance with the Specifications and in sufficient detail to accurately represent the System and all of its component System Elements as constructed and will set forth procedures for inspection and maintenance. Maintenance and Instruction Manuals with up to date (but not "as-built") drawings, specifications and design sheets will be available for the Training set forth in subsection 2.23. The Maintenance and Instruction Manuals must include the volumes compiled by the Vendor containing all as-built Subcontractor furnished product data.

             2.22 Standards for Manuals. All Operating Manuals and Maintenance and Instruction Manuals required to be provided by the Vendor pursuant to this Contract must be:

             (a) detailed, comprehensive and prepared in conformance with the System Standards and generally accepted national standards of professional care, skill, diligence and competence applicable to telecommunications and operation practices for facilities similar to the System;

             (b) consistent with good quality industry operating practices for operating personal communications service systems of similar size, type and design;

             (c) sufficient to enable the Owner to operate and maintain each PCS System and/or PCS Sub-System in each System Area or System Sub-Area, as the case may be, and the System as a whole on a continuous basis; and

             (d) prepared subject to the foregoing standards with the goal of achieving operation of the System at the capacity, efficiency, reliability, safety and maintainability levels contemplated by this Contract and the Specifications and required by all Applicable Laws and Applicable Permits.

             In addition to, and without limiting the requirements set forth in the preceding sentence, the Operating Manuals and the Maintenance and Instruction Manuals will be submitted to the Owner in CD-ROM format (as soon as such format is available provided that such availability will be no later than December 1996) in addition to hard-copy volume format if so requested by the Owner. In addition to any of the Owner's other rights and remedies, the Owner will have the right to reject the Operating Manual and the Maintenance and Instruction Manuals if in its reasonable judgment any of the foregoing does not meet the standards set forth in this Contract.

             In addition to, and without limiting the requirements set forth in clauses (a) through (d) of this subsection 2.22, the AS Operating Manuals for the AS Products and Services will be submitted to the Owner in hard-copy volume format if so requested by the Owner. In addition to any of the Owner's other rights and remedies, the Owner will have the right to reject such AS Operating Manuals if in its reasonable judgment any of them do not meet the standards set forth in this Contract.

             In addition to, and without limiting the requirements set forth in clauses (a) through (d) of this subsection 2.22, the OTAF Operating Manuals and the OTAF Products and Services maintenance and instruction manuals (the "OTAF Maintenance and Instruction Manuals") for the OTAF Products and Services, will be submitted to the Owner in hard-copy volume format if so requested by the Owner. In addition to any of the Owner's other rights and remedies, the Owner will have the right to reject the OTAF Operating Manuals and OTAF Maintenance and Instruction Manuals if in its reasonable judgment any of the foregoing does not meet the standards set forth in this Contract. Furthermore, the Actiview Operating Manuals and the Actiview Products and Services maintenance and instruction manuals (the "Actiview Maintenance and Instruction Manuals") for the Actiview Products and Services, will be submitted to the Owner in hard-copy volume format if so requested by the Owner. In addition to any of the Owner's other rights and remedies, the Owner will have the right to reject such Actiview Operating Manuals and Actiview Maintenance and Instruction Manuals if in its reasonable judgment any of the foregoing does not meet the standards set forth in this Contract.

             2.23 Training. As more fully described below, starting at least one hundred and eighty (180) days prior to the Substantial Completion of the Initial PCS System, the Vendor must provide to the Owner a practical and participatory and, where feasible, on-site training program with respect to the System, which program will include technical education (collectively, the "Training"). The Vendor will provide, upon the Owner's prior written request and at the time or times mutually agreed in good faith by the Owner during the Initial Term of this Contract, (i) not less than a minimum of twelve thousand fifty (12,050) man-days of Training and Training materials for the Owner's personnel, at no cost to the Owner plus (ii) an additional one thousand (1,000) man-days of Training at no cost to the Owner for the SCP/HLRs and/or AM/HLRs. The Vendor will be required to commence provision of SCP/HLR training no later than October 1, 1996. The Owner will be responsible for the travel and living expenses of personnel receiving Training. Such Training must be kept current to encompass the latest Software and Equipment, or any other Software Revision Level and/or Equipment Revision Level directed by the Owner pursuant to the terms of this Contract. Subject to the foregoing, Training course size, content and material will be designed and agreed to by mutual consent between the Parties. The Vendor will conduct classes for the subjects described below:

             (a) Operations, maintenance and provisioning ("OM&P") Training will include System Training to technical personnel presumed not qualified or trained specifically on operating a PCS System and/or PCS Sub-System or the Equipment and/or Software included therein. The subject matter will include (i) a general overview of PCS/CDMA technology and the System, (ii) a System overview of the Equipment, Software initiation and configuration requirements, required interconnections, troubleshooting and testing requirements, recovery from System failures, and (iii) any other information necessary to successfully operate, maintain, or set up the Equipment and the Software to work in accordance with the System Element performance criteria set forth in Exhibit D, in each case so that each PCS System successfully operates in accordance with the performance criteria set forth in Exhibit F within its System Area;

             (b) The Vendor must provide PCS/CDMA qualified technical staff and material to train the Owner's personnel so as to enable them to train other personnel of the Owner (i.e., train the trainers) on the subject matter topics listed below. The Owner's personnel trained by the Vendor will be evaluated and certified by the Vendor upon successful completion of the course as competent to train other personnel of the Owner. Such content and materials may be tailored or customized by the Owner for internal use only and include, without limitation, Training with respect to the following topics:

                      (i)    System Element configuration;

                      (ii)   Communication interfaces and protocols;

                      (iii) Software operating system (current to the latest Software Revision Level);

                      (iv)   Database configuration, structure and content;

                      (v)    Database down loading;

                      (vi)   Program function;

                      (vii)  Stand-alone SCP/HLR operations;

                      (viii) OAM&P and AS Products operations;

                      (ix) SPARC/OTAF Products and Services and SCP/OTAF Prod-ucts and Services operations and maintenance;

                      (x)    Actiview operations and maintenance;

                      (xi)   Troubleshooting procedures; and

                      (xii) Other subject matter which is necessary or desirable to understand the operation of the System and maintenance of the System as well as any enhancements as they are added to the System and/or any part thereof.

             (c) Except for certain plug-in modules and certain Software delivered under this Contract, the Vendor does not provide, nor does this Contract require that the Vendor provide, Training, training manuals, Operating manuals or Maintenance and Instruction Manuals intended to make the Owner proficient in Installation of any of the Products furnished under this Contract. In the event that the Vendor should elect to provide training, documentation and/or test equipment to facilitate self-installation of the Products by a Customer purchasing PCS Products from the Vendor, the Vendor agrees to make such items available to the Owner under the Vendor's standard terms and conditions for such offering as they may exist from time to time subject to the Vendor's obligations under Section 26; and

             (d) Promptly upon execution of this Contract, the Vendor will establish a training coordinator, whose responsibility will be to work with the Owner to ensure that the Owner receives the Training set forth above. Such coordinator (or his or her replacement) will continue in such assignment until the earlier of (i) the Final Acceptance of the last PCS System within the Initial System, or (ii) receipt by the Owner of all of the Training required to be provided at no cost under this subsection.

             2.23.1  [INTENTIONALLY OMITTED]

             2.23.2 Actiview Training. Any Training for Actiview requested by the Owner and provided by the Vendor at the prices and terms set forth in the Actiview Statement of Work will be provided by the Vendor at the Owner's locations as such locations are designated by the Owner to the Vendor.

             2.24 Manuals and Training. The training and the documentation provided in connection herewith, including, without limitation, all documentation provided in CD-ROM format, and pursuant to subsections 2.20, 2.21 and 2.23 will be updated pursuant to and in accordance with all Product upgrades and/or modifications applicable to the System, any PCS System and/or any part thereof.

             2.25 Spare Parts. (a) Prior to the Substantial Completion of the Initial PCS System the Vendor and the Owner will agree, pursuant to and in accordance with the terms of this subsection 2.25, as to the type, quantity and storage location of the spare parts required to continually operate the Initial System as intended and in accordance with the Specifications. For a period of two (2) years following Final Acceptance of each PCS Sub-System, the Vendor will, if requested by the Owner, provide such spare parts at its own expense. Following the expiration of such two (2) year period, the Vendor will provide such spare parts pursuant to Schedule 12A and at the prices set forth on
Schedule 12B. After the expiration of such two (2) year period invoices for such System spare parts will be issued directly to the Owner and will be paid for directly by the Owner in accordance with the invoice and payment terms of this Contract. Any PCS spare parts applicable to the System utilized or withdrawn from any PCS System and/or PCS Sub-System during such two (2) year period will be promptly replaced by the Vendor at its own cost. With respect to such spare parts provided at the Vendor's expense, the Owner expressly agrees that (i) the Owner will not utilize such spare parts for increasing the performance or capacity of the PCS Sub-Systems and/or PCS Sub-Systems for which they were provided or otherwise expanding such PCS Sub-Systems and/or PCS Sub-Systems or any other PCS systems, (ii) until any such spare part is drawn from storage and utilized as a replacement in a PCS System and/or PCS Sub-System or until the Owner pays for such spare part, title to such spare part will remain with the Vendor, (iii) risk of loss of or damage to such a spare part will be with the Owner from the time of delivery to the Owner, and (iv) the Owner will, at its expense, return to the Vendor any Item replaced by a spare part delivered to the Owner pursuant to the terms of this subsection 2.25.

             (b) The Owner has the right to withhold from its final payment to the Vendor with respect to any PCS System and/or PCS Sub-System an amount equal to the Owner's reasonably estimated cost of any utilized spare parts for such PCS System and/or PCS Sub-System, as the case may be, not so replaced prior to Final Acceptance; provided that such withheld funds will be released upon such satisfactory replacement of such spare parts by the Vendor.

             (c) To the extent that System PCS spare parts need to be acquired from third party suppliers, the Vendor will use its reasonable efforts to obtain from suppliers a supply of System spare parts at no additional cost as part of the original Product package. To the extent that the Vendor is able to so obtain such System spare parts at no additional cost as part of the original Product package, it will provide such System spare parts to the Owner without cost (and without any charge for the procurement of such spare parts by the Vendor).

             2.26 System Support Services. The Vendor will provide the specified support services for the operation, maintenance and repair of the System and all Products to the extent set forth herein below and at the Annual Release Maintenance Fees.

                      2.26.1 Vendor Assistance. (a) Upon receipt of a request for technical assistance from the Owner, the nature of the problem will be iden-tified by the Owner, and a priority assigned by the Owner (upon discussion with the Vendor which in no event will require the agreement and/or consent of the Vendor) as either an emergency or non-emergency condition and resolution thereof will be expedited in accordance with the severity levels set forth be-low.

             (b) Following attempted corrective actions by the Owner in accordance with applicable Maintenance and Instruction Manuals provided by the Vendor, when the Vendor is notified by the Owner that the System, any PCS
System, any PCS Sub-System or any part thereof fails to operate in accordance with the Specifications, the Vendor will promptly commence and diligently pursue all reasonable efforts to identify the Defect or Deficiency and, in the event the Vendor has responsibility therefor, to correct such Defect or Deficiency.

             (c) The Vendor's correction of such Defects or Deficiencies in the System, any PCS System, any PCS Sub-System, or any part thereof, may take the form of new software codes, new or supplementary operating instructions or procedures, modifications of the software codes in the Owner's possession, or any other commonly used method for correcting Defects or Deficiencies in Software, as the Owner and the Vendor deem appropriate.

             (d)  When  appropriate,   the  Vendor  will  provide  non-emergency
technical support to the Owner via telephone, facsimile transmission, modem, or other means acceptable to the Owner during the Owner's normal business hours.

             (e) The Vendor will provide emergency technical assistance to the Owner via an ETA telephone number designated to the Owner in advance by the Vendor, twenty-four (24) hours per day, three hundred sixty-five (365) days per year.

             (f) The Vendor will provide remote intervention and assistance capability to the Owner for remotely accessing operating System Elements. Upon mutual agreement between the Parties, the Vendor may remotely access operating System Elements for the purpose of ETA.

                      2.26.2 Trouble Reports. From time to time, failures in, or degradation of, Products may cause services provided by the System to be ad-versely affected. It is necessary that immediate assistance be provided by the Vendor to allow the Owner to restore the affected service. Critical ser-vice outages that cannot be resolved by the Owner's field technicians or techni-cal support engineers using procedures described in the Operating Manuals, Maintenance and Instruction Manuals and Training will be transmitted to the Vendor as a Trouble Report ("TR"). The Vendor will assign an identi-fying number to each TR to aid in tracking its resolution. TRs will be imme-diately addressed by the Vendor through Emergency Technical Assistance under guidelines set forth in subsection 2.26.3. TRs may not be considered conclud-ed until the solution is concurred upon by an employee of the Owner within the Owner's operations control center ("OCC"). The root cause of problems re-sulting in TRs may be Defects or Deficiencies which must be corrected through Product or procedure changes. Problems with the System requiring such changes will be referred to the Vendor for action through a Customer Ser-vice Request ("CSR"). The Vendor is authorized by the Owner to install and integrate, at the Vendor's expense, any Software Upgrade or Software Enhancement pursuant to mutual agreements reached between the Vendor and the Owner.

                      2.26.3 Emergency Technical Assistance. (a) When a prob-lem is encountered that adversely affects service or performance with respect to the Products, any PCS System and/or PCS Sub-System, the System or any part thereof, in each case provided by the Vendor, an Owner maintenance techni-cian will attempt to repair or replace any malfunctioning Product adversely affecting such service or performance using the procedures recommended in the Maintenance and Instruction Manuals or the Operating Manuals. If unsuccess-ful, a technical representative of the Owner will consult the Vendor's desig-nated ETA group at the telephone number provided by the Vendor in subsection 2.26.3(c) below. Following receipt of notification by the ETA group, the ETA group will utilize all available technical resources and will ensure that a qualified technical engineer is communicating with the Owner's personnel regarding the problem on average within fifteen (15) minutes of any such noti-fication; provided that no single response will exceed thirty (30) minutes. If necessary and appropriate the Owner's technician will be dispatched to assist in the normal change-out of replaceable hardware units.


                      (b) A problem adversely affecting service that has a severity level defined below either as an "E1 Emergency Condition" or an "E2 Emergency Condition" is to be addressed under the ETA procedures set forth below in this subsection 2.26.3 and in subsection 2.26.4.

                 (i) An E1 Emergency Condition (this roughly corresponds to a Critical Condition in the Vendor's ISO 9001 documentation) means a problem resulting from any one or more of the following events:

                      o       [          ].

                      The Vendor must clear all E1 Emergency Conditions within twelve (12) hours of notification of their occurrence. Work must continue without any cessation until the defect causing the E1 Emergency Condition is solved or the severity thereof is reduced to a "P1 Major Condition", as defined below, or less.

                (ii) An E2 Emergency Condition (this roughly corresponds to Severity 1 Conditions in the Vendor's ISO 9001 documentation) means a problem resulting from any one or more of the following events:

                      o       [          ].

                      The Vendor must clear all E2 Emergency Conditions within twenty-four (24) hours of notification of such E2 Emergency Conditions. Work must continue without any cessation until the defect causing the E2 Emergency Condition is solved or the severity is reduced to a P1 Major Condition or less.

                      (c) In the event that an E1 Emergency Condition or an E2 Emergency Condition should remain unresolved following referral to the Vendor. by the Owner, the problem causing such condition must be reported to the levels of management set forth below (with comparable titles, if different) to ensure all available resources necessary to address the problem will be committed in accordance with the following:

             The following are the reporting levels if an E1 Emergency Condition or an E2 Emergency Condition is not resolved within the time periods set forth below, as amended from time to time with the reasonable acceptance of the Owner, following referral thereof to the Vendor by the Owner:

                Vendor Contact           Vendor Contact Name   Telephone Number

One hour    -- Technical Assistance Mgr.  to be designated     to be designated
Two hours   -- Customer Service Director  to be designated     to be designated
Three hours -- Customer Service AVP       R.B. Andrews         (708) 713-1500
Four hours  -- Vice President             R.G. Garriques       to be designated

         (d) If the Owner reasonably determines that the Vendor has not provided sufficient ETA to resolve any E1 Emergency Condition or E2 Emergency Condition on a timely basis, the Owner will be entitled to withhold all payments with respect to the affected PCS System and/or PCS Sub-System then due or outstanding prior to the date of such determination until such time as adequate ETA is provided to the Owner to resolve such Emergency Condition.

         (e) If an E1 Emergency Condition or an E2 Emergency Condition exists in a PCS System and/or PCS Sub-System prior to Final Acceptance of such PCS System or PCS Sub-System, as the case may be, the Vendor will use all reasonable efforts to deliver to the Owner each Software Upgrade and each Equipment Upgrade developed by or on behalf of the Vendor to resolve any E1 Emergency Condition or E2 Emergency Condition within forty-eight (48) hours following completion of development of such Software Upgrades or availability of such Equipment Upgrades.

         (f) The term "Non-Emergency Services" includes providing to the Owner any requested technical assistance and support, remote monitoring and outage review consultation and the handling of CSRs.

         (g) Technical assistance and support must be provided for the purpose of resolving non-emergency problems defined below as "P1 Major Condition", "P2 Significant Problem" and "P3 Minor Problem" which are reported to the Vendor.

                    (i) P1 Major Condition (this roughly corresponds to Severity 1 Conditions in the Vendor's ISO 9001 documentation) means any non-emergency failure of specific features or functions of the System, any PCS System, any PCS Sub-System or any Product that restricts its operations, but does not render the System, any PCS System, any PCS Sub-System or any Product inoperable, impact traffic capacity or coverage or require significant manual intervention for the System, any PCS System, any PCS Sub-System or any Product to operate properly and in accordance with its applicable Specifications. These events will include loss of diagnostic capabilities and loss of reporting functions. The Vendor will use all reasonable efforts to use by-pass or work-around procedures to alleviate such P1 Major Condition until it is corrected and, upon mutual agreement of the Parties, the Vendor will resolve such P1 Major Condition during the next available scheduled Software Upgrade or Equipment Upgrade.

                    (ii) P2  Significant  Problem (this roughly  corresponds  to
                         Severity 2 Conditions in the Vendor's ISO 9001 documentation) means any non-emergency, intermittently occurring problem related to specific primary functions or features or any inoperable secondary functions that do not have a significant adverse effect on the overall performance of the System, any PCS System, any PCS Sub-System or any Product. The Vendor will undertake appropriate and reasonable efforts to correct such P2 Significant Problem.

                    (iii)P3 Minor Problem (this roughly  corresponds to Severity
                         3 Conditions in the Vendor's ISO 9001 documentation) means any non-emergency problem that does not affect the performance or functions of the System, any PCS System, any PCS Sub-System or any Product, and, despite such problem, the System, any PCS System, any PCS Sub-System or any Product is fully operable without restrictions. Such P3 Minor Problems may include documentation inaccuracies, cosmetics, minor requests for changes or maintenance requests. The Vendor will undertake appropriate and reasonable efforts to correct such P3 Minor Problem.

         (h) Should a non-emergency problem remain unresolved for the period or periods of time set forth below following referral to the Vendor by the Owner, such problem must be reported to the levels of management set forth below to ensure all available resources necessary to correct such problem will be committed to address such problem pursuant to the following:

--------------------------------------------------------------------------------
                        REPORTING LEVELS IF NON-EMERGENCY
                             IS NOT RESOLVED WITHIN
-------------------- -------------------- -------------------- -----------------
CONDITION                  30 DAYS             45 DAYS             60 DAYS
-------------------- -------------------- -------------------- -----------------
P1                    Technical Manager     Customer Service    Vice President
Major Condition                               Director
-------------------- -------------------- -------------------- -----------------
P2                                         Technical Manager    Customer Service
Significant Problem                                               Director
-------------------- -------------------- -------------------- -----------------
P3                                                                Technical
Minor Problem                                                      Manager
-------------------- -------------------- -------------------- -----------------

         Non-emergency problems referred to the Vendor as a CSR will be resolved based upon the priority assigned to them as determined by the Owner or as mutually agreed by the Parties and, to the extent reasonably possible, will be incorporated into the next scheduled Software release.

                  2.26.4 ETA and CSR. In the event that emergency technical support provided from the Vendor's technical support center is not sufficient to resolve an E1 Emergency Condition, the Vendor must send a technically qualified person or persons to the site of such emergency condition or problem to assist the Owner's employees in solving such condition or problem. The Vendor's technically qualified person or persons must be on-site as soon as possible, but in no event more than twenty-four (24) hours after notification to the Vendor by the Owner, or at such later time as may be mutually agreed on by the Parties. In the event that emergency technical support provided from the Vendor's technical support center is not sufficient to resolve an E2 Emergency Condition, then the Parties will mutually agree to a desired course of action, which may include requiring the Vendor to send a technically qualified person or persons to the site of such emergency.

                  A CSR may be submitted by the Owner to request a repair or work-around of an emergency condition or repair of a non-emergency problem, or to request a Software Upgrade or an Equipment Upgrade or other Software or Equipment operational enhancement. The Owner's CSRs will define the condition or problem and state whether the Owner considers the CSR to be for a Software Upgrade or an Equipment Upgrade or other Software or Equipment operational enhancement. Changes to the System, any PCS System or any PCS Sub-System resulting from any CSR must be fully tested and accepted in accordance with the Specifications. The Vendor must respond to the submission of a CSR by the Owner within five (5) Business Days, acknowledging receipt of the CSR. Within thirty
(30) days of receipt of the CSR, the Vendor will respond to the CSR summarizing the Vendor's intended actions to handle the CSR. A CSR may result in System fixes or enhancements, or in Product modifications reasonably acceptable to the Owner.

                  Notwithstanding the above, no event, lack of functionality or failure of the Test-bed Laboratory will be assigned as an E1 Emergency Condition or E2 Emergency Condition. Any such event, lack of functionality or failure applicable to the Test-bed Laboratory, which would otherwise be assigned such a category in accordance with the definitions above, will be assigned a P1 Major Condition.

--------------------------------------------------------------------------------
         2.27 Supply of Additional Products. During the Initial Term of this Contract and for a period of three (3) years thereafter, the Vendor will make available for purchase by the Owner, on applicable terms and conditions set forth in this Contract or as otherwise mutually agreed between the Parties, PCS Products to enable the Owner to expand the System and/or any PCS System and/or any PCS Sub-System and/or any part thereof, which Products will provide equivalent functionality for and will be compatible with the System or any such PCS System or PCS Sub-System at such time. Nothing herein will be deemed to prohibit the Vendor from designating any specific PCS Products as Discontinued Products in accordance with Section 10 of this Contract.
--------------------------------------------------------------------------------

         2.28 Review of Contract. The Vendor has examined in detail and carefully studied and compared the Contract with all other information furnished by the Owner and has promptly reported to the Owner any material errors, inconsistencies or omissions so discovered or discovered by any of the Subcontractors. The Vendor will not prosecute any Major Portion of the Work knowing that it involves a material error, inconsistency or omission in the Contract without prior written notice to and approval by the Owner. If for any reason the Vendor violates this subsection 2.28, the Vendor will, in addition to being subject to any other remedies of the Owner, assume responsibility for such violation and, in such case, will be deemed to have waived any claims for an adjustment in any of the Specifications and/or System Standards which results directly from any such error, inconsistency or omission. This subsection 2.28 does not, nor will be deemed to, in any manner limit the terms of subsection 2.39.

         2.29 Licenses, Permits and Approvals. Except as otherwise provided for herein with respect to Site Acquisition, Microwave Relocation and Network Interconnection, any Applicable Permits (in connection with the Vendor's Work) required by any Government Entity relating to the manufacture, importation, safety or use of the Products, the System, any PCS System or any PCS Sub-System throughout the United States or in any state or any political sub-division thereof will be the sole responsibility of the Vendor. Prior to the commencement of any Work and/or other activities by the Vendor or any of its Subcontractors in connection with or pursuant to this Contract, upon request of the Owner the Vendor will furnish the Owner with evidence that such Applicable Permits have been obtained and are in full force and effect to the extent that Applicable Permits are necessary for the commencement or undertaking of such activities, and from time to time thereafter the Vendor, upon the reasonable request of the Owner, will provide such further evidence as the Owner will deem reasonably necessary.

         2.30 Eligibility under Applicable Laws and Applicable Permits. The Vendor will be responsible for ensuring that the Vendor and its Subcontractors are and remain eligible under all Applicable Laws and Applicable Permits to perform the Work under this Contract in the various jurisdictions involved.

         2.31 Customs Approvals. The Owner agrees to reasonably assist, so long as such assistance will not involve the incurrence of any costs or expenses by the Owner, the Vendor to obtain and maintain (i) Applicable Permits for importation into the Products on a duty and customs free basis and (ii) entry or work permits, visas or authorizations required for personnel engaged by the Vendor to perform Work under this Contract.

         2.32 Owner Participation. In addition to the right of observation contained in subsection 9.4 hereof, the Owner will be entitled to participate in the Vendor's research and development activities (subject to the reasonable acceptance of the Vendor) and product development and testing activities pursuant to this Contract (other than research and development activities originated by another Customer which is proprietary to such other Customer); provided that such observation and participation will not affect the Vendor's responsibilities and warranties hereunder and will not otherwise interfere with the Vendor's research and development activities. Nothing contained in this subsection 2.32 purports to grant the Owner rights to the Vendor's research and development other than such rights otherwise granted to the Owner pursuant to the terms of this Contract or as otherwise mutually agreed by the Parties at such time.

         2.33 New Development Advisory Board. In order to accommodate the Owner's participation pursuant to this Contract, including, without limitation, pursuant to subsections 2.11 and 2.32, the Owner and the Vendor will establish an NDAB within sixty (60) days of the Effective Date. The purpose of the NDAB will be to review the development requirements and high level development milestones, to ensure that the Vendor understands the Owner's requirements for each PCS System, each PCS Sub-System the System, and/or any extensions thereto, including, without limitation, any subsequent Products and/or enhancements. The NDAB will provide an executive forum to discuss product ideas, Owner requirements and its recommended development prioritization for improved infrastructure-based subscriber features and System features, functions and capabilities. The focus of the NDAB will be on System features and services, new PCS Products, System enhancements, critical operational issues, future developments beyond CDMA cellular without the need for System additions and on such other matters as the Parties mutually agree upon from time to time.

         2.34 Market Development Manager. The Vendor will provide a market development manager to coordinate the efforts of the Vendor in meeting its obligations relating to the NDAB who will specifically focus on new Products, CDMA services and features. Such market development manager must be knowledgeable in CDMA technology and the Owner's System and must work closely, and on a regularly scheduled basis, with the Owner's senior engineering and marketing personnel on feature development, feature roll-out, future road maps for PCS Products, and any other marketing aspect of providing PCS that the Owner believes is beneficial to the System and/or any PCS System and/or any PCS Sub-System at such time. The Vendor's market development manager and the manager's staff will serve as the Owner's direct liaison with the Vendor to ensure that the Vendor's product development teams are focusing on the Owner's priorities as described to the Vendor by the Owner from time to time either through the NDAB or by any other means acceptable to the Parties. Nothing contained in this subsection 2.34 will in any way limit and/or modify the Owner's ability to enforce its rights under this Contract or to otherwise maintain contacts with the Vendor in any other way it sees fit.

         2.35 Further Assurances. The Vendor will execute and deliver all further instruments and documents, and take all further action, including, but not limited to, assisting the Owner in filing notices of completion with the appropriate state and local lien recording offices, that may be necessary or that the Owner may reasonably request in order to enable the Vendor to complete performance of the Work or to effectuate the purposes or intent of this Contract.

         2.36 Liens and Other Encumbrances. (a) In consideration of the mut-ual undertakings herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Vendor:

               (i) covenants and agrees to protect and keep free the System and/or any PCS System and/or any PCS Sub-System and any and all interests and estates therein, and all improvements and materials now or hereafter placed thereon under the terms of this Contract, from any and all claims, liens, charges or encumbrances of the nature of mechanics, labor or materialmen liens or otherwise arising out of or in connection with performance by any Subcontractor, including services or furnishing of any materials hereunder, and to promptly have any such lien released by bond or otherwise;

              (ii)  will  give   notice   of  this   subsection   2.36  to  each
         Subcontractor before such Subcontractor furnishes any labor or materials for the System and/or any PCS System and/or any PCS Sub-System; and

             (iii) will make any and all filings reasonably requested by the Owner in order that the Owner may take advantage of the relevant local mechanics' lien waiver procedures with respect to mechanics' liens of any such Subcontractor.

         (b) If any laborers', materialmen's, mechanics', or other similar lien or claim thereof is filed by any Subcontractor, the Vendor will cause such lien to be satisfied or otherwise discharged, or will file a bond in form and substance satisfactory to the Owner in lieu thereof within ten (10) days of the Vendor's receipt of notice of such filing. If any such lien is filed or otherwise imposed, and the Vendor does not cause such lien to be released and discharged forthwith, or file a bond in lieu thereof, then, without limiting the Owner's other available remedies, the Owner has the right, but not the obligation, to pay all sums necessary to obtain such release and discharge or otherwise cause the lien to be removed or bonded to the Owner's satisfaction from funds retained from any payment then due or thereafter to become due to the Vendor.

         (c) The Owner reserves the right to post or place within the System and/or any PCS System and/or any PCS Sub-System notices of non-responsibility or to do any other act required by Applicable Law, to exempt the Owner and the System from any liability to third parties by reason of any work or improvements to be performed or furnished hereunder; provided that failure by the Owner to do so will not release or discharge the Vendor from any of its obligations hereunder.

         2.37 Forecasting and Ordering. Throughout the Term of this Contract, on a monthly basis commencing on the Effective Date, the Owner will provide the Vendor with rolling twelve-month forecasts of its ongoing Product and Service requirements. Such forecasts will, to the extent applicable, include, but not be limited to, the Owner's Site Acquisition, Switch Site Ready Date, Network Interconnection and Microwave Relocation progress to such date. Upon the review and reasonable acceptance of such forecasts by the Vendor pursuant to the terms of this Contract, the Owner will have the right, but not the obligation, to confirm to the Vendor its orders for the Products and Services set forth in such forecasts pursuant to the Owner's delivery to the Vendor of formal written orders specifying the Products and/or Services to be purchased in connection with the terms of this Contract. The Vendor's obligation to deliver in accordance with accepted forecasts will be subject to receipt of the Owner's orders in accordance with the applicable ordering procedures. If the Owner fails to deliver any forecast pursuant to this subsection 2.37 for any reason, the Vendor will be responsible for asking the Owner to actually deliver such forecast to the extent it requires such forecast at such time.

         2.38 Microwave Relocation; Network Interconnection. (a) The Vendor will not be responsible for Microwave Relocation within the System. Unless otherwise waived by the Owner, however, completion of Microwave Relocation in any given System Area or System Sub-Area will be a prerequisite to the commencement of the Substantial Completion testing to be performed by the Vendor in accordance with Exhibit B3 in such System Area or System Sub-Area. The Owner may at its option choose instead to modify the System performance criteria as set forth in Exhibit F by way of a Change Order in order to account for the failure to fully and/or satisfactorily complete Microwave Relocation in any such System Area or System Sub-Area such that Substantial Completion testing in accordance with the requirements of Exhibit B3 may proceed. Notwithstanding anything stated herein to the contrary (other than clause (b) below), the Owner's failure and/or inability to fully complete Microwave Relocation in any such System Area or System Sub-Area within twelve (12) months of Milestone 6 (as set forth in Exhibit A1) (the "Microwave Delay Period") will entitle the Vendor to otherwise commence Substantial Completion testing (as deemed applicable and appropriate pursuant to good faith mutual agreement between the Parties at such time) for the PCS System or PCS Sub-System in such System Area or System Sub-Area, as the case may be, in accordance with Exhibit B3. Pursuant to the requirements of Exhibits A1, B1 and B3 with respect to any PCS System or any PCS Sub-System within the System the Owner may, upon the prior written request of the Vendor, consent (such consent not to be unreasonably withheld) to extend the scheduling of the Vendor's Substantial Completion testing by not more than an additional sixty (60) days pursuant to Milestone 8 in the event that more than ten percent (10%) of the System Element Sites in such PCS System or PCS Sub-System as set forth in the Final Site Count for such PCS System or PCS Sub-System require Vendor optimization pursuant to Exhibit B1 that was otherwise delayed due to incomplete Microwave Relocation in such PCS System or PCS Sub-System immediately prior to the date scheduled for Substantial Completion testing pursuant to Milestone 8 (as set forth on Exhibit A1).

         (b) The Vendor will not be responsible for Network Interconnection within the System. In any given System Area or System Sub-Area, completion of Network Interconnection in such System Area or System Sub-Area at least sixty
(60) days (or as otherwise mutually agreed between the Parties at such time) prior to Milestone 7 (as set forth on Exhibit A1) will be a prerequisite to the Vendor's obligation pursuant to the terms of this Contract to successfully achieve Milestone 7 (as set forth in Exhibit A1) in such System Area or System Sub-Area.

         2.39 Vendor To Inform Itself Fully; Waiver of Defense. (a) The Vendor will be deemed to have notice of and to have fully examined and approved the Specifications and all other documents referred to herein, and all drawings, specifications, schedules, terms and conditions of this Contract, regulations and other information in relation to this Contract and/or any amendments, modifications or supplements thereto at any time on or after the Effective Date and to have fully examined, understood and satisfied itself as to all information of which the Vendor is aware or should have been aware and which is relevant as to the risks, contingencies and other circumstances which could affect this Contract and in particular the installation of the System, any PCS System, any PCS Sub-System or any part thereof. The Owner, its directors, officers, employees and agents and all of them have no liability in law or equity or in contract or in tort with respect to any such specifications, drawings, information, risks, contingencies or other circumstances.

         (b) The fact that the Owner may have prepared or taken part in the preparation of Specifications, documents, drawings, Engineering, designs, specifications, schedules, terms or conditions, or may have designated particular types of Products and/or Services to be furnished hereunder or designated particular manufacturers or suppliers of Products or Services, or may have taken part in the designation of any particular Subcontractor(s) or subcontractor(s), or given vetoes or approvals with respect to the Work, or otherwise become involved in the Work, will not give rise to any claim by the Vendor or any Subcontractor or any defense to any warranty or other claims asserted against the Vendor or any Subcontractor to the extent that any such claim or defense arises out of any specifications, drawings, documents, or other information, which the Vendor is deemed to have had notice of pursuant to subsection 2.39(a) above and with respect to any such information arising after the Effective Date which the Vendor had a reasonable opportunity to review.

         2.40 CMI/HIC. From time to time throughout the Term of this Contract the Parties may mutually agree as to the incorporation and integration of CMI/HIC into the System in accordance with Exhibit D.

         2.41 Site Acquisition Delay Testing. In any given System Area or System Sub-Area within the Initial System, in the event Site Acquisition Substantial Completion is delayed more than one hundred and fifty (150) days beyond the forecasted date for Site Acquisition Substantial Completion as set forth in the M5 Forecast (the "Site Acquisition Delay Period") provided to the Vendor with the Build Notice applicable to such System Area or System Sub-Area, as the case may be, due solely to the Owner's inability to achieve sufficient Site Acquisition in such System Area and/or System Sub-Area, as the case may be, the Vendor will have the right, but not the obligation, to commence Substantial Completion testing (as deemed applicable and appropriate pursuant to good faith mutual agreement between the Parties at such time but in any event to be completed within thirty (30) days of such commencement) for that portion of the otherwise incomplete PCS System or PCS Sub-System, as the case may be, in which the Vendor has (i) completed all applicable Facilities Preparation Services and
(ii) fully Installed, to the extent possible at such time, all such Products to be Installed by the Vendor or its Subcontractors on otherwise fully constructed System Element Locations within such PCS System or PCS Sub-System. Subject to
Section 6, in the event the Vendor successfully completes such modified Substantial Completion testing for such Installed portion of such otherwise incomplete PCS System or PCS Sub-System, as the case may be, pursuant to and in accordance with this subsection 2.41 and Exhibit B3, the Vendor will be entitled to such portion of the payments that otherwise would be made by the Owner pursuant to subsection 6.3(b) as applicable only to those Services and Products actually provided by the Vendor pursuant to and in accordance with the terms of this Contract in such portion of the otherwise incomplete PCS System and/or PCS Sub-System, as the case may be, that was subject to testing pursuant to this subsection 2.41. Nothing contained herein to the contrary will in any way modify the Vendor's obligations as to the completion and testing of the remaining portion of such PCS System pursuant to and in accordance with the terms of this Contract, including but not limited to the Project Milestones set forth in Exhibit A1. Nothing contained herein to the contrary will in any way require the Owner to pay the Vendor amounts already paid or otherwise provided for pursuant to any other provision of this Contract.


                              SECTION 3 AFFILIATES

         3.1 Additional Affiliates. On a quarterly basis commencing on the Effective Date and during the term of this Contract, the Owner may, upon fifteen
(15) days' prior written notice to the Vendor, designate any Person who has been licensed or has access to or rights to use licenses for PCS in the United States which is not an Initial Affiliate as an "Additional Affiliate"; provided that the Vendor will have a reasonable opportunity to review and approve such designation, such approval not to be unreasonably withheld, based upon (i) reasonable credit criteria within the context of the PCS industry, (ii) the fact that such proposed Additional Affiliate has not in the past materially breached prior material agreements with the Vendor, (iii) the fact that the proposed Additional Affiliate is not, at the time of such determination, a direct competitor to the Vendor in the wireless telecommunications business and (iv) the fact that the proposed Additional Affiliate is not, at the time of such determination, otherwise engaged with the Vendor in a material agreement for the purchase and/or supply of PCS CDMA wireless technology; and provided, further, that (x) the Owner, any Partner or any Initial Affiliate has at least a ten percent (10%) equity ownership in such Person, (y) such Person is controlled by or under the common control with the Owner, any Partner or any Initial Affiliate or (z) there exists between the Owner and such Person an Additional Affiliate Arrangement.

         3.2 Agreements with Initial Affiliates. During the term of this Contract, the Owner will have the right, but not the obligation, to require that the Vendor enter into separate agreements with any Initial Affiliate designated by the Owner (each, an "Initial Affiliate Agreement") for the supply of Products and Services on similar terms and conditions as those set forth herein that relate to the initial build-out of the Initial System as set forth on Schedule 4; provided that the Vendor will not be required to include in any Initial Affiliate Agreement any provisions substantially similar to those set forth in subsections 2.3(a), 2.5, 2.23 (but only to the extent of the specific amounts set forth in such subsection 2.23), 3.1, 3.3, 11.7, 15.1, 21.1, 24.1 and 27.5;
and provided further that after the date on which Final Acceptance of the last PCS System to reach Final Acceptance has occurred, Initial Affiliate Agreements (whether or not executed prior to such date) need not contain or retain substantially the same terms and conditions as those set forth herein, except for those terms and conditions related to pricing and warranties as are then available to the Owner pursuant to this Contract. Any Initial Affiliate that enters into an Initial Affiliate Agreement with the Vendor will have the right to choose among the Products and Services offered to the Owner under this Contract solely for use within the Nationwide Network.

         3.3 Agreements with Additional Affiliates. During the term of this Contract, the Owner will have the right, but not the obligation, to require that the Vendor enter into separate agreements with any Additional Affiliate designated by the Owner (each, an "Additional Affiliate Agreement") for the supply of Products and Services at similar price and warranty terms as are then available to the Owner pursuant to the terms of this Contract. The Vendor must enter into good faith negotiations for the establishment of such Additional Affiliate Agreements with any such Additional Affiliate promptly upon the designation of such Additional Affiliate by the Owner and upon notice to the Vendor that such Additional Affiliate desires to enter into an Additional Affiliate Agreement. Any Additional Affiliate that enters into an Additional
Affiliate Agreement with the Vendor will have the right to choose among the Products and Services offered to the Owner under this Contract solely for use within the Nationwide Network.

         3.4 Affiliate Rights. Notwithstanding anything herein contained to the contrary, Affiliates will not be deemed third party beneficiaries to this Contract or otherwise have any rights hereunder. Only the Owner may designate a Person as an Affiliate in accordance with the terms of this Section 3 and only the Owner has the right and/or the ability to enforce any rights hereunder against the Vendor.


                            SECTION 4 SUBCONTRACTORS

         4.1 Subcontractors. The Vendor will select Subcontractors in connection with the performance of the Work such that all Products and Services provided by any such Subcontractors meet the System Standards and reliability and performance requirements set forth in this Contract. Regardless of whether or not the Vendor obtains approval from the Owner of a Subcontractor or whether the Vendor uses a Subcontractor recommended by the Owner, use by the Vendor of a Subcontractor will not, under any circumstances: (i) give rise to any claim by the Vendor against the Owner if such Subcontractor breaches its subcontract or contract with the Vendor; (ii) give rise to any claim by such Subcontractor against the Owner; (iii) create any contractual obligation by the Owner to the Subcontractor; (iv) give rise to a waiver by the Owner of its rights to reject any Defects or Deficiencies or Defective Work; or (v) in any way release the Vendor from being solely responsible to the Owner for the Work to be performed under this Contract.

         4.2 The Vendor's Liability. The Vendor is the general contractor for the Work and remains responsible for all of its obligations under this Contract, including the Work, regardless of whether a subcontract or supply agreement is made or whether the Vendor relies upon any Subcontractor to any extent. The Vendor's use of Subcontractors for any of the Work will in no way increase the Vendor's rights or diminish the Vendor's liabilities to the Owner with respect to this Contract, and in all events, except as otherwise expressly provided for herein, the Vendor's rights and liabilities hereunder with respect to the Owner will be as though the Vendor had itself performed such Work. The Vendor will be liable for any delays caused by any Subcontractor as if such delays were caused by the Vendor.

         4.3 No Effect of Inconsistent Terms in Subcontracts. The terms of this Contract will in all events be binding upon the Vendor regardless of and without regard to the existence of any inconsistent terms in any agreement between the Vendor and any Subcontractor whether or not and without regard to the fact that the Owner may have directly and/or indirectly had notice of any such inconsistent term.

         4.4 Assignability of Subcontracts to Owner. Each agreement between the Vendor and a Subcontractor must contain a provision stating that, in the event that the Vendor is terminated for cause, convenience, abandonment of this Contract or otherwise, (i) each Subcontractor will continue its portion of the Work as may be requested by the Owner and (ii) such agreement permits assignment thereof without penalty to the Owner and, in order to create security interests, to the Other Vendors, in either case at the option of the Owner and for the same price and under the same terms and conditions as originally specified in such Subcontractor's agreement with the Vendor.

         4.5 Removal of Subcontractor or Subcontractor's Personnel. The Owner has the right at any time to require removal of a Subcontractor and/or any of a Subcontractor's personnel from Work on the System upon reasonable grounds and reasonable prior notice to the Vendor. The exercise of such right by the Owner will have no effect on the provisions of subsections 4.1 and 4.2.

         4.6 Subcontractor Insurance. The Vendor must require its Subcontractors to obtain, maintain and keep in force during the time they are engaged in providing Products and Services hereunder adequate insurance coverage consistent with Section 18 and Schedule 6 (provided that the maintenance of any such Subcontractor insurance will not relieve the Vendor of its other obligations pursuant to Section 18 and Schedule 6). The Vendor will, upon the Owner's request, furnish the Owner with evidence of such insurance in form and substance reasonably satisfactory to the Owner. All such insurance will be subject to the Owner's approval. All Subcontractors must be of bondable financial condition. Nothing herein will be deemed to bar the Vendor or any Subcontractor from obtaining such insurance on a project basis for each of the Subcontractors participating in such project.

         4.7 Review and Approval not Relief of Vendor Liability. Any inspection, review or approval by the Owner permitted under this Contract of any portion of the Work by the Vendor or any Subcontractor will not relieve the Vendor of any duties, liabilities or obligations under this Contract, but nothing contained in this subsection 4.7 will be deemed a bar of any waiver given by the Owner to the Vendor pursuant to and in accordance with the terms of this Contract.

         4.8  Vendor  Warranties.  Except as  otherwise  expressly  provided  in
Section 17, the warranties of the Vendor pursuant to Section 17 will be deemed to apply to all Work performed by any Subcontractor as though the Vendor had itself performed such Work. Except as otherwise specifically provided in Section 17, the Parties agree that such warranties will not be enforceable merely on a "pass-through" basis. The Owner may, but will not be obligated to, enforce such warranties of any Subcontractor to the extent that the Owner determines that the Vendor is not paying and/or performing its warranties; provided that any such election by the Owner will not relieve the Vendor from any obligations or liability with respect to any such warranty.

         4.9 Payment of Subcontractors. The Vendor must make all payments to all Subcontractors (except in the case of legitimate disputes between the Vendor and any such Subcontractor arising out of the agreement between the Vendor and such Subcontractor) in accordance with the respective agreements between the Vendor and its Subcontractors such that Subcontractors will not be in a position to enforce liens and/or other rights against the Owner, the System or any part thereof.


                           SECTION 5 TERM OF CONTRACT

         5.1 Initial Term. The initial term of this Contract (the "Initial Term") is ten (10) years from the Effective Date, subject to the terms and conditions of this Contract including, without limitation, the termination provisions set forth in Section 24.

         5.2 Renewal. This Contract is subject to renewal for one year periods (all such periods plus the Initial Term, the "Term") following the expiration of the Initial Term, on the same terms and conditions contained herein, unless either Party gives notice to each other Party of its intention not to renew this Contract within ninety (90) days prior to the expiration of the then current Term.

                          SECTION 6 PRICES AND PAYMENT

         6.1 Prices. The prices for the Work to be performed pursuant to this Contract (collectively, the "Contract Price") are as set forth on Schedules 2 and 3, subject to the price variation provisions contained on Schedule 2. Notwithstanding the prices set forth on Schedules 2 and 3 and the Contract Price, the Vendor will provide the Owner credits in aggregate value not to exceed [ ] dollars ($[ ]) to purchase any Products in the following System Areas (and any and all System Sub-Areas included therein) and in the following amounts per such System Areas:

                       System Area              Credit Amount

                         Detroit                   $[ ]
                        Milwaukee                  $[ ]
                          Denver                   $[ ]
                        Salt Lake                  $[ ]
                         Spokane                   $[ ]

The Owner is also entitled to additional purchase credits of up to [_________] dollars ($[__________]) to be applied in the Owner's discretion to the purchase of any Products in any or all of the above listed System Areas (and any and all System Sub-Areas included therein). At any time during the Term of this Contract that the Owner wishes to apply the purchase credits referenced in this subsection 6.1 to any of its Product purchases for the System Areas listed immediately above, the Owner must notify the Vendor of its intent to do so and it will be the Vendor's sole responsibility, throughout the Term of this Contract, to keep account of the remaining purchase credits available to the Owner. Prices for the Work not otherwise set forth on Schedules 2 or 3, if not otherwise set forth in this Contract, will be no greater than the Vendor's best list prices then in effect at the time of ordering by the Owner (as established by the Vendor's then applicable Customer Price Guide for sales in the United States) and at discounts otherwise provided to the Owner pursuant to the terms of this Contract. Notwithstanding the foregoing, the aforesaid credits may not be applied to the purchase of any OTAF Products or Services and/or any Actiview Products or Services.

         6.2 Price Reduction. The Contract Price will be reduced by all amounts saved as a result of Engineering changes suggested by the Owner which are incorporated into the Specifications by the Vendor provided that the Vendor reasonably believes that such changes will not make it impossible or impracticable to comply with any of its obligations under this Contract, including, without limitation, those Vendor obligations relating to the performance criteria applicable to the System. Any reduction in Contract Price pursuant to the preceding sentence will be agreed upon promptly by the Owner and the Vendor. Failure of the Parties to mutually agree to such price reductions within ten (10) days from the date the Owner delivered written notice to the Vendor of the need for such price reduction due to incorporated Engineering changes will result in the automatic reference of such matter to dispute resolution in accordance with subsection 23.1. During the pendency of any such dispute resolution prices payable pursuant to subsection 6.1 will be payable by the Owner to the Vendor at the reduced level pursuant to this subsection 6.2. If in accordance with subsection 23.1 such dispute resolution results in a finding that such price reduction was not in fact justified then the Owner will reimburse the Vendor the amounts that would otherwise have been payable to the Vendor during the pendency of such dispute resolution.

                  6.2.1 TCU Payments. Notwithstanding anything contained in this
Section 6 to the contrary, the Owner will purchase and the Vendor will provide the first eleven thousand one hundred (11,100) TCUs at a price of two thousand three hundred fifteen dollars ($2,315.00) each. Any additional TCUs purchased by the Owner in excess of eleven thousand one hundred (11,100) TCUs will be sold by the Vendor to the Owner for one thousand five hundred five dollars ($1,505.00) each. From July 15, 1997 through December 31, 1997, the Vendor will provide one
(1) HCU free of charge for every four (4) TCUs purchased by the Owner at the one thousand five hundred five dollars ($1,505.00) price per unit. At any time after December 31, 1997, any TCUs or HCUs purchased by the owner will be provided at the prices otherwise set forth in Schedules 2 and 3 to the Contract.

                  6.2.2 Additional Cabinet Payments. Notwithstanding anything contained in this Section 6 to the contrary, the Vendor shall supply to the Owner at the Vendor's sole cost and expense any and all equipment (including any and all power supplies, cables, cabinets, T-1 facilities and any other ancillary equipment), labor, materials and services, including installation and de-installation, in connection with the supply of additional cabinets to the Owner where a requirement for more than twenty four (24) Channels already exists or such a requirement arises before the later of (i) July 15, 1997 and (ii) the first general availability of any HCU(s) by the Vendor to the Owner. On or before November 15, 1997, the Owner will advise the Vendor of its requirements concerning disposition of the TCUs purchased for one thousand five hundred five dollars ($1,505.00) each and any additional cabinets provided by the Vendor to accommodate TCUs in excess of the first eleven thousand one hundred (11,100) TCUs. If the Owner elects to redeploy or retain any such additional TCUs and/or cabinets, the Vendor may invoice the Owner for such additional Equipment based upon the applicable prices set forth in Schedules 2 and 3 to the Contract. The Vendor will be responsible for any and all costs arising out of or in connection with deinstallation and/or removal of any such additional Equipment.

         6.3 Payments. Except with respect to Facilities Preparation Services, RF Engineering, SCP/HLR Products, AS Products and Services, OTAF Products and Services and Actiview Products and Services as set forth below, an invoice may be submitted to the Owner only after shipment of a Product or performance of a Service. Invoices for Products delivered and Services performed for any given PCS System or PCS Sub-System on or prior to Final Acceptance of the PCS System and/or PCS Sub-System to which such invoices relate are payable in the following manner:

         (a) [__________] percent of the amount of each invoice will be paid within [__________] days from receipt of the invoice by the Owner;

         (b) [__________] percent of the amount of such invoice will be paid within [_________] days from the later of (i) Substantial Completion of the PCS System or PCS Sub-System to which such invoice relates and (ii) receipt of the invoice by the Owner;

         (c) subject to subsection 6.3(d) below, [__________]percent of the amount of the invoice will be paid within [__________] days from the later of
(i) Final Acceptance of a PCS System to which such invoice relates and (ii) receipt of the invoice by the Owner. The Owner will not be obligated to make any such Final Acceptance payment pursuant to this subsection 6.3(c) to the Vendor for any PCS System or PCS Sub-System within the Initial System, until and unless the SCP/HLRs to be delivered and installed in accordance with the SCP/HLR Specifications are so delivered and installed and operating in accordance with such SCP/HLR Specifications;

         (d) Notwithstanding anything stated in this subsection 6.3 to the contrary, upon the Final Acceptance of any PCS Sub-System, the Owner will only be required to pay to the Vendor [__________]percent of the amount of the invoice applicable to such PCS Sub-System within thirty (30) days from the later of (i) Final Acceptance of such PCS Sub-System and (ii) receipt of the invoice applicable to such PCS Sub-System by the Owner. The Owner will pay the remaining [__________] percent of the amount of the invoice applicable to such PCS
Sub-System upon the earlier of (i) ninety (90) days after the date of Final Acceptance of such PCS Sub-System and (ii) the Final Acceptance of the next succeeding PCS Sub-System within such PCS System; and

         (e) Pursuant to subsection 2.6(d) and provided that any MSCs sought to be covered hereby have in fact been installed by the Vendor in accordance with subsection 2.6(d), the Owner will pay to the Vendor [__________] percent of the price invoiced to the Owner for any MSC within any PCS System within the Initial System upon the Vendor's successful achievement of Milestone 5 (as set forth in Exhibit A1) in such PCS System and an additional [__________] percent of the price invoiced to the Owner for any such MSC upon the Vendor's successful achievement of Milestone 8 (as set forth in Exhibit A1) in such PCS System. All other amounts payable by the Owner to the Vendor for MSCs within any PCS System within the Initial System will be otherwise payable in accordance with the terms of this Contract provided that the Owner will not be obligated to make any payments to the Vendor for MSCs pursuant to subsection 6.3(b) to the extent it made any payments for any such MSCs pursuant to this subsection 6.3(d).

         Notwithstanding the foregoing, (i) invoices for RF Engineering for each PCS System and/or PCS Sub-System will be payable in accordance with subsection 6.4(b) below and (ii) invoices for Facilities Preparation Services within any PCS System may be submitted by the Vendor in accordance with the terms of Exhibit B2 and will be payable by the Owner with respect to each System Element Facility within thirty (30) days after the date of acceptance by the Owner of such System Element Facility in accordance with the terms of Exhibit B2. Payments for third party manufactured Products (other than any PCS Products or any Products integral to construction (e.g., concrete, nuts, bolts and other customary building supplies)) purchased by the Vendor or its Subcontractors for installation on the Owner's System Element Locations during the course of and as part of Facilities Preparation Services may be made by the Owner on a current basis (but in no event more often than monthly during the course of such Facilities Preparation Services) as mutually agreed by the Parties.

                  6.3.1 Additional Products not in Initial System or Otherwise Provided for in Section 2.2. Any invoice for Products delivered and installed by the Vendor and Services performed by the Vendor not otherwise provided for under this subsection 6.3.1, subsection 2.2(a), subsection 2.2(b), subsection 2.2(c) or as otherwise specifically set forth in this Contract will be payable as follows: [__________] percent of the amount of the invoice will be payable within thirty (30) days following receipt of such Products by the Owner or the full performance of the Services by the Vendor and the outstanding balance will be payable upon final acceptance by the Owner of the Products or Services to which such invoice relates. Any invoice (not otherwise provided for under this subsection 6.3) for Products delivered by the Vendor but not installed by the Vendor to which such invoice relates will be payable by the Owner at the level of [__________] percent of the amount of such invoice within thirty (30) days from the date of delivery of such invoice to the Owner. For any Services not otherwise covered by the last paragraph of subsection 6.3 above, including, without limitation, repair services, Engineering and Installation Services not performed pursuant to a combined furnish and install order, and maintenance fees (including Annual Release Maintenance Fees), an invoice will be payable by the Owner at the level of [__________] percent of the amount of such invoice within thirty (30) days from the date of delivery of such invoice to the Owner or as otherwise mutually agreed in good faith between the Parties. For the purposes of this last paragraph of this subsection 6.3 any acceptance or "final acceptance" relevant to the Owner's obligation to pay will be deemed to occur on the earliest of (i) the Owner's In Revenue use of such Products and/or Services,
(ii) the Owner's notification of acceptance of such Products and/or Services and
(iii) thirty (30) days following, as applicable, the Owner's completion of Installation of the Products (where the Vendor is not performing Installation Services), without the Owner's having given notice of non-acceptance of such Products and/or Services.

                  6.3.2 SCP/HLR Payments. Notwithstanding anything contained in this Section 6 to the contrary, any invoice for SCP/HLR Products delivered and/or installed by the Vendor will be payable as follows: (a) (i) [__________] percent of the amount of any invoice for SCP/HLR Hardware will be payable within [________] days following the installation by the Vendor of such SCP/HLR Hardware at the appropriate HLR Designated Switch Sites, (ii) [__________] percent of the amount of any invoice for SCP/HLR Hardware will be payable within [_______] days following the Owner's Field Acceptance of such installed SCP/HLR Hardware in accordance with the SCP/HLR Specifications and (iii) the remaining [__________] percent of the amount of any invoice for SCP/HLR Hardware will be payable within [_________] days of the Owner's Final Acceptance of such installed SCP/HLR Hardware in accordance with the SCP/HLR Specifications; and
(b) (i) [__________] percent of the amount of any invoice for SCP/HLR Software will be payable within [________] days of the Owner's Field Acceptance in accordance with the SCP/HLR Specifications and (ii) the remaining [__________] percent of the amount of any invoice for SCP/HLR Software will be payable within [________] days of the Owner's HLR Final Acceptance in accordance with the SCP/HLR Specifications.

                  6.3.3.  AS Products  Payments.  (a)  Notwithstanding  anything contained  in this  Section  6 to the  contrary,  any  invoice  for AS  Software delivered and/or installed by the Vendor will be payable by the Owner as follows: (i) [__________] percent of the total price for any AS Software order for such AS Software will be payable within [_________] days of the order placement for such AS Software by the Owner, (ii) [__________] percent of the amount of any invoice for ordered AS Software will be payable within [__________] days of the time of delivery by the Vendor of such AS Software,
(iii) [__________] percent of the amount of any invoice for ordered AS Software will be payable within [__________] days of AS Functional Acceptance of such AS Software, and (iv) the remaining [__________] percent of the amount of any invoice for ordered AS Software will be payable within [__________] days of AS Final Acceptance of such AS Software.

                           (b) The Vendor may invoice the Owner for  [_________]
percent of the passed-through cost (without mark-ups, add-ons or charges of any kind (except as explicitly provided in Appendix I)) of any third party man-ufactured AS Equipment supplied by the Vendor for the AS Software for the AS Software System in accordance with the AS Statement of Work and the Owner will. be required to pay any such invoice for third-party AS Equipment within [______] days of the Owner's receipt and reasonable acceptance thereof. The Vendor may invoice the Owner for AS Services (if applicable) pursuant to the first sen-tence of subsection 6.3.1 above. AS Software Annual Maintenance Services will be provided by the Vendor in accordance with the Annual Application Software Maintenance Services Fees set forth on Appendix I and such fees will be invoiced to the Owner with the Annual Software Release Maintenance Fees.

                  6.3.4 OTAF Payments. Any and all SPARC/OTAF Products and Services provided by the Vendor to the Owner pursuant to the OTAF Statement of Work will be provided, installed and tested at the Vendor's sole cost and expense. Any such SPARC/OTAF Products may be retained by the Owner, to the extent it so chooses in its sole and absolute discretion, upon the provision and installation of SCP/OTAF Products. The Vendor will be solely responsible for any and all costs associated with the deinstallation and/or removal of any SPARC/OTAF Products upon the availability and provision of SCP/OTAF Products pursuant to the OTAF Statement of Work. Notwithstanding anything contained in this Section 6 to the contrary, any invoice for SCP/OTAF Products delivered and/or installed by the Vendor will be payable as follows: (i) [__________] percent of the amount of any invoice for SCP/OTAF Products will be payable within [__________] days following the installation by the Vendor of the SPARC/OTAF Products in the Test-bed Laboratory in accordance with the OTAF Statement of Work, (ii) [__________] percent of the amount of any invoice for SCP/OTAF Products will be payable within [__________] days following the Owner's OTAF Field Acceptance of installed SPARC/OTAF Products in accordance with the OTAF Statement of Work, (iii) [__________] percent of the amount of any invoice for SCP/OTAF Products will be payable within [__________] days following the delivery of OTAF Software to the Test-bed Laboratory, (iv) [__________] percent of the amount of any invoice for SCP/OTAF Products will be payable within [__________] days following the Owner's OTAF Field Acceptance of installed SCP/OTAF Products in accordance with the OTAF Statement of Work, and (v) the remaining [__________] percent of the amount of any invoice for SCP/OTAF Products will be payable within [__________] days of the Owner's Final Acceptance of such installed SCP/OTAF Products in accordance with the OTAF Statement of Work.

                  6.3.5 Actiview Payments. (a) Notwithstanding anything contained in this Section 6 to the contrary, any invoice for Actiview Software delivered and/or installed by the Vendor will be payable by the Owner as follows: (i) [__________] percent of the total price for any Actiview Software order for such Actiview Software will be payable within [__________] days of the order placement for such Actiview Software by the Owner, (ii) [__________] percent of the amount of any invoice for ordered Actiview Software will be payable within [__________] days of the time of delivery by the Vendor of such Actiview Software, (iii) [__________] percent of the amount of any invoice for ordered Actiview Software will be payable within [__________] days of Actiview Functional Acceptance of such Actiview Software, and (iv) the remaining [__________] percent of the amount of any invoice for ordered Actiview Software will be payable within [__________] days of Actiview Final Acceptance of such Actiview Software.

                           (b) The Vendor may invoice the Owner for Actiview
Services (if applicable) pursuant to the  first  sentence  of  subsection  6.3.1
above.   Actiview  Software  Annual Maintenance  Services  will be  provided  by the Vendor pursuant to the Annual Application Software Maintenance Ser-vices Fees as set forth on Appendix T and such fees will be invoiced to the Owner with the Annual Software Release Maintenance Fees.

         6.4 Payments for Facilities Preparation Services. (a) Upon receipt of payment from the Owner for Facilities Preparation Services the Vendor will promptly pay each Subcontractor for Facilities Preparation Services the amount to which each Subcontractor is entitled pursuant to such Subcontractor's agreement with the Vendor, based on each Subcontractor's portion of such Work. By appropriate agreement in each Subcontractor's agreement with the Vendor, the Vendor will require such Subcontractor to make payments to sub-Subcontractors and materialmen in a similar manner. The Owner has no duty or obligation to insure the payment of money to a Subcontractor, sub-Subcontractor, materialman or any other third party, any such payment being the obligation of the Vendor. Subcontractors, sub-Subcontractors, materialmen and any other third parties will not be deemed third party beneficiaries of the Owner's obligations to pay the Vendor. On or before the Owner's acceptance of the Facilities Preparation Services of any System Element Facility within any given PCS System in accordance with the terms of Exhibit B2, the Owner will have received details (in a form reasonably satisfactory to the Owner) of all invoices and charges for such Facilities Preparation Services incurred by the Vendor in connection with the Facilities Preparation Services for such System Element Facility.

         (b) The Owner will make payment to the Vendor for RF Engineering Services performed by the Vendor within any given System Area pursuant to the terms of this Contract based upon the following: (i) [__________] percent of the "RF Engineering Services price" within the applicable System Area will be payable by the Owner within [__________] days after receiving the Preliminary RF Design for such System Area pursuant to Milestone 2 for such System Area as set forth on Exhibit A1; (ii) [__________] percent of the RF Engineering Services price within the applicable PCS System will be payable by the Owner within [__________] days after the determination of the Final Site Count and delivery of the Final RF Design for such PCS System in accordance with subsection 2.6 and Milestone 5 for such System Area as set forth on Exhibit A1; and (iii) [__________] percent of the RF Engineering Services price will be payable by the Owner within the applicable PCS System within [__________] days of the Vendor's Installation of the Products for such PCS System in accordance with the terms of the Contract and Milestone 7 for such System Area as set forth on Exhibit A1. For the purposes of this subsection 6.4(b) the term "RF Engineering Services price" will mean the number of System Element Facilities within the applicable PCS System pursuant to the build-out of the Initial System multiplied by the Vendor's System Element Facility RF Engineering price as set forth on Schedule
3. In any given PCS System and/or System Area the RF Engineering Services price will be readjusted (and any amounts owed to either Party will be reimbursed) at the point in time that payment would be made for such RF Engineering pursuant to clause (iii) of this subsection 6.4(b) in accordance with the determination of the actual Final Site Count and delivery of Final RF Design applicable to such PCS System.

         6.5 Monthly Forecasts. Commencing on the Effective Date, the Vendor will provide the Owner with monthly forecasts of the costs of RF Engineering and Facilities Preparation Services in each PCS System and PCS Sub-System in which such Services are being provided by the Vendor and/or any of its Subcontractors throughout the period that any such Services are being provided during the Term of this Contract. The forecasts provided by the Vendor pursuant to this subsection 6.5 must be in sufficient detail to reasonably inform the Owner of the nature of the costs to be incurred for each of RF Engineering and Facilities Preparation Services in each of the PCS Systems and/or any PCS Sub-Systems in which such Services are being provided by the Vendor and/or any of its Subcontractors pursuant to the terms of this Contract.

         6.6 No Payment in Event of Material Breach. Notwithstanding any other provision to the contrary contained herein, the Owner will have no obligation to make any payment with respect to the affected PCS System and/or PCS Sub-System in addition to amounts previously paid to the Vendor at any time the Vendor is in material breach of this Contract with respect to such PCS System and/or PCS Sub-System, as the case may be, until and unless such breach is cured or waived by the Owner in accordance with the terms of this Contract.

         6.7 Microwave Relocation Delay Partial Payments. In the event the Vendor has achieved Milestone 7 (as set forth on Exhibit A1) within any given PCS System and/or PCS Sub-System, as the case may be, but there is a delay in the Owner's completion of Microwave Relocation in such PCS System and/or PCS Sub-System, as the case may be, pursuant to and in accordance with subsection 2.38, then during the Microwave Delay Period within such PCS System and/or PCS Sub-System, as the case may be, the Owner agrees to pay to the Vendor (i) [__________] percent of the amounts otherwise due to the Vendor under subsection 6.3(b) on or before [_________] of such Microwave Delay Period, (ii) an additional [__________] percent of the amounts otherwise due to the Vendor under subsection 6.3(b) on or before [_____________] of such Microwave Delay Period,
(iii) an additional [__________] percent of the amounts otherwise due to the Vendor under subsection 6.3(b) on or before [______________] of such Microwave Delay Period, and (iv) any remaining amounts still outstanding pursuant to subsection 6.3(b) on the last day of such Microwave Delay Period provided that Substantial Completion (as deemed applicable and appropriate pursuant to good faith mutual agreement between the Parties at such time) of such PCS System and/or PCS Sub-System, as the case may be, will have been achieved by the Vendor in accordance with the terms of this Contract and Exhibit B3. Nothing contained herein to the contrary will in any way release the Vendor from its obligations or otherwise modify the Vendor's obligations as to the completion of testing in accordance with Exhibit B3 once Microwave Relocation in such affected PCS System, PCS Sub-System or affected portion of a PCS System and/or PCS Sub-System has been successfully achieved by the Owner. Nothing contained herein to the contrary will in any way require the Owner to pay the Vendor amounts already paid or otherwise provided for pursuant to any other provision of this Contract.

         6.8 In Revenue Payments. At any time during the Site Acquisition Delay Period or the Microwave Delay Period, as the case may be, the Owner may, in its sole discretion, decide to place the PCS System or PCS Sub-System, as the case may be, or any portion thereof which is subject to such delay into In Revenue Service. In the event the Owner does in fact decide, in its sole discretion, to place any PCS System or PCS Sub-System, as the case may be, or any portion of a PCS System or PCS Sub-System, as the case may be, into In Revenue Service during any such Site Acquisition Delay Period or Microwave Delay Period, as the case may be, the Owner will be obligated to pay to the Vendor the amounts it would have otherwise paid to the Vendor upon the Substantial Completion of such In Revenue PCS System or In Revenue portion of such PCS System, as the case may be, and the Vendor will be entitled to commence Substantial Completion testing for such In Revenue PCS System or In Revenue portion of such PCS System; provided that the Owner understands that the Vendor can only do such Substantial Completion testing as set forth in Exhibit B3 as is at such time applicable and appropriate (pursuant to the good faith mutual agreement of the Parties at such time) to such In Revenue PCS System or PCS Sub-System or In Revenue portion of such PCS System or PCS Sub-System. The Parties expressly understand and agree that this subsection 6.8 will only be effective in the event that the Owner chooses, in its sole discretion, to place a PCS System, PCS Sub-System or a portion thereof In Revenue during a Microwave Delay Period or Site Acquisition Delay Period, as applicable to such In Revenue PCS System or In Revenue portion of such PCS System or PCS Sub-System, as the case may be. Nothing contained herein to the contrary will in any way modify the Vendor's obligations as to the completion and testing of the remaining incomplete non-In Revenue portion of any such PCS System or PCS Sub-System, as the case may be, which is otherwise partially In Revenue pursuant to and in accordance with the terms of this Contract, including but not limited to the Project Milestones set forth on Exhibit A1. Nothing contained herein to the contrary will in any way require the Owner to pay the Vendor amounts already paid or otherwise provided for pursuant to any other provision of this Contract.


         SECTION 7  ORDERS AND SCHEDULING

         7.1 Initial Commitment. Subject to subsection 7.2 and to subsection 2.6 and the determination of the Final Site Count and the delivery of the Final RF Engineering Plan for each PCS System and PCS Sub-System, the Parties understand that the quantities of Products and Services identified on Schedules 2 and 3 which are necessary for the build-out by the Vendor of the Initial System pursuant to the terms and conditions of this Contract constitute the Owner's initial purchase commitment under this Contract (the "Initial Commitment").

         7.2 Change Orders. The Owner has the right by way of written orders ("Change Orders") to request Expansions, other revisions and/or modifications in the Work, including but not limited to the Specifications, the manner of performance of the Work or the timing of the completion of the Work; provided that specific Change Orders will be submitted to the Vendor and the Vendor (subject to the Owner's agreement) will be entitled to make reasonable price and/or Project Milestone adjustments to the Contract Price in the case of material modifications. The Vendor must promptly notify the Owner of any such requested change or changes to Products which may materially affect the operation and/or maintenance of the System, any PCS System, any PCS Sub-System or any part thereof. The Parties agree that within fifteen (15) Business Days after the Owner's initial request for a Change Order pursuant to this subsection
7.2 they will mutually agree to all aspects of such Change Order which agreement will be evidenced by a writing executed by an authorized representative of each of the Parties. In the event the Vendor refuses to agree to any such Change Order within such fifteen (15) day period then the Vendor will provide a written notice to the Owner detailing its reasons for such refusal and if the Owner, at such time, disagrees with the reasons set forth in such Vendor notice the matter will then be referred to dispute resolution pursuant to Section 23. Nothing contained in this subsection 7.2 is intended to limit the Vendor's right, from time to time, to make suggestions for modifications to the Work or the Specifications pursuant to and in accordance with this subsection 7.2 and the terms of this Contract, provided that in any such event the Owner, in its sole and absolute discretion pursuant to the terms of this Contract may refuse to make any such modification or otherwise agree to issue a Change Order incorporating any such Vendor suggestion.

         7.3  Cancellation.  During the term of this  Contract,  and  subject to
Section 24, the Owner will have the right, but not the obligation, at any time to cancel, in whole or in part, any order made pursuant to the terms of this Contract upon advance written notice to the Vendor. In the event of a cancellation permitted hereunder, the Owner will pay to the Vendor order cancellation charges in accordance with, and pursuant to, the terms of Schedule 11.


         SECTION 8  INSTALLATION

         8.1 Installation. The Vendor will furnish and install the Products pursuant to the Project Milestones set forth on Exhibit A and in accordance with the requirements and criteria set forth in Exhibit D. In accordance with and subject to the Project Milestones set forth on Exhibit A (and the intervals set forth therein and herein), the Vendor will complete all Product Installation in any given PCS System and/or PCS Sub-System in conformance with the requirements and criteria set forth in Exhibit D within thirty-two and one-half (32-1/2) days of completion of the Facilities Preparation Services pursuant to Milestone 6 (as set forth in Exhibit A1) in such PCS System and/or PCS Sub-System.

         8.2 No Interference. The Vendor will install the Products and build each of the PCS Systems and PCS Sub-Systems so as to cause no unauthorized interference with or obstruction to lands and thoroughfares or rights of way on or near which the Installation work may be performed. The Vendor must exercise every reasonable safeguard to avoid damage to existing facilities, and if repairs or new construction are required in order to replace facilities damaged by the Vendor due to its carelessness, negligence or willful misconduct, such repairs or new construction will be at the Vendor's sole cost and expense.


         SECTION 9  ACCEPTANCE TESTING AND ACCEPTANCE

         9.1 Acceptance Testing. The Vendor must carry out the Acceptance Tests on the Products, the PCS Systems and the PCS Sub-Systems as specified in Exhibit B3 and each PCS System and PCS Sub-System must successfully achieve acceptance (including Substantial Completion and Final Acceptance) in accordance with the terms of Exhibit B3.

         9.2 Costs and Expenses. The costs and expenses of such Acceptance Tests will be borne by the Vendor, and the Owner will not be charged or billed for such costs and expenses, except to the extent that such charges or expenses are not included in the Contract Price pursuant to and in accordance with the terms of this Contract. If the Acceptance Tests performed by the Vendor are not satisfied in accordance with the relevant requirements of Exhibit B3 or are otherwise inconclusive in the reasonable judgment of the Owner, the Owner will have the right to order further Acceptance Tests at the sole cost and expense of the Vendor.

         9.3 Notification. The Vendor will notify the Owner at least ten (10) days prior to the performance of any Acceptance Tests. Prior to or at the first practicable date after such notification, the Vendor and the Owner will each agree upon and approve any test forms to be used as part of the particular Acceptance Test being conducted.

         9.4 Presence at Acceptance Tests. The Owner and its representatives will be permitted to witness and have unrestricted access to the Vendor's and its Subcontractors' Acceptance Tests, provided that no such access will materially interfere with or cause undue delay of the Vendor's Work. Nothing herein will be deemed to require the Vendor to reimburse the Owner for any costs incurred by the Owner in the Owner's participation in or observation of Acceptance Tests or other tests performed by the Vendor pursuant to and in accordance with the terms of this Section 9.

         9.5 Correction of Defects. (a) If any Acceptance Test is not satisfied, the Vendor will, at its sole cost and expense, (i) in writing, notify the Owner of such failure, and (ii) promptly correct whatever Defects or Deficiencies caused such Acceptance Test not to be satisfied. After such correction, the Vendor must (i) repeat at its sole cost and expense the failed Acceptance Tests and as many other Acceptance Tests as are necessary to ensure in the reasonable opinion of the Owner that such correction made by the Vendor would not have affected the outcome of such other Acceptance Tests, and (ii) in writing, notify the Owner as to what correction was made and what Acceptance Tests were repeated.

         (b) If Final Acceptance of a PCS System and/or PCS Sub-System, as the case may be, cannot be achieved after Substantial Completion of such PCS System or PCS Sub-System (provided that the Vendor will have fully built-out the Final RF Engineering Plan in accordance with the Final Site Count in accordance with the terms of this Contract) because such PCS System or PCS Sub-System, as the case may be, fails to meet applicable performance criteria as set forth in Exhibit F, but would do so with only the implementation and installation of additional Base Stations at additional System Element Locations over and above the Final Site Count for such PCS System or PCS Sub-System, as the case may be, the Owner will have the right, in its sole and absolute discretion, to (i) finally accept such PCS System and/or PCS Sub-System, as the case may be, in which case the Parties will mutually agree in good faith on revised performance criteria for such PCS System or PCS Sub-System, as the case may be, or (ii) require the Vendor to continue to work (in which case Final Acceptance of such PCS System or PCS Sub-System, as the case may be, will be delayed until completion of the work and testing contemplated herein and in Exhibit B3) to cause such PCS System or PCS Sub-System, as the case may be, to perform at the applicable levels of the then existing performance criteria as set forth in Exhibit F, in which case, the required additional Base Stations and additional System Element Locations will be treated as provided for in subsections 17.5(c) and 17.10. Any additional Base Station(s) paid for by the Owner pursuant to this subsection 9.5(b) (which would only have to be paid for (including any costs associated with the installation thereof) by the Owner upon the subsequent achievement of Final Acceptance by the Vendor in accordance with Exhibit B3 which such payment will be made with the payments otherwise made on Final Acceptance pursuant to Section 6) will be offset against the number of new Base Stations that may subsequently be for the account of the Owner pursuant to the terms of subsection 17.5(c). If the Parties are unable to agree upon revised performance criteria as provided in clause (i) above, the matter will be resolved in accordance with the provisions of subsection 23.3.

         9.6 Acceptance Certificate. Upon the successful completion of the Acceptance Tests for a PCS System, and/or a PCS Sub-System or any part thereof conducted by the Vendor, the Vendor must submit to the Owner an Acceptance Certificate certifying that (i) such Acceptance Tests have been successfully completed, (ii) the Work so tested has been completed in accordance with the terms of this Contract, and (iii) if applicable, that the remainder of the Work is continuing in accordance with the Project Milestones set forth on Exhibit A. Upon its reasonable satisfaction that such Acceptance Certificate is correct and complete, the Owner will acknowledge such certification by signing the Acceptance Certificate. In the event of any dispute as to the results of any Acceptance Tests, such dispute will be resolved pursuant to the dispute resolution mechanisms set forth in Section 23 including, but not limited to, the Third Party Engineer review mechanism set forth in subsection 23.3.

         9.7 AS Acceptance Testing and Acceptance. (a) After installation of the AS Software, or any part thereof as set forth in Appendix K, the Owner will carry out Functional Acceptance Tests in accordance with the provisions of Appendix K, testing the compliance of the AS Software with the AS Statement of Work. The Owner will start the AS Functional Acceptance Tests no later than seven (7) days after installation of such AS Software and complete the AS Functional Acceptance Tests no later than fourteen (14) days after installation of such AS Software.

         (b) After such AS Software has successfully passed the Functional Acceptance Tests, the Owner will commence the AS Final Acceptance Test in accordance with the provisions of Appendix K. The duration of the AS Final Acceptance Test shall be thirty (30) days after successful completion of the AS Functional Acceptance Test.

         (c) If the Owner fails to conduct either the AS Functional Acceptance Tests or the Final Acceptance Test within the time periods set forth in subsections 9.7(a) and 9.7(b), the AS Software shall be deemed to have met the Acceptance Test criteria on the last day of the time period allotted for the applicable AS Acceptance Test.

         (d) The costs and expenses of the AS Acceptance Tests will be borne by the Owner. Upon request of the Owner, the Vendor will provide reasonable support to the Owner during the AS Functional Acceptance Tests and the AS Final Acceptance Tests.

         (e) If the AS Acceptance Tests show that the AS Software complies with the AS Statement of Work, such AS Software will be accepted by the Owner by confirming the results in a written report.

         (f) If any AS Acceptance Test is not satisfied, the Owner will (i) in writing, notify the Vendor of such failure, and (ii) the Vendor will promptly correct whatever Defects or Deficiencies caused such AS Acceptance Test not to be satisfied. After such correction, the Vendor must (i) repeat at its sole cost and expense the failed AS Acceptance Tests and as many other AS Acceptance Tests as are necessary to ensure in the reasonable opinion of the Owner that such correction made by the Vendor would not have affected the outcome of such other AS Acceptance Tests, and (ii) in writing, notify the Owner as to what correction was made and what AS Acceptance Tests were repeated. Nothing stated herein to the contrary will in any way limit the Owner's right to liquidated damages pursuant to subsection 15.8 or other remedies under this Contract in the event the Vendor fails to deliver AS Products in accordance with the requirements of Appendix G on the dates originally scheduled for such deliveries.

         (g) Minor Defects and shortcomings not affecting the operational use of any part of the AS Software shall not give rise to withholding the acceptance provided that the Vendor undertakes to remedy such Defects and shortcomings as soon as reasonably possible, pursuant to the procedures described in Appendix K.

         9.8 Actiview Acceptance Testing and Acceptance. (a) After installation of Actiview Software as set forth in Appendix S, the Owner will carry out Actiview Functional Acceptance Tests in accordance with the provisions of Appendix S, testing the compliance of the Actiview Software with the Actiview Statement of Work. The Owner will start the Actiview Functional Acceptance Tests no later than thirty (30) days after installation of such Actiview Software and complete the Actiview Functional Acceptance Tests no later than sixty (60) days after installation of such Actiview Software.

         (b) After the Actiview Software has successfully passed the Actiview Functional Acceptance Tests, the Owner will commence the Actiview Final
Acceptance Test in accordance with the provisions of Appendix S. The Actiview Final Acceptance Test shall be thirty (30) days after successful completion of the Actiview Functional Acceptance Test.

         (c) If the Owner fails to conduct either the Actiview Functional Acceptance Tests or the Actiview Final Acceptance Tests within the time periods set forth in subsections 9.8(a) and 9.8(b), the Actiview Software will be deemed to have met the Actiview Acceptance Test criteria on the last day of the time period allotted for the applicable Actiview Acceptance Test unless any such delay is caused by or due to an act or omission of the Vendor and/or a Defect in the Actiview Software.

         (d) The Owner will be responsible for the costs and expenses of the Actiview Acceptance Tests. The Vendor will provide the support services to the Owner set forth in the Actiview Statement of Work.

         (e) If the Actiview Acceptance Tests show that any of the Actiview Software complies with the Actiview Statement of Work, such Actiview Software will be accepted by the Owner by confirming the results in a written report.

         (f) If any Actiview  Acceptance  Test is not satisfied,  the Owner will
(i) in writing, notify the Vendor of such failure, and (ii) the Vendor will promptly correct whatever Defects or Deficiencies caused such Actiview Acceptance Test not to be satisfied. After such correction, the Vendor must (i) repeat at its sole cost and expense the failed Actiview Acceptance Tests and as many other Actiview Acceptance Tests as are necessary to ensure in the reasonable opinion of the Owner that such correction made by the Vendor would not have affected the outcome of such other Actiview Acceptance Tests, and (ii) in writing, notify the Owner as to what correction was made and what Actiview Acceptance Tests were repeated. Nothing stated herein to the contrary will in any way limit the Owner's right to liquidated damages pursuant to subsection
15.10 or other remedies under the Contract in the event the Vendor fails to deliver Actiview Products in accordance with the requirements of Appendix U on the dates originally scheduled for such deliveries.

         (g) Minor Defects and shortcomings not affecting the operational use of any part of the Actiview Software shall not give rise to withholding the acceptance provided that the Vendor undertakes to remedy such Defects and shortcomings as soon as reasonably possible, pursuant to the procedures described in Appendix S.


         SECTION 10  DISCONTINUED PRODUCTS

         10.1 Notice of Discontinuation. During the Term of this Contract the Vendor agrees to provide the Owner, or the respective Affiliates as the case may be, except under extraordinary circumstances not less than one (1) year notice before the Vendor discontinues accepting orders for a PCS Product ("Discontinued Products") sold under this Contract. Where the Vendor offers a product for sale that is equivalent in form, fit and function in accordance with and pursuant to the Specifications, the notification period may vary but in no event will be less than the applicable notice period set forth in subsection 2.17. Notwithstanding the foregoing, the Vendor will not discontinue accepting orders for any PCS Product applicable to or otherwise used in the System or any portion thereof until and unless the Vendor and the Owner have agreed upon a mutually acceptable transition plan that takes into account the Owner's and its Affiliates' existing investment in the Item scheduled for discontinuance subject to the minimum terms and conditions set forth in subsections 10.2 and 10.3 below. The Parties' failure to reach agreement within sixty (60) days or such other reasonable time as they may mutually establish will, upon the request of either Party, be referred for resolution pursuant to Section 23. In the event of the foregoing, the Vendor must continue to furnish PCS Products fully compatible with the System Elements within the System at such time during the Term of the Contract; provided that nothing herein will bar the Vendor from discontinuing individual Items of PCS Products as provided in and pursuant to this subsection 10.1.

         10.2 Discontinuation During Warranty Period. If, during the Warranty Period applicable to the relevant Discontinued Product pursuant to Section 17, the Vendor does not make such Discontinued Products available to the Owner, the price of any Products provided as a replacement for the Discontinued Product by the Vendor and required to be purchased by the Owner during such Warranty Period to replace existing Discontinued Products delivered to the Owner in order to maintain performance and functionality equivalent to that previously provided by the Discontinued Products will be discounted by an amount equal to fifty percent (50%) of the price previously paid for such Discontinued Products.

         10.3 Discontinuation After Warranty Period. In the event that the Vendor discontinues the manufacture of a Product following the expiration of the applicable Warranty Period and the Owner is required to replace an existing Discontinued Product with a new Product in order to maintain performance and functionality, the Owner will receive a credit in an amount equal to the percentage set forth below multiplied by the purchase price paid for such original Product, which credit will be applied against the Vendor's then-current list price for a replacement for such Discontinued Product; provided that the credit will not exceed the Vendor's then-current best list price (as determined by the Customer Price Guide) for such replacement Product subject to the discounts available to the Owner pursuant to Section 26 and the other terms of this Contract:

        (i) up to and including one year following expiration of the applicable Warranty Period: 40%;

        (ii) more than one year and up to and including two years following expiration of the applicable Warranty Period: 30%; and

        (iii)more than two years and up to and including three years following expiration of the applicable Warranty Period: 20%.


                  SECTION 11 SOFTWARE; CONFIDENTIAL INFORMATION

         11.1 RTU License. The Owner is hereby granted a perpetual, non-exclusive, non-transferable (except as set forth in subsections 11.4 and 27.4), fully paid-up, multi-site (capability to have deployed Software in any number of sites) right to use license for the Software ("RTU License"), to operate the Products provided in each of the PCS Systems and/or PCS Sub-Systems, as the case may be, and the System as a whole, subject to payment of any license fees in accordance with the terms of this Contract. Except as otherwise provided herein, the Owner is granted no title or ownership rights to the Software. Such rights will remain with the Vendor, its Subcontractors or suppliers, as appropriate. The RTU License granted hereunder includes and is deemed to cover any Affiliate of the Owner to the extent such Affiliate is (i) developing, constructing and/or operating a PCS system and (ii) seeking to access and/or use the Products and Services available on or as a part of the Owner's System.

         11.2 Owner's Obligations. The Owner agrees that the Software, whether or not modified, will be treated as proprietary to the Vendor, its Subcontrac-tors or its suppliers, as appropriate and the Owner will:

         (a) Utilize the Software solely in conjunction with the System and/or any PCS System or any PCS Sub-System; provided that the Vendor acknowledges that the Software will be integrated across interfaces with systems, equipment and software provided by other suppliers and customers including, but not limited to, the Other Vendors;

         (b) Ensure that all copies of the Software will, upon any reproduction by the Owner authorized by the Vendor and whether or not in the same form or format as such Software, contain the same proprietary, confidentiality and copyright notices or legends which appear on the Software provided pursuant hereto; and

         (c) Hold secret and not disclose the Software (or, subject to subsection 27.19, interfaces to or with such Software) to any person, except to
(i) such of its employees, contractors, agents or Affiliates that are involved in the operation or management of the System and/or any PCS System or any PCS Sub-System and need to have access thereto to fulfill their duties in such capacity, or (ii) other Persons who need to use such Software to permit integration of the System and/or any PCS System and/or any PCS Sub-System with systems and software of other suppliers and customers including, but not limited to, the Other Vendors; provided that such Persons agree, or are otherwise obligated, to hold secret and not disclose the Software to the same extent as if they were subject to this Contract.

         (d) When and if the Owner determines that it no longer needs the Software or if the Owner's license is canceled or terminated pursuant to the terms of this Contract, return all copies of such Software to the Vendor or follow reasonable written disposition instructions provided by the Vendor. If the Vendor authorizes disposition by erasure or destruction, the Owner will remove from the medium on which Software resides all electronic evidence of the Software, both original and derived, in such manner that prevents subsequent recovery of such original or derived Software.

         11.3 Backwards Compatibility. (a) In addition to the warranties contained in Section 17 of this Contract, the Vendor represents and warrants that each Software Revision Level during the Term of this Contract will be Backwards Compatible with all existing in-service Equipment provided by the Vendor and the immediately preceding Software Revision Level of such Software made available to Customers by the Vendor.

         (b) In the event that Software supplied by the Vendor at any System Element Site at any time does not provide Backwards Compatibility as required by this subsection 11.3, then the Vendor will provide, without charge to the Owner, the most current Software Updates of the Software to each such System Element Location, and otherwise take such steps as may be necessary to achieve Backwards Compatibility.

         11.4 Transfer and Relocation. (a) Except as provided in subsection 27.4, where the Owner or any successor to the Owner's title in the Products (i) elects to transfer a Product to a third party, and where such Product will remain in place and operational for the purpose of continuing to provide PCS in the franchise area in which such Product is installed, or (ii) elects to transfer Products to an Affiliate for reuse within the United States, the Owner may transfer its RTU License for the Software furnished under this Contract for use with such Product, without the payment of any additional Software right-to-use fees by the transferee, but only under the following conditions:

                  (A) The right to use such Software may be transferred only together with the Products with which the Owner has a right to use such Software, and such right to use the Software will continue to be limited to use with such Products;

                  (B) Before any such Software is transferred, the Owner will notify the Vendor of such transfer and the transferee will have agreed in writing (a copy of which will be provided to the Vendor) to keep the Software in confidence and to corresponding conditions respecting possession and use of Software as those imposed on the Owner in this Contract; and

                  (C) The transferee will have the same right to Software warranty and Software maintenance for such Software as the transferor, provided the transferee continues to pay the fees, including recurring fees, such as Annual Release Maintenance Fees, if any, associated with such Software warranty or maintenance.

         (b) Except as provided in subsection 11.4(a) or subsection 27.4, and except as may otherwise in this Contract be provided expressly, the Owner or any successor to the Owner's title in the Products will have no right to transfer Software furnished by the Vendor under this Contract without the consent of the Vendor. If the Owner or such successor elects to transfer a Product purchased under this Contract for which it does not under this Contract have the right to transfer related Software, the Vendor agrees that upon written request of the transferee of such Product, or of the Owner or such successor, the Vendor will not without reasonable cause fail to grant to the transferee a license to use such Software with the Products, whether to be located within the United States or elsewhere, upon payment of a relicensing fee to the Vendor in an amount equal to fifty percent (50%) of the license fee for the Software originally paid by the Owner to the Vendor at the time of the original purchase of the Software from the Vendor; provided that such relicensing fee will in no event exceed fifteen percent (15%) of the price paid by the transferee to the Owner for the Product with respect to which such Software is used.

         11.5 Survival. The obligations of the Owner under the Software Licenses will survive the termination of this Contract, regardless of the cause of termination.

         11.6 Access to Source Codes. The Vendor grants the Owner a right to access the Source Code and to modify the Software (the "RTM License") for the maintenance, enhancement and support of those Products purchased from the Vendor and owned or operated by the Owner under the following circumstances which will be set forth in the Escrow Agreement:

         (a) If the Vendor becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against the Vendor which is not dismissed within sixty (60) days, or suffers or permits the appointment of a receiver for its business, or its assets become subject to any proceeding under a bankruptcy or insolvency law, domestic or foreign, or has liquidated its business, or the Vendor, or a business unit of the Vendor that is responsible for maintenance of the Software, ceases doing business without providing for a successor, and the Owner has reasonable cause to believe that any such event will cause the Vendor to be unable to meet its warranty service or support requirements hereunder; or

         (b) If it is determined, pursuant to the dispute resolution mechanisms set forth in subsection 23.1, that the Vendor, its assignee or designee has failed, or is unable, to provide the warranty service or support of the System and/or any PCS System and/or any PCS Sub-System contemplated by this Contract.

         11.7 Escrow Agreement. The Vendor agrees, at the Owner's request, to become party to a Source Code escrow agreement (the "Escrow Agreement") which will allow the Owner to obtain access to the applicable Source Codes in the circumstances set forth in subsection 11.6 and such Escrow Agreement. The Owner will pay all costs, including the Vendor's reasonable costs incurred in gathering, organizing and delivering such Source Code, associated with such Escrow Agreement. The Vendor represents, warrants and agrees that (i) the Source Codes delivered into escrow in accordance with the Escrow Agreement will comprise the full Source Code language statement of the Software as used, or required to be used, by the Vendor to maintain or modify the System and/or any PCS System and/or any PCS Sub-System without the help of any other Person or reference to any other material, (ii) such Source Codes will include all versions thereof from the date of initial creation, and (iii) such Source Codes must be kept up to date, including all updates needed to maintain compliance with the Specifications and the System Standards. In addition, all parts of the Source Codes from the date of creation thereof, and all updates thereto (including, without limitation, those that are necessary to maintain compliance with the Specifications) must be delivered into escrow in accordance with the Escrow Agreement; provided that the Vendor will not be required to update and/or deliver into escrow any updates of any Owner Software modifications made pursuant to subsections 12.5, 12.6 or 12.7.

         11.8 Software Maintenance. The Vendor represents and warrants that the Software delivered to the escrow agent pursuant to subsection 11.7 for redelivery to the Owner pursuant to the Escrow Agreement will be in a form suitable for reproduction by the Owner and will include the full Source Code language statement of the Software as used by the Vendor sufficient to allow maintenance and modification.

         11.9  Custom Development.

                  11.9.1 Request for Custom Material. (a) From time to time, the Owner may have requirements for custom Software (including, but not limited to, development of identified features or modifications to Software or Software Enhancements) or custom development of Equipment (including, but not limited to, development of identified features or modifications to Equipment or Equipment Enhancements) to be provided by the Vendor under this Contract (the "Custom Material"). If the Owner has a requirement for Custom Material that is a specific enhancement or modification of a previously licensed feature or of previously purchased Products, the Owner will identify to the Vendor in writing a summary of any such proposed development of Custom Material. Such summary will provide a description of any proposed Custom Material sufficient to enable the Vendor to determine the general demand for, and its plans, if any, to develop the same or similar Products. The Vendor will respond to such summary within thirty (30) days after receipt thereof and indicate if it has the ability to fulfill a subsequent Request for Proposal ("RFP") from the Owner for such development of Custom Material. The Owner acknowledges that the Vendor will have no obligation to develop any proprietary materials for Owner.

         (b) If the Vendor decides that it does not have the technical ability or the capacity to fulfill a subsequent RFP for such Custom Material development, the Vendor's response pursuant to subsection 11.9.1(a) will (i) provide the Owner an explanation of why it cannot fulfill such RFP and (ii) use reasonable diligence to work with the Owner to identify an alternative source for such development reasonably acceptable to the Owner. In determining whether the Vendor has the technical ability or the capacity to fulfill the RFP, the Vendor may consider factors including, but not limited to, (1) the Vendor's likelihood of recovering its costs for performing such development, (2) the impact of such development on the Vendor's actual outstanding commitments to perform work for other Customers and to pursue strategic development activities; and (3) whether the Vendor can perform the work utilizing existing software development staff without stopping work underway.

         (c) If the Vendor fails to agree to a request for Custom Material development pursuant to the terms of this subsection 11.9 then the matter may, at the Owner's option, be referred to dispute resolution pursuant to Section 23.

                  11.9.2 Vendor Response. After reviewing an RFP issued for such Custom Material, the Vendor will respond to the Owner within thirty (30) days, unless otherwise agreed by the Parties, stating the terms and conditions upon which the Vendor would be willing to undertake such development, including, but not limited to, a listing of specifications, custom development charges, planned license fees and a proposed delivery schedule.

                  11.9.3 Ownership of Intellectual Property. The Vendor will own all forms of intellectual property rights (including, but not limited to, patent, trade secret, copyright and mask rights) pertaining to Products, and will have the right to file for or otherwise secure and protect such rights. The foregoing notwithstanding, the Parties understand and agree that from time to time the Owner may devise, develop or otherwise create ideas or other concepts for services or new products which are patentable or otherwise capable of receiving protection from duplication. In such event, the Owner will have the right to patent or otherwise protect such ideas or concepts for its own use and benefit.


                           SECTION 12 SOFTWARE CHANGES

         12.1 Annual Release Maintenance Fees. So long as the Owner pays the applicable Annual Release Maintenance Fees in accordance with the terms of this Contract during the Term (including at any time after the Term so long as the Owner at such time continues to pay the Annual Release Maintenance Fees), the Vendor will provide to the Owner, at such times as they become generally available to the Vendor's Customers, all Software Upgrades, all Software Enhancements and all Combined Releases (but not Optional Software Features, unless otherwise mutually agreed between the Parties) applicable to Software for PCS Products for which the Owner has obtained an RTU License pursuant to the terms of this Contract.

         12.2 Notice. The Vendor must give the Owner not less than ninety (90) days prior written notice of the introduction of any Software Enhancement release or any Software Combined Release or any Optional Software Features release. In addition, in each February and August of each year during the Term of this Contract, the Vendor must provide the Owner with a forecast of future Software Enhancement releases or Software Combined Releases or any Optional Software Features release, as the case may be, then currently being developed by or on behalf of the Vendor.

         12.3 Installation, Testing and Maintenance. The installation and testing of the Software by the Vendor and the acceptance thereof by the Owner will be performed in accordance with the criteria set forth in Exhibit B3.

         12.4 Software Fixes. In the event that any Software Upgrade, Software Enhancement or Software Combined Release supplied by the Vendor during the Term of this Contract has the effect of preventing the System and/or any PCS System and/or any PCS Sub-System, as the case may be, or any part thereof from satisfying, or performing in accordance with the Specifications, the System Standards and/or Exhibit F or otherwise adversely affects the functionality or features of the System, any PCS System, any PCS Sub-System or any part thereof, then the Vendor will promptly retrofit or take such other corrective action as may be necessary to assure that the System, any such PCS System or any PCS Sub-System or any such affected part, as modified to include each such Software Upgrade, Software Enhancement or Software Combined Release, will satisfy, and perform in accordance with, the Specifications, the System Standards and/or Exhibit F and restore all pre-existing functionality and features as well as provide any new features and functionality provided by any of the foregoing modifications, in each case without any charge to the Owner (other than payment of the applicable Annual Release Maintenance Fees pursuant to the terms of this Contract).

         12.5 Right to Modify SCP/HLR Software. The Vendor grants to the Owner a personal, non-transferable, non-exclusive and royalty-free license to modify the following component layers of the SCP/HLR Software provided herein to run on the SCP/HLR Hardware, solely for use by the Owner in its business of providing telecommunications services (the names for the component layers set forth below being used in conformity with the conventions displayed on the graphic element of Appendix B):

                  (i)    Service Customization Layer
                  (ii)   Application Oriented Layer
                  (iii)  Capability Creation Layer
                  (iv)   Platform Enhancement Layer

                  Such right to modify includes the right for the Owner, its employees, and agents to modify and copy the Source Code of the above named component layers (including, but not limited to, access to the "SCP Action Execution Library" (including IS41 Rev. B and IS41 Rev. C)) of the SCP/HLR Software provided solely for the purposes of maintaining and enhancing or supplementing the object code versions of such provided Software. The Owner agrees to use the modifications to Licensed Software made in the exercise of the license granted in this subsection 12.5 in accordance with its licensed rights in the SCP/HLR Software hereunder, except as otherwise provided in this subsection 12.5. The license to modify set forth in this subsection 12.5 will be royalty-free and without fee with respect to code implementing features or capabilities provided within the above-enumerated layers of releases or versions of the Software which are provided by the Vendor in accordance with or pursuant to the Annual Release Maintenance Fees.

                  Intellectual  property rights in  modifications to the SCP/HLR
Software by the Owner, its employees or agents for hire in the exercise of a right of modification granted in this subsection 12.5 will vest in the Owner, subject to the Vendor's intellectual property rights in the Vendor's proprietary "SLL" programming language and compiler and in the Vendor's unmodified SCP/HLR Licensed Software. The unmodified Computer Programs provided by the Vendor, including, but not limited to, the SCP/HLR Software, will remain the intellectual property of the Vendor; and nothing in this subsection 12.5 will be deemed to confer upon the Owner ownership in any aspect of the unmodified SCP/HLR Software. Except as provided in subsection 11.4, nothing contained herein will be deemed to confer upon the Owner any right to license or sublicense use of the unmodified SCP/HLR Software, or any part thereof, to third persons. The Vendor will be entitled to license any right to use and to sublicense modifications made by or for the Owner on terms mutually agreed between the Owner and the Vendor, unless the Owner unilaterally designates, in writing, a specific modification or modifications to be restricted from such licensing for a specific period of time.

                  The Vendor agrees to provide the Owner Software tools, documentation, services and training requested by the Owner which are reasonably necessary to the exercise of the Owner's rights of modification granted in this subsection 12.5, upon mutually agreed prices, terms and conditions. The Vendor will endeavor in subsequent Software Upgrades, Software Enhancements, Combined Releases and other versions of its SCP/HLR Software to accommodate the Owner's need to preserve compatibility between the Owner's modifications and such Vendor-provided programs.

                  Nothing contained in this subsection 12.5 to the contrary authorizes the Owner to engage any entity or person as an agent for hire to modify the Vendor's SCP/HLR Software which entity or person (i) is substantially and directly engaged in competition with the Vendor in manufacturing or developing PCS systems; or (ii) does not agree in writing to recognize and respect the Vendor's intellectual property rights in such Licensed Software (including, but not limited to, the Vendor's rights stated herein) and to maintain the secrecy of information proprietary to the Vendor regarding the structure and contents of the Vendor's computer programs upon terms comparable to the Owner's undertakings to maintain the confidentiality of the Vendor's Proprietary Information.

         12.6 Right to Modify AS Software and Actiview Software. The Owner may add to, delete from, or modify AS Software modules or menus, if available from the Vendor. Such changes or modifications, however extensive shall not affect the Vendor's title to the AS Software. The Owner may add to, delete from, or modify Actiview Software modules or menus, if available from the Vendor. Such changes or modifications, however extensive, shall not affect the Vendor's title to the Actiview Software.

         12.7 Right to Modify OTAF Software. The Vendor grants to the Owner a personal, non-transferable, non-exclusive and royalty-free license to modify the operations environment of the OTAF Software provided under the Contract to run on the OTAF Equipment, solely for use by the Owner in its business of providing telecommunications services.

                  Such right to modify includes the right for the Owner, its employees and agents to modify and copy the Source Code for the operations environment of the OTAF Software (including, but not limited to, access to the "SCP Action Execution Library" (including IS41 Rev. B and IS41 Rev. C) of the SCP/OTAF Software provided solely for the purposes of maintaining and enhancing or supplementing the object code versions of such provided Software. The Owner agrees to use the modifications to Software made in the exercise of the license granted in this subsection 12.7 in accordance with its licensed rights in the OTAF Software hereunder, except as otherwise provided in this subsection 12.7. The license to modify set forth in this subsection 12.7 will be royalty-free and without fee with respect to code implementing features or capabilities provided within the OTAF operating environments of releases or versions of the Software which are provided by the Vendor in accordance with or pursuant to the Annual Release Maintenance Fees.

                  Intellectual property rights in modifications to the OTAF Software by the Owner, its employers or agents for hire in the exercise of a right of modification granted in this subsection 12.7 will vest in the Owner, subject to the Vendor's intellectual property rights in the Vendor's proprietary "SLL" programming language and compiler and in the Vendor's unmodified OTAF Software. The unmodified Computer Programs provided by the Vendor, including, but not limited to, the OTAF Software, will remain the intellectual property of the Vendor; and nothing in this subsection 12.7 will be deemed to confer upon the Owner ownership in any aspect of the unmodified OTAF Software. Nor will anything herein be deemed to confer upon the Owner any right to license or sublicense use of the unmodified OTAF Software, or any part thereof, to third persons. The Vendor will be entitled to license any right to use and to sublicense modifications made by or for the Owner on terms mutually agreed between the Owner and the Vendor, unless the Owner unilaterally designates, in writing, a specific modification or modifications to be restricted from such licensing for a specific period of time.

                  The Vendor agrees to provide the Owner Software tools, documentation, services and training requested by the Owner which is reasonably necessary to the exercise of the Owner's rights of modification granted in this subsection 12.7, upon mutually agreed prices, terms and conditions. The Vendor will endeavor in subsequent Software Upgrades, Software Enhancements, Combined Releases and other versions of its OTAF Software to accommodate the Owner's need to preserve compatibility between the Owner's modifications and such Vendor-provided programs.

                  Nothing contained in this subsection 12.7 to the contrary authorizes the Owner to engage any entity or person as an agent for hire to modify the Vendor's OTAF Software which entity or person (i) is substantially and directly engaged in competition with the Vendor in manufacturing or developing PCS systems; or (ii) does not agree in writing to recognize and respect the Vendor's intellectual property rights in such Licensed Software (including, but not limited to, the Vendor's rights stated herein) and to maintain the secrecy of information proprietary to the Vendor regarding the structure and contents of the Vendor's computer programs upon terms comparable to the Owner's undertakings to maintain the confidentiality of the Vendor's Proprietary Information. The right to modify OTAF Software shall not apply to any third party manufactured or provided OTAF Software unless the Vendor owns the rights to such third party OTAF Software. The list of third party OTAF Software excluded from the right to modify set forth in this subsection 12.7 consists of "NewNet SS-7", "ESI-BACE", "ESIE Background", "BACE Background", "Rogueware Tools H++", and "FairCom c-tree".

                          SECTION 13 EQUIPMENT CHANGES

         13.1 Equipment Upgrades. (a) Equipment Upgrades will be provided to the Owner by the Vendor at no charge to the Owner as provided in subsection 13.1(b) below. Equipment Enhancements must be provided to the Owner by the Vendor, if requested by the Owner, and the Owner is obligated to make payment therefor in an amount that is no higher than that payable by any Customer other than the Owner, which amount of payment will be adjusted as set forth in subsections 6.2,
7.2 and 27.16 Section 26. If the Vendor at any time issues an Equipment Upgrade which is combined with any Equipment Enhancement (collectively, the "Equipment Combined Release") to such Equipment, the Equipment Combined Release will be provided at no charge to the Owner unless and until the Owner elects to use any of the feature enhancement or enhancements included within the Equipment Combined Release and has accepted such Equipment Combined Release.

         (b) (i) After a PCS Product has been shipped to the Owner, if the Vendor issues an Equipment Upgrade ("Class A change") or Equipment Enhancement ("Class B change"), or where a modification to correct an error in field documentation is to be introduced, the Vendor will promptly notify the Owner of such change through the Vendor's design change management system or another Vendor notification procedure. Each change notification, whether or not it bears a restrictive legend, will be subject to subsection 27.19, except that such information may be reproduced by the Owner for the Owner's use as required within the System. If the Vendor has engineered, furnished, and installed a Product which is subject to an Equipment Upgrade, the Vendor will implement such change, at its sole cost and expense, if it is announced within fifteen (15) years from the date of shipment of that Product, by, at its option (subject to the reasonable review and acceptance of the Owner at such times as the Owner reasonably determines that it needs to review such Vendor decision), either (A) modifying the Product at the Owner's site; (B) modifying the Product which the Owner has returned to the Vendor in accordance with the Vendor's reasonable instructions pursuant to and in accordance with the terms of this Contract; or
(C) replacing the Product requiring the change with a replacement Product for which such change has already been implemented. If the Vendor has not engineered the original Product application and accordingly office records are not available to the Vendor, the Vendor will provide the generic change information and associated parts for the Owner's use in implementing such change.

                    (ii) In any of the instances  described in clause (i) above, if the Vendor and the Owner agree that a Product or part thereof subject to such change is readily returnable, the Owner, at its expense, will remove and return such Product or part to the Vendor's designated facility within the United States and the Vendor, at its sole expense, will implement such change (or replace it with a Product or part for which such change has already been implemented) at its facility and return such changed (or replacement) Product or part at its sole cost and expense to the Owner's designated location within the United States. Any such reinstallation will be performed by the Owner at its sole expense. At any such time that the Owner's spares or plug-in stocks are not available to implement a rotational program for an Equipment Upgrade, the Vendor will provide a seed stock, where feasible and necessary.

                    (iii)If the  Owner  does not make or  permit  the  Vendor to make an  Equipment  Upgrade as stated  above within one
                         (1) year from the date of change notification or such other period as the Vendor may agree, subsequent changes, repairs or replacements affected by the failure to make such change may, at the Vendor's option, be invoiced to the Owner whether or not such subsequent change, repair or replacement is covered under the warranty provided in this Contract for such Product. If requested by the Owner, Equipment Upgrades announced more than fifteen (15) years from the date of shipment will be implemented at the Owner's expense.

                    (iv) If the Vendor issues an Equipment  Enhancement  after a
                         PCS Product has been shipped to the Owner, the Vendor will promptly notify the Owner of such change if it is being offered to any of the Vendor's Customers. Except as otherwise set forth above in subsection 13.1(a), when an Equipment Enhancement is requested by the Owner, the pricing set for such Equipment Enhancements will be at the Vendor's standard charges subject to the applicable discounts set forth in this Contract and
                         Section 26.

                    (v) All change notifications for Equipment Upgrades and Equipment Enhancements provided by the Vendor to the Owner pursuant to the terms of this Contract must contain the following information: (i) a detailed description of the change; (ii) the reason for the change; (iii) the effective date of the change; and
                         (iv) the implementation schedule for such change, if appropriate.

         13.2 Notice. The Vendor will give the Owner not less than ninety (90) days prior written notice of the introduction of any Equipment Enhancement or any Equipment Combined Release. In addition, in February and August of each year during the Term of this Contract, the Vendor will provide the Owner with a forecast of future Equipment Enhancements to the Equipment or Equipment Combined Releases then currently being developed by or on behalf of the Vendor.

         13.3 Installation, Testing and Acceptance. The Installation and testing of the Equipment by the Vendor and the acceptance thereof by the Owner must be performed in accordance with Exhibit B3 pursuant to the Project Milestones in Exhibit A.

         13.4 Equipment Fixes. In the event that any Equipment Upgrade or Equipment Enhancement supplied by the Vendor during the Term of this Contract has the effect of preventing the System and/or any PCS System and/or any PCS Sub-System or any part thereof from satisfying, or performing in accordance with, the Specifications, the System Standards and/or Exhibit F or otherwise adversely affects the functionality, interoperability or features of the System, any such PCS System or PCS Sub-System or any part thereof, then the Vendor will without any charge to the Owner promptly retrofit or take such other corrective action as may be necessary to assure that the System, any such PCS System or PCS Sub-System or any such affected part, as modified to include each such Equipment Upgrade and Equipment Enhancement, will satisfy, and perform in accordance with, the Specifications, the System Standards and/or Exhibit F and restore all pre-existing functionality and features as well as provide any features and functionality provided by any of the foregoing modifications.


                        SECTION 14 INTELLECTUAL PROPERTY

         14.1 Intellectual Property. The Vendor grants the Owner rights to state that it is using the Vendor's Products or Services in the Owner's marketing, advertising or promotion of the System, any PCS System, any PCS Sub-System or any part thereof. The Owner has the right to use for such marketing, advertising or promotion the Vendor's advertising and marketing materials (including pamphlets and brochures) provided to the Owner by the Vendor describing the System, any PCS System, any PCS Sub-System or any part thereof, or any Product. Other than as set forth in this subsection 14.1, the Owner has the right to use the trademarks and service marks of the Vendor or its assignee in the Owner's marketing, advertising and promotion of the System, any PCS System, any PCS Sub-System or any part thereof only with the written consent of the Vendor not to be unreasonably withheld subject to and in accordance with the terms of subsection 27.13.

         14.2 Infringement. (a) The Vendor agrees that it will defend, at its own expense, all suits and claims against the Owner for infringement or violation (whether by use, sale or otherwise) in the United States of any patent, trademark, copyright, trade secret or other intellectual property rights of any third party (collectively, "Intellectual Property Rights"), covering, or alleged to cover, the Equipment, Software, the System and/or any PCS System, any PCS Sub-System or any component thereof for its intended use, in the form furnished or as subsequently modified by the Vendor or as otherwise modified by the Owner pursuant to the direction or approval of the Vendor. The Vendor agrees that it will pay all sums, including, without limitation, attorneys' fees and other costs, which, by final judgment or decree, or in settlement of any suit or claim to which the Vendor agrees, may be assessed against the Owner on account of such infringement or violation, provided that:

                                    (i) the Vendor will be given prompt  written
                           notice of all claims of any such infringement or violation and of any suits or claims brought or threatened against the Owner or the Vendor of which the Owner has actual knowledge;

                                    (ii) the Vendor will be given full authority
                           to assume control of the defense (including appeals) thereof through its own counsel at its sole expense and will have the sole right to settle any suits or claims without the consent of the Owner; provided that the Vendor will have no right to agree to injunctive relief against the Owner; provided further that the Vendor will notify the Owner of any proposed settlement condition prior to the Vendor's acceptance of such settlement; and

                                    (iii) the Owner  will  cooperate  fully with
                           the Vendor in the defense of such suit or claims and provide the Vendor, at the Vendor's expense, such assistance as the Vendor may reasonably require in connection therewith.

         (b) The Vendor's obligation under this subsection 14.2 will not extend to alleged infringements or violations that arise because the Products provided by the Vendor are used in combination with other products furnished by third parties and where any such combination was not installed, recommended, approved, explicitly or by implication, by the Vendor.

         14.3 Vendor's Obligation to Cure. If in any such suit so defended, all or any part of the Equipment, Software, the System, any PCS System, any PCS Sub-System or any component thereof is held to constitute an infringement or violation of Intellectual Property Rights and its use is enjoined, or if in respect of any claim of infringement or violation the Vendor deems it advisable to do so, the Vendor will at its sole cost, expense and option take one or more of the following actions: (i) procure the right to continue the use of the same without interruption for the Owner; (ii) subject to the terms of subsection 2.17 replace the same with noninfringing Equipment or Software that meets the Specifications; or (iii) modify said Equipment, Software, the System, any PCS System, any PCS Sub-System or any component thereof so as to be noninfringing, provided that the Equipment, Software, the System, any PCS System, any PCS Sub-System or any component thereof as modified meets all of the Specifications. In the event that the Vendor is not able to cure the infringement pursuant to clause (i), (ii) or (iii) in the immediately preceding sentence, the Vendor will refund to the Owner the full purchase price paid by the Owner for such infringing Product or feature, and the Owner will be under no obligation to return to the Vendor such infringing Product or feature regardless of whether, or by what means, the Owner, on its own or otherwise, subsequently cures such infringement.

         14.4 Vendor's Obligations. The Vendor's obligations under this Section 14 will not apply to any infringement or violation of Intellectual Property Rights to the extent caused by modification of the Equipment, Software, the System, any PCS System, any PCS Sub-System or any component thereof by the Owner, or any infringement caused solely by the Owner's use and maintenance of the Products other than in accordance with the Specifications and the purposes contemplated by this Contract, except as expressly authorized or permitted by the Vendor. The Owner will indemnify the Vendor against all liabilities and costs, including reasonable attorneys' fees, for defense and settlement of any and all claims against the Vendor for infringements or violations based upon this subsection 14.4.

         14.5 License to Use Vendor Patents. (a) The Vendor grants to the Owner and its Affiliates, under patents which the Vendor owns or has a right to license ("Vendor Patents"), a worldwide, royalty-free, nonexclusive license (the "Patent License") to use any Product furnished by the Vendor under this Contract (including any combination of products and services, whether or not furnished at the same time or as part of a larger combination) for provision of telecommunications services; provided, however, that no rights are conveyed to the Owner and its Affiliates with respect to any invention which is directed to
(i) a combination of a Product or Products furnished with any other Item which the Vendor does not furnish to the Owner under this Contract wholly or in part for such use, or (ii) a method or process which is other than an inherent use of the Products furnished. As used in this subsection 14.5, the term "inherent use" means a use that can be completely performed by a Product furnished by the Vendor (or a combination of Products furnished by the Vendor), without the need for any additional product, service, development modification or programming by the Owner and its Affiliates or by a third party.

         (b) The Owner and any successor to the Owner's title in the Products has the right (subject to written approval of the Vendor, which approval will not be unreasonably withheld), to assign the Patent Licenses to any other Person who acquires legal title to the Products including, but not limited to, any Person or Persons taking part in the financing of any part of the Nationwide Network, provided that no such assignment to Persons taking part in the financing of any part of the Nationwide Network will be permitted except in accordance with the provisions of subsection 27.4 of this Contract. Nothing contained in this subsection 14.5 is intended to, and shall not, limit any rights or privileges that the Owner has under this Contract or otherwise under Applicable Law.


                                SECTION 15 DELAY

         15.1 Liquidated Damages. The Parties agree that damages for delay are difficult to calculate accurately and, therefore, agree that liquidated damages (the "Liquidated Damages") will be paid for non-performance or late performance of the Vendor's obligations under this Contract pursuant to the terms hereof.

         15.2 Interim Delay. (a) Failure of the Vendor to complete the Work necessary to achieve each of the Project Milestones applicable to any PCS System and/or any PCS Sub-System, as the case may be (other than Milestone 3 (as set forth on Exhibit A1)), on or before the date applicable to such Milestone for such PCS System or PCS Sub-System, as the case may be, that is required to be achieved by the Vendor prior to the Guaranteed Substantial Completion Date for such PCS System or PCS Sub-System (each an "Interim Milestone") will result in the Vendor being liable to pay to the Owner an amount equal to [__________]; provided that no such Interim Delay Penalty will be due if the delay is directly and expressly attributable solely to (i) an event constituting a Force Majeure pursuant to the terms of this Contract or (ii) an act or omission of the Owner. Interim Delay Penalties accrued pursuant to this subsection 15.2(a) will be offset against the payment to be made by the Owner to the Vendor upon Substantial Completion of the PCS System or PCS Sub-System to which such interim delay relates. The Interim Delay Penalty applicable to Milestone 4 (as set forth on Exhibit A1) will be [__________]. This subsection 15.2 will not be applicable to Milestone 3 (as set forth on Exhibit A1) for either the System or any PCS System or any PCS Sub-System.

         (b) To the extent that the Vendor is responsible for Interim Delay Penalties pursuant to subsection 15.2(a) such penalties will be credited back to the Vendor by the Owner to the extent that (i) the Vendor successfully achieves the Interim Milestone subject to delay within thirty (30) days of the date scheduled therefore pursuant to the terms hereof and Exhibit A and (ii) such interim delay does not otherwise materially adversely affect the Owner, such PCS System or PCS Sub-System and/or the System as a whole. Any such reimbursement will be credited back to the Vendor such that the Interim Delay Penalty otherwise offset against the relevant Substantial Completion payment in accordance with subsection 15.2(a) above will be added back to such Substantial Completion payment to be made to the Vendor by the Owner.

         15.3 Completion Delay. (a) For each day that any PCS System and/or any PCS Sub-System, as the case may be, fails to [__________], the Vendor will pay, subject to the limitations otherwise set forth in this subsection 15.3, an amount equal to [_____________] percent of the Product Contract Price applicable to such PCS System or PCS Sub-System, as the case may be, [_________]. In no event will the Late Completion Payments payable by the Vendor with respect to any PCS System or such PCS Sub-System, as the case may be, exceed [___________].

         (b) If any PCS System or any PCS Sub-System does not achieve Substantial Completion by the Guaranteed Substantial Completion Date applicable thereto but the Owner nonetheless chooses (in its sole discretion) to commence In Revenue Service in such incomplete PCS System or incomplete PCS Sub-System, as the case may be (such action in no way constituting the Owner's acceptance, express or implied, of the System or such PCS System or such PCS Sub-System or any part thereof), then the Vendor will be required to pay, on a daily basis, only that percentage of the daily Late Completion Payment equal to that percentage of the geographic area to be otherwise covered by such PCS System or PCS Sub-System, as the case may be, not otherwise placed In Revenue Service by the Owner.

         (c) In the event of a change in the Product Contract Price pursuant to subsections 6.2, 7.2 or 27.16 or Section 26 during the Term of this Contract from the amount originally set forth in this Contract pursuant to Section 6 the per diem amount of Late Completion Payments set forth above will be increased or decreased, as appropriate, by an amount equal to the increase or decrease in the Owner's per diem interest payment obligation resulting from any change in the amount of debt incurred or to be incurred by the Owner related to such change in the Product Contract Price.

         (d) Late Completion Payments, including any portions of such payments payable in accordance with paragraphs (a) and (b) above, will be accrued during the Completion Cure Period and offset against payments otherwise due to the Vendor upon the achievement of Substantial Completion pursuant to the terms of subsection 6.3. If the Vendor fails to achieve Substantial Completion within sixty (60) days of the Guaranteed Substantial Completion Date for any reason other than primarily because of (i) a Force Majeure event pursuant to Section 16 or (ii) the direct and explicit act or omission of the Owner, then the Owner will have the option to terminate this Contract with respect to the PCS System and/or the PCS Sub-System, as the case may be, affected by any such delay without any penalty or payment obligation (other than payment obligations under this Contract outstanding as of the date of any such termination; provided that any such amounts payable by the Owner will not include any amounts that would have been payable to the Vendor only upon Substantial Completion or Final Acceptance); provided further that in the event the Vendor fails to achieve Substantial Completion within such sixty (60) day period in any combination of two (2) PCS Systems and/or PCS Sub-Systems within the Initial System over any period of time (regardless of whether such events are concurrent or whether the first such event was subsequently cured) the Owner will have the right, but not the obligation, to terminate this Contract in its entirety.

         15.4 SCP/HLR Delay. (a) Failure of the Vendor to properly deliver, install and test any of the SCP/HLR Products at the then existing HLR Designated Switch Sites in accordance with the SCP/HLR Specifications and the milestones set forth therein applicable to SCP/HLR Products by the HLR Completion Dates will result in the Vendor being liable to pay to the Owner contract cover damages (the "Contract Cover Damages") equal to any and all reasonable and actual increased costs and expenses including, but not limited to, increased costs and expenses associated with network modifications, extra equipment, software or training or re-engineering incurred by the Owner due to the Vendor's failure to deliver, install and test the SCP/HLR Products by the HLR Completion Dates in accordance with SCP/HLR Specifications and the HLR Statement of Work.

         15.5 AM/HLR Interim Solution. In order to meet the Owner's projected service date the Vendor will provide to the Owner, [_____________], and at the Owner's then existing HLR Designated Switch Sites, AM/HLRs pursuant to and in accordance with the AM/HLR Specifications and the HLR Statement of Work as an interim solution so that the Nationwide Network may operate in accordance with the Specifications; provided that the Vendor will continue to use its best efforts, [______________] (but with all reasonable cooperation from the Owner), to replace such interim AM/HLR solution with a comprehensive SCP/HLR system in accordance with the SCP/HLR Specifications and the HLR Statement of Work.

         15.6 AM/HLR Redeployment. After acceptance of the SCP/HLRs, the Owner will, at the Owner's sole discretion, have the Vendor redeploy the AM/HLRs as Access Managers to other sites within the System at the Vendor's sole cost and expense for any and all costs associated with such redeployment, including removal, transportation, and delivery but not installation or the cost of such Access Manager; provided that if the Access Manager is not moved to another location but redeployed in the same location in a separate function or for a separate MSC, the Owner will only be liable for the cost of the Access Manager and the Vendor will be responsible for all other costs. All payments, if any, for redeployed AM/HLRs will be made by the Owner pursuant to subsections
6.3(a)-(d); provided that in the event that any such redeployment is to a PCS System which has already achieved Substantial Completion then the payment terms of subsection 6.3.1 will apply.

         15.7 SCP/HLR Delay Termination. If after thirty (30) days after the HLR Completion Dates the Vendor is still unable to satisfactorily complete the Final Acceptance Tests applicable to the SCP/HLRs and/or any of the SCP/HLR Products to be delivered in accordance with the terms of this Contract (including, but not limited to, the SCP/HLR Specifications) the Owner will have the right (in addition to any rights under subsection 15.4 above), but not the obligation, to terminate the Contract only with respect to the SCP/HLR Products and will have the right to seek from the Vendor reimbursement for any of its reasonable and actual increased costs associated with acquiring reasonable replacement SCP/HLR Products from a third-party supplier. The remedies set forth in subsections 15.4, 15.5 and 15.7 will be the Owner's sole and exclusive remedies in the event the Owner chooses to terminate the delivery of SCP/HLR Products pursuant to the terms of this subsection 15.7.

         15.8 AS Software Delay. With respect to the AS Products and Services, in the event the Vendor fails to deliver any such AS Statement of Work compliant AS Products and/or AS Services within seven (7) days (except as provided below, the "AS Delay Grace Period") of the applicable dates for delivery set forth in Appendix G, the Vendor will (to the extent the Owner will not have cancelled the applicable order therefor pursuant to the terms of the Contract) credit to the Owner (in the form of purchase credits for any Vendor Products including, but not limited to, AS Products) as liquidated damages for such late performance for each of the first thirty (30) days beyond such AS Delay Grace Period, an amount equal to [____________] percent per day (for such [________] day period) of the total price of such undelivered or unsatisfactory AS Products or AS Services; provided that upon the timely AS Functional Acceptance (on the dates originally scheduled for such AS Functional Acceptance) of any such AS Products and/or AS Services, any delay penalties accrued therefor shall be forgiven; and provided further for AS Software "release 0.1" (as defined in Appendix G) the AS Delay Grace Period will be [________] days from the delivery dates set forth in Appendix G for the delivery of such AS Software release 0.1.

         15.9 OTAF and/or Actiview Delay Termination. If after thirty (30) days after the OTAF Completion Dates the Vendor is still unable to satisfactorily complete the OTAF Final Acceptance Tests and/or any of the OTAF Products and/or Services to be delivered in accordance with the terms of this Contract (including, but not limited to, the OTAF Statement of Work) the Owner will have the right, but not the obligation, to terminate the Contract only with respect to the OTAF Products and/or Services and will have the right to seek from the Vendor reimbursement for any of its reasonable and actual increased costs associated with acquiring reasonable replacement OTAF Products and/or Services from a third-party supplier. If after thirty (30) days after the Actiview Completion Dates the Vendor is still unable to satisfactorily complete the Actiview Final Acceptance Tests and/or any of the Actiview Products and/or
Services to be delivered in accordance with the terms of this Contract (including, but not limited to, the Actiview Statement of Work) the Owner will have the right, but not the obligation, to terminate the Contract only with respect to the Actiview Products and/or Services and will have the right to seek from the Vendor reimbursement for any of its reasonable and actual increased costs associated with acquiring reasonable replacement Actiview Products and/or Services from a third-party supplier. Pursuant to and in accordance with the Actiview Statement of Work, the Owner will be responsible for the timely furnishing of the Actiview operations environment, which includes delivery, installation and testing of third party equipment and third party software applicable and necessary for the operation of the Actiview Software. The Parties understand and agree that the dates set forth in Section 12 of Appendix M for the delivery of SCP/OTAF Products and Services are subject to modification pursuant to the mutual good faith agreement between the Parties on or before October 14, 1996; provided, that, the Vendor agrees that the delivery dates for SCP/OTAF Products and Services will in no event be modified to be more than forty-five (45) days beyond the dates for such deliveries set forth in Section 12 of Appendix M as of the Effective Date.

         15.10 OTAF and/or Actiview Delay. (a) (i) With respect to the SPARC/OTAF Products (other than any OTAF Maintenance and Instruction Manuals or OTAF Operating Manuals) and SPARC/OTAF Services, in the event the Vendor fails to deliver any such OTAF Statement of Work compliant SPARC/OTAF Products and/or Services within seven (7) days (the "OTAF Delay Grace Period") of the applicable dates for delivery set forth in the OTAF Statement of Work, the Vendor will (to the extent the Owner will not have cancelled the applicable order therefor pursuant to the terms of the Contract) credit to the Owner (in the form of purchase credits for any Vendor Products including, but not limited to, OTAF Products) as liquidated damages for such late performance for each of the first [________] days beyond such OTAF Delay Grace Period, an amount equal to [__________] percent per day (for such [_________] day period) of the OTAF Price; provided that upon the timely SPARC/OTAF Field Acceptance (on the dates originally scheduled for such SPARC/OTAF Field Acceptance) of any such SPARC/OTAF Products and/or SPARC/OTAF Services, any delay penalties accrued therefor shall be forgiven. (ii) With respect to the SCP/OTAF Products (other than any OTAF Maintenance and Instruction Manuals or OTAF Operating Manuals) and Services, in the event the Vendor fails to deliver any such OTAF Statement of Work compliant SCP/OTAF Products (other than any OTAF Maintenance and Instruction Manuals or OTAF Operating Manuals) or Services within seven (7) days of the applicable dates for delivery set forth in the OTAF Statement of Work, the Vendor will (to the extent the Owner will not have cancelled the applicable order therefor pursuant to the terms of the Contract) credit to the Owner (in the form of purchase credits for any Vendor Products including, but not limited to, OTAF Products) as liquidated damages for such late performance for each of the first [_________] days beyond such OTAF Delay Grace Period, an amount equal to [___________] percent per day (for such [_________] day period) of the OTAF Price; provided that upon the timely SCP/OTAF Field Acceptance (on the dates originally scheduled for such SCP/OTAF Field Acceptance) of any such SCP/OTAF Products and/or SCP/OTAF Services, any delay penalties accrued therefor shall be forgiven.

                  Furthermore and in addition to any and all damages and/or remedies available to the Owner pursuant to this Section 15, with respect to a delay in the Specification compliant availability and installation of SCP/OTAF Products and Services in accordance with the dates and requirements of the OTAF Statement of Work that is in excess of thirty (30) days beyond the dates originally scheduled for any such SCP/OTAF Products and Services availability and installation, the Owner will be entitled to and the Vendor will provide for the Owner's Nationwide Network, SPARC/OTAF Products and Services that are equal in features and functionality to the SCP/OTAF Products and Services that would have been available and installed pursuant to the OTAF Statement of Work but for such delay in the availability and/or installation of Specification compliant SCP/OTAF Products or Services.

         (b) With respect to the Actiview Products and Actiview Services, in the event the Vendor fails to deliver any such Actiview Statement of Work compliant Actiview Products and/or Services within seven (7) days (the "Actiview Delay Grace Period") of the applicable dates for delivery set forth in the Actiview Statement of Work, the Vendor will (to the extent the Owner will not have cancelled the applicable order therefor pursuant to the terms of the Contract) credit to the Owner (in the form of purchase credits for any Vendor Products including, but not limited to, Actiview Products) as liquidated damages for such late performance for each of the first [______] days beyond such Actiview Delay Grace Period, an amount equal to [__________] percent per day (for such [________] day period) of the total price of such undelivered or unsatisfactory Actiview Products or Actiview Services; provided that upon the timely Actiview Functional Acceptance (on the dates originally scheduled for such Actiview Functional Acceptance) of any such Actiview Products and Actiview Services, any delay penalties accrued therefor shall be forgiven.


                            SECTION 16 FORCE MAJEURE

         16.1 Force Majeure. (a) Either Party may make a claim for excusable failure or delay with respect to any obligation of such Party under this Contract, except any obligation to make payments when due. Excusable failure or delay will be allowed only in the event of an event of Force Majeure that is beyond the reasonable control of the affected Person. Notwithstanding the foregoing, the Vendor will not be entitled to relief under this Section 16 to the extent that any event otherwise constituting an event of Force Majeure results from the negligence or fault of the Vendor or any Subcontractor, and the Owner will not be entitled to relief under this Section 16 to the extent any event otherwise constituting an event of Force Majeure results from the negligence or fault of the Owner.

         (b) The Party  claiming the benefit of excusable  delay  hereunder must
(i) promptly notify the other Party of the circumstances creating the failure or delay and provide a statement of the impact of such Party failure or delay and
(ii) use reasonable efforts to avoid or remove such causes of nonperformance, excusable failure or delay. If an event of Force Majeure prevents the Vendor from performing its obligations under this Contract for a period exceeding sixty
(60) days, the Owner may, upon prior written notice to the Vendor, terminate this Contract.

         (c) The Party not claiming the benefit of excusable delay hereunder will likewise be excused from performance of its obligations hereunder on a day-for-day basis to the extent such Party's obligations are affected due to the other Party's delayed performance.

         (d) In the event of a Force Majeure which the Party claiming relief for such event has used all best efforts to resolve in accordance with the terms of this Contract, upon the written request of either Party, the other Party will in good faith negotiate modifications, to the extent reasonable and necessary, in scheduling and performance criteria in order to reasonably address the impact of such Force Majeure.

                              SECTION 17 WARRANTIES

         17.1 Product Warranty. (a) The Vendor warrants that, for a period of two (2) years from the date of Final Acceptance of any PCS System and/or PCS Sub-System, as the case may be (the "Product Warranty Period"), all Products and all of the Installation and the Configuration Engineering thereof within such PCS System and/or PCS Sub-System, as the case may be, will materially conform with and perform the functions set forth in the Specifications and the relevant performance criteria set forth in Exhibit D, to the extent applicable, and will be free from Defects and Deficiencies in material or workmanship which impair service to subscribers, System performance, billing, administration and/or maintenance. In the case of Software, the Product Warranty Period applicable to any such Software will be automatically extended upon, and simultaneous with, any Software Upgrade issued pursuant to the terms of Section 12. The Vendor will assign to the Owner all outstanding Subcontractor warranties attributable to Non-Essential Equipment at such time that the Vendor's warranty on such Non-Essential Equipment pursuant to this subsection 17.1 expires pursuant to and in accordance with the Product Warranty Period applicable to such Item of Non-Essential Equipment. The Warranty Period for a PCS Product or part thereof repaired or provided as a replacement under this Product warranty is six (6) months or the unexpired term of the new Product Warranty Period applicable to the repaired or replaced PCS Product or part, whichever is longer.

         (b) To the extent the Owner orders additional Products from the Vendor in accordance with the terms of this Contract including, but not limited to, subsections 2.2 and/or 7.2, any such Products so ordered by the Owner and delivered and installed by the Vendor or its Subcontractors will be warranted to the same extent as set forth in clause (a) above for a period of not less than twenty four (24) months from the earlier of (i) the date the Owner puts such additional Products into In Revenue Service, (ii) the date of the Owner's acceptance and (iii) thirty (30) days after the Vendor completes the installation of such additional Products. If in the event, pursuant to the Owner's order for such additional Products the Vendor is not required to install such additional Products, the warranty on such additional products will run twenty-four (24) months from the date the Vendor shipped such products to the Owner.

                  17.1.1 AS Products Warranty. Notwithstanding anything stated herein to the contrary, for the AS Products provided hereunder, the Vendor warrants that, from the date of AS Final Acceptance of the installation and Engineering thereof, the AS Products will materially conform with and perform the functions set forth in the AS Statement of Work, to the extent applicable, and will be free from Defects and Deficiencies for a warranty period (each as applicable, an "AS Product Warranty Period") of (i) in the case of AS Software, ninety (90) days and (ii) in the case of AS Equipment, one (1) year. In the case of AS Software, the AS Product Warranty Period applicable to any such AS Software will be automatically extended for a new ninety (90) day period commencing on the date of the completion of any applicable Software Upgrade and/or Software Enhancement upon, and simultaneous with, any Software Upgrade and/or Software Enhancement issued pursuant to the terms of Section 12. To the extent the Owner orders additional AS Products not otherwise covered pursuant to Appendix G from the Vendor in accordance with the terms of this Contract, any such AS Products so ordered by the Owner and delivered and installed by the Vendor or its Subcontractors will be warranted to the same extent as set forth above, from the earlier of (i) the date the Owner puts such additional AS Products into In Revenue Service, (ii) the date of the Owner's acceptance of such additional AS Products and (iii) thirty (30) days after the Vendor completes the installation of such additional AS Products.

                  17.1.2 OTAF Products Warranty. Notwithstanding anything stated herein to the contrary, for the OTAF Products provided hereunder, the Vendor warrants that, from the date of OTAF Final Acceptance, the OTAF Products will materially conform with and perform the functions set forth in the OTAF Statement of Work, to the extent applicable, and will be free from Defects and Deficiencies in material or workmanship which impair service to subscribers and/or System performance, administration and/or maintenance for a warranty period (each as applicable, an "OTAF Product Warranty Period") of (c) in the case of OTAF Software, ninety (90) days and (d) in the case of OTAF Equipment, one (1) year. In the case of OTAF Software, the OTAF Product Warranty Period applicable to any such OTAF Software will be automatically extended for a new ninety (90) day period commencing on the date of the completion of any applicable Software Upgrade and/or Software Enhancement applicable to such OTAF Software upon, and simultaneous with, any Software Upgrade and/or Software Enhancement applicable to such OTAF Software issued pursuant to the terms of
Section 12.

                  17.1.3 Actiview Products Warranty. Notwithstanding anything stated herein to the contrary, for the Actiview Products provided hereunder, the Vendor warrants that, from the date of Actiview Final Acceptance, the Actiview Products will materially conform with and perform the functions set forth in the Actiview Statement of Work, to the extent applicable, and will be free from Defects and Deficiencies in material or workmanship which impair service to subscribers and/or System performance, administration and/or maintenance for a warranty period (each as applicable, an "Actiview Product Warranty Period") of ninety (90) days from the date of such Actiview Final Acceptance. The Actiview Product Warranty Period applicable to Actiview Software will be automatically extended for a new ninety (90) day period commencing on the date of the completion of any applicable Software Upgrade and/or Software Enhancement applicable to such Actiview Software upon, and simultaneous with, any Software Upgrade and/or Software Enhancement applicable to such Actiview Software issued pursuant to the terms of Section 12. To the extent the Owner orders additional Actiview Software not otherwise covered pursuant to Appendix U from the Vendor in accordance with the terms of this Contract, any such additional Actiview Software so ordered by the Owner and delivered and installed by the Vendor or its Subcontractors will be warranted to the same extent as set forth above, from the earlier of (i) the date of the Owner puts such additional Actiview Software into In Revenue Service, (ii) the date of the Owner's acceptance of such additional Actiview Software and (iii) thirty (30) days after the Vendor completes the installation of such additional Actiview Software.

         17.2 Services Warranty (a) The Vendor warrants that, for a period of not less than three (3) years from the date of completion of RF Engineering done by the Vendor or its Subcontractors (but in no event earlier than the achievement of Milestone 5 in such PCS System or PCS Sub-System) in any given PCS System or PCS Sub-System, as the case may be (the "RF Services Warranty Period"), the Final Site Count within and the Final RF Design applicable to such PCS System or PCS Sub-System, as the case may be, will be accurate based upon the environmental circumstances in such PCS System or PCS Sub-System, as the case may be, as they existed at the time of the Final Acceptance of such PCS System or PCS Sub-System, as the case may be, provided that the projections of subscriber growth, traffic and other predictive data, including all applicable standards as identified in Exhibits B1, D and H, upon which the Final Site Count and Final RF Design have been determined, have not been materially exceeded or the applicable and relevant industry standards have not materially changed; and provided further that in no event will the RF Engineering warranty pursuant to this subsection 17.2(a) cover or warrant items or performance otherwise covered or warranted pursuant to subsection 17.3 below.

         (b) The Vendor warrants that, for a period of not less than two (2) years from the date of completion of Facilities Preparation Services within any PCS System or PCS Sub-System, as the case may be, but in no event later than the achievement of Milestone 8 pursuant to Exhibit A1 in such PCS System or PCS Sub-System, as the case may be (provided that in the event of a Microwave Delay Period in such PCS System or PCS Sub-System, as the case may be, pursuant to subsection 2.38, the commencement of the Facilities Preparation Services Warranty Period will not be later than three (3) months from the date the Vendor would have otherwise been able to commence Substantial Completion testing in such PCS System or PCS Sub-System, as the case may be, in accordance with Exhibit B3 and Milestone 8 as set forth on Exhibit A1 but for the existence of such Microwave Delay Period) (the "Facilities Preparation Services Warranty Period" and collectively with the RF Services Warranty Period, the "Services Warranty Periods"), such Facilities Preparation Services will be (i) operational in accordance with the Specifications, (ii) in compliance with all material Applicable Laws and material Applicable Permits in effect at the time of the completion of such Facilities Preparation Services in such PCS System or PCS Sub-System, as the case may be, and (iii) free from Defects or Deficiencies.

         (c) The Vendor warrants that, for a period of six (6) months from the date of completion, with respect to other Services performed by the Vendor and not otherwise covered elsewhere in this Section 17, including, but not limited to, repair Services, such other Service(s) will be free from Defects or Deficiencies for which the Vendor is responsible pursuant to the terms of this Contract.

         17.3 System Warranty. The Vendor warrants that, for a period ending three (3) years from the Final Acceptance of the last PCS System within the Initial System (the "System Warranty Period"), the ongoing performance of each PCS System together with all other PCS Systems and PCS Sub-Systems within the System will conform with and perform to the performance criteria set forth on Exhibit F as of the date of the Final Acceptance of such PCS System based on the circumstances within such PCS System on such date. The System warranty pursuant to this subsection 17.3 will be limited to the extent that the projections of subscriber growth, traffic and other predictive data, including all applicable standards as identified in Exhibits B1, D and H, upon which the Final Site Count and Final RF Design have been determined, have not been materially exceeded or the applicable and relevant industry standards have not materially changed.

         17.4 Breach of Warranties. (a) In the event of any breach of any of the Warranties during any of the applicable Warranty Periods set forth in subsections 17.1(a), 17.2(a), 17.2(b), 17.2(c) and 17.3, the Vendor will, in accordance with the terms of this Section 17, promptly repair or replace the defective or nonconforming Product or otherwise cure any Defects and Deficiencies so that each PCS Sub-System and each PCS System and the System as a whole will perform in accordance with the Specifications and Exhibit F. If the Vendor fails to promptly repair, replace and/or cure such defect, the Owner may, in addition to exercising any other remedies available to it, itself cause such repair, replacement and/or cure, at its option and at the sole cost and expense of the Vendor.

         (b) The Vendor recognizes that the Owner may suffer injury and may be damaged in an amount which will be difficult to determine with certainty as a result of Outages resulting from causes attributable to the failure of the Vendor's Products and/or Services to perform in accordance with the Specifications. As used herein, "Outage" means an unscheduled loss of functionality of the System, any PCS System or any PCS Sub-System due to the failures of PCS Products or any combination thereof defined as the loss of the capability to originate or terminate [___________] percent or more of the active voice channels then in service within the System or such PCS System and/or PCS Sub-System for a period of time exceeding [_____] minutes.

         (c) During the System Warranty Period, the Vendor will be liable to the Owner for damages (the "Warranty Damages") for Outages (for other than in the Test-bed Laboratory) that result from (i) the failure of the Vendor's Equipment and/or Software to perform in accordance with the Specifications, (ii) the failure of the Vendor to provide Services in accordance with the Specifications applicable thereto, (iii) a Vendor procedural error or (iv) inaccurate Technical Documentation, excluding marketing bulletins, sales literature or other promotional materials provided by the Vendor to the Owner. As used herein, "Vendor procedural error" means an error or improper deviation from the Vendor's or its Subcontractors' procedures by, or attributable to, the Vendor's personnel. Warranty Damages will be calculated based upon [______________]dollars for each Outage occurring in any given PCS System to the extent such Outage exceeds [__________] from the time the Owner notified the Vendor of such Outage (not including such [__________]), plus [___________] dollars per minute for [___________] the duration of the Outage exceeds [___________] from the time the Owner notifies the Vendor of such Outage (not including such [__________]). In the event any Outage is specific only to a PCS Sub-System and not any other portion of the PCS System of which such PCS Sub-System is a part (each a "PCS Sub-System Specific Outage"), then the amount of the Warranty Damages payable to the Owner for any such PCS Sub-System Outage pursuant to the terms of this subsection 17.4(c) will be calculated by multiplying the applicable amounts set forth in this subsection 17.4(c) by the percentage equal to the Contract Price for such PCS Sub-System divided by the Contract Price for the entire PCS System of which such PCS Sub-System is a part (for each PCS Sub-System, the "PCS Sub-System Percentage"). [______________].

         (d) In no event will the Vendor's liability for Warranty Damages pursuant to this subsection 17.4 exceed [___________] dollars with respect to each Outage in any given PCS System; provided that the Warranty Damages cap applicable to each PCS Sub-System Specific Outage will be [___________] dollars multiplied by the applicable PCS Sub-System Percentage. In addition, the Vendor's total liability for Warranty Damages pursuant to this subsection 17.4 will not exceed [___________] dollars per calendar year during the Term of this Contract with respect to Outages in any given PCS System per calendar year; provided that the annual Warranty Damages cap applicable to each PCS Sub-System for all PCS Sub-System Specific Outages in each such PCS Sub-System will not exceed [___________] dollars multiplied by the applicable PCS Sub-System Percentage.

         (e) Notwithstanding the foregoing, the Vendor will have no liability pursuant to this subsection 17.4 for:

                                    (i) Outages  caused by a Force Majeure event
                           as described in Section 16 other than to the extent that any of the Vendor's Products and/or Services resulting in such Outages should, in accordance with the Specifications be able to withstand any such Force Majeure event;

                                    (ii)  Outages  resulting  from  a  scheduled
                           activity, including, but not limited to, System maintenance or loading of Software or Equipment Upgrades, Enhancements or Combined Releases, unless said Outage (without fault of the Owner) extends beyond the expected downtime, as provided in the Specifications applicable thereto, associated with such Equipment or Software maintenance Upgrades, Enhancements or Combined Releases;

                                    (iii)  alterations  by the Owner  and/or the
                           Vendor at the Owner's request or otherwise pursuant to the terms of this Contract to the System and/or any PCS System and/or any PCS Sub-System, excluding normal maintenance or parameter changes as prescribed by the applicable Technical Documentation;

                                    (iv) Outages resulting from the Owner's, its
                           subcontractors' or any third party's (if such third party is employed by the Owner) failure to follow the Technical Documentation;

                                    (v) Outages  resulting from the  negligence,
                           gross negligence or willful misconduct of the Owner, or any of its employees, agents or contractors or any other third party (other than any Subcontractor or any employees, representatives or agents of the Vendor); or

                                    (vi)  Outages   resulting  from  failure  of
                           equipment or software not supplied by the Vendor or any Subcontractors or from the performance of services not performed by the Vendor or any Subcontractors; or

                                    (vii)   Outages   caused   by  the   Owner's
                           deactivation of the System or any portion thereof, unless the deactivation is undertaken in avoidance of an unplanned outage; or

                                    (viii)  Outages caused by the failure of the
                           Network Interconnection facilities.

         (f) On or before the beginning of each quarter of each calendar year during the Term of this Contract, the Owner will provide the Vendor a written report summarizing any Outages occurring during the previous calendar quarter. The amount of any Warranty Damages will be determined by the Owner as of the end of the fourth quarter of each calendar year during the Term, for the preceding four quarterly reporting periods during such Term. The Owner will notify the Vendor of any such Warranty Damages in writing. Such Damages will be payable in credits on future purchases under this Contract or otherwise if this Contract is terminated for any reason within thirty (30) days of the occurrence. Any disputes regarding the determination of the cause of an Outage or the amount of any such Warranty Damages will be resolved in accordance with the provisions of
Section 23.

         17.5 Repair and Return. (a) If the Owner claims a breach of warranty under subsections 17.1, 17.2 or 17.3, it must notify the Vendor of the claimed breach within a reasonable time after its determination that a breach has in fact occurred. The Owner will allow the Vendor to inspect the Products, the Services or the System, as the case may be, on-site, or, upon the Vendor's reasonable request and, subject to subsection 17.5(d) below, at the Vendor's sole expense: (i) with respect to Products, return such Products to any of the Vendor's repair facilities located in the United States and listed on Schedule 8, or (ii) with respect to Non-Essential Equipment, return such Non-Essential Equipment to the Vendor (or to the third party manufacturer if previously requested by the Vendor) for further return to the applicable third party manufacturer. The Vendor or such third party manufacturer may use either new, remanufactured, reconditioned, refurbished, or functionally equivalent Products or parts pursuant to the terms of this Contract, including, but not limited to, the Specifications, in the furnishing of warranty repairs or replacements under this Contract.

         (b) The Vendor agrees to commence work on all such Products, Non-Essential Equipment, Services or any System Defect, as the case may be, or Installation defects as soon as practicable, but the Vendor will use reasonable efforts to commence such Work in no event later than twenty-four (24) hours after notification of such defect, and, subject to subsections 17.5(e) and 17.5(f), the Vendor will cure such defect as promptly as practicable. During the Product Warranty Period electronic circuit board components of Equipment or Non-Essential Equipment, as the case may be, will be repaired or replaced by the Vendor.

         (c) Failure of the System to function to the level of the performance warranty as set forth in subsection 17.3 will result in the obligation of the Vendor to promptly make whatever repairs, modifications, alterations, expansions or to take any other action of any kind, including but not limited to the provision of additional Products and/or Services, necessary to satisfactorily fix that portion of the System causing any failure for which the Vendor is responsible. In the event of a breach of the warranties in Section 17 which will be cured with the installation of additional PCS Products, the Vendor will provide such PCS Products, together with related transportation, Installation and optimization Services, as are reasonably required to remedy the shortfall, at no charge to the Owner, provided that, if in order to remedy the shortfall, the number of additional Base Stations required to cure the Vendor's breach under these warranties is not in excess of five percent (5%) of the total number of Base Stations in the relevant PCS System (as such "total number" is as set forth in the Final RF Engineering Plan), the Vendor will not be obligated to pay for the Base Stations and the installation and transportation related thereto required to cure such breach, provided further that the Vendor will be obligated to provide and pay for any Base Stations and the installation and transportation related thereto in excess of any such five percent (5%) shortfall.

         (d) All costs associated with (i) removing or disconnecting the Products or the Non-Essential Equipment subject to the warranty claim pursuant to the terms of this Section 17 from any other Products, the respective PCS System or PCS Sub-System or any part thereof or from other equipment, any other PCS system or any part thereof to which they are attached or connected, or (ii) dismantling surrounding Products, the respective PCS System or PCS Sub-System or any part thereof or any other equipment or other PCS system or any part thereof in order to so remove or disconnect the Products or Non-Essential Equipment subject to such warranty claim will be borne by the Vendor throughout the applicable Warranty Period unless such Products are readily returnable to the Vendor in which case the Owner will bear all such costs. All packaging, shipping and freight charges incurred in connection with the return of Items to the Vendor will be borne by the Owner. The Vendor will be responsible for packing, shipping and freight charges for return of repaired or replacement Items to the Owner, unless the Products or Non-Essential Equipment, as the case may be, returned are not Defective or otherwise not covered by the Vendor's warranty pursuant to subsection 17.1, in which case the Owner will pay for all such charges between the Owner's point of origin and the Vendor's applicable repair facility in the United States.

         (e) For routine warranty service, the Vendor will, during the respective Warranty Period, ship replacement or repaired Products or Non-Essential Equipment (or components thereof) within thirty (30) days of receipt of the Defective Equipment or Non-Essential Equipment (or components thereof) from the Owner. In the event such replacement or repaired Products or Non-Essential Equipment cannot be shipped within such time period, or if the Vendor determines that due to the particular circumstances, on-site repairs or services are required, the Vendor will undertake such repairs or replacement services on-site within thirty (30) days of notification of the warranty Defect by the Owner. In the event that the Vendor fails to repair or replace Defective Products and/or Non-Essential Equipment within thirty (30) days from the Owner's notice to the Vendor, then the Vendor will be deemed to be in breach of its obligations pursuant to this Contract and the Owner will be entitled to receive a refund of all amounts previously paid to the Vendor for the Defective Products or Non-Essential Equipment, and will have no further obligation to pay additional amounts in connection with the Defective Products or Non-Essential
Equipment. The Owner will return such Defective Products and Non-Essential Equipment to the Vendor at the Vendor's sole cost and expense.

         (f) For emergency warranty service situations, the Vendor will, during the applicable Warranty Periods, use its best efforts to ship replacement Products or Non-Essential Equipment (or components thereof) no later than twelve
(12) hours after notification of the warranty Defect by the Owner. The Owner will ship the Defective Products or Non-Essential Equipment to the Vendor within thirty (30) days of receipt of the replacement Products or Non-Essential Equipment, as the case may be. In the event the Vendor fails to receive such Defective Products or Non-Essential Equipment within such thirty (30) day period, the Vendor will invoice the Owner for the replacement Products or Non-Essential Equipment at the then-current price in effect therefor pursuant to the terms of this Contract. If in an emergency warranty service situation, the Owner and/or the Vendor determines that due to the particular circumstances, on-site technical assistance is necessary, the Vendor will dispatch emergency service personnel to the site in accordance with the terms of subsection 2.26. For the purpose of this subsection 17.5, an emergency warranty service situation will be deemed to exist upon the occurrence of any E1 Emergency Condition or E2 Emergency Condition. The Vendor agrees to commence work on all Equipment, Non-Essential Equipment, Facilities Preparation Services or any System defect, as the case may be, or Installation defects materially impairing service to subscribers, System performance, billing, administration and/or maintenance as soon as practicable, but in no event later than twenty-four (24) hours after notification of such defect, and the Vendor will cure such defect as promptly as practicable.

         17.6 Technical Assistance Center. The Vendor must maintain a technical assistance center in the United States, and during the Warranty Periods established pursuant to subsections 17.1(a), 17.1(b), 17.2 and 17.3, respectively, will make such support center available to the Owner twenty-four
(24) hours per day free of any additional charge to the Owner (other than applicable Annual Release Maintenance Fees).

         17.7 Scope of Warranties. Unless otherwise stated herein, the Vendor's warranties under this Section 17 will not apply to:

                  17.7.1 damage or defects resulting from the negligence, gross negligence or willful misconduct of the Owner, or any of its employees, agents or contractors;

                  17.7.2 any Equipment or Software damaged by accident or disaster, including without limitation, fire, flood, wind, water, lightning or power failure other than to the extent that any such Equipment or Software should in accordance with the Specifications and/or the Vendor's representations be able to withstand any such events; or

                  17.7.3 non-integral items (other than any Non-Essential Equipment otherwise covered by subsection 17.1) normally consumed in operation or which has a normal life inherently shorter than the Warranty Periods (e.g., fuses, lamps, magnetic tape); or

                  17.7.4 damages or defects resulting directly from Other Vendor's equipment provided that this will in no event limit the Vendor's obligations as to Interoperability pursuant to the terms of this Contract;

                  17.7.5 Products which have had their serial numbers or months and year of manufacture removed or obliterated by the Owner;

                  17.7.6 failures or deficiencies in BTS performance resulting solely from changed environmental conditions, including, but not limited to, the growth of trees and other foliage, the erection of buildings, and interference from third party radio transmissions not otherwise engineered for by the Vendor; or

                  17.7.7 Owner modifications to (i) SCP/HLR Software (including the Platform Software in SCP/HLR Hardware) done pursuant to subsection 12.5,
(ii) Owner modifications to AS Software and/or Actiview Software done pursuant to subsection 12.6 or (iii) Owner modifications to OTAF Software done pursuant to subsection 12.7.

except when any such damage or defects are made, done or caused by the Vendor or any of its Subcontractors.

         17.8 Expenses. Except as otherwise provided in this Section 17, the Owner will reimburse the Vendor for the Vendor's out-of-pocket expenses incurred at the Owner's request in responding to and/or remedying Products, Non-Essential Equipment, Services or any System defect, or service Deficiencies not covered by the warranties set forth herein or otherwise covered under a separate System maintenance agreement (subject, however, to the terms and conditions of any such agreement) between the Vendor and the Owner.

         17.9 Third Party Warranties. If the Vendor purchases or subcontracts for the manufacture of any part of the System or the performance of any of the Services to be provided hereunder from a third party, the warranties given to the Vendor by such third party will inure, to the extent assigned to the Owner pursuant to this Section 17 or permitted by law, to the benefit of the Owner, and the Owner will have the right, at its sole discretion, to enforce such warranties directly and/or through the Vendor. The warranties of such third parties will be in addition to and will not, unless otherwise expressly stated herein, be in lieu of any warranties given by the Vendor under this Contract.

         17.10 Additional System Element Locations. In the event that under the remedy provisions of this Section 17 the Vendor is required to provide additional MSC and/or Base Stations requiring additional System Element Locations, the Owner will be responsible for all Site Acquisition and Facilities Preparation Services costs (other than any construction management costs or fees which will be borne by the Vendor).

         17.11 EXCLUSIVE REMEDIES. THE FOREGOING PRODUCT, SERVICES AND SYSTEM WARRANTIES AND REMEDIES ARE EXCLUSIVE FOR THE PURPOSES OF ANY BREACH BY THE VENDOR OF ANY SUCH WARRANTY AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


                              SECTION 18 INSURANCE

         18.1 Insurance. The Vendor will maintain insurance in accordance with the provisions set forth in Schedule 6.


                                SECTION 19 TAXES

         19.1 Taxes. The amounts to be paid by the Owner under this Contract do not include any state, provincial or local sales and use taxes, however designated, which may be levied or assessed on the System, any PCS System, any PCS Sub-System or any component thereof, including, but not limited to, the Services. With respect to such taxes, the Owner will either furnish the Vendor with an appropriate exemption certificate applicable thereto or pay to the Vendor, upon presentation of invoices therefor, such amounts thereof as the Vendor may by law be required to collect or pay; provided, however, that the Vendor will use its best efforts to minimize the amount of any such taxes. The Owner has no obligation to the Vendor with respect to other taxes, including, but not limited to, those relating to franchise, net or gross income or revenue, license, occupation, other real or personal property, and fees relating to importation of the Products in the United States.

             SECTION 20 INDEMNIFICATION AND LIMITATION OF LIABILITY

         20.1 Vendor Indemnity. (a) The Vendor will indemnify and hold the Owner and its Affiliates, partners, directors, officers, agents and employees (the "Indemnitees") harmless from and against all third party claims, demands suits, proceedings, damages, costs, expenses, liabilities (including, without limitation, reasonable legal fees) or causes of action (collectively, "Liabilities") brought against or incurred by any Indemnitee for (i) injury to persons (including physical or mental injury, libel, slander and death), or (ii) loss or damage to any property, or (iii) violations of Applicable Laws, Applicable Permits, codes, ordinances or regulations by the Vendor, or (iv) any patent or trademark claims arising out of the Vendor's obligation subject to subsection 14.2 or (v) any other liability, resulting from the acts or omissions, negligence, error, willful misconduct or strict liability, of the Vendor, its officers, agents, employees, or Subcontractors in the performance of this Contract. If the Vendor and the Owner jointly cause such Liabilities, the Parties will share the liability in proportion to their respective degree of causal responsibility.

         (b) The Vendor's obligation to indemnify under subsection 20.1(a) with respect to any Liability will not arise unless the Owner or the Indemnitee (i) notifies the Vendor in writing of such potential Liability, in the case of the Owner, within a reasonable time after the Owner will receive written notice of such Liability; provided that the lack of such notice will not affect the Vendor's obligation hereunder (A) if the Vendor otherwise has knowledge of such Liability and (B) unless such lack of notice is the cause of the Vendor being unable to adequately and reasonably defend such Liability, (ii) gives the Vendor the opportunity and authority to assume the defense of and settle such Liability, subject to the provisions of the next two sentences, and (iii) furnishes to the Vendor all such reasonable information and assistance available to the Owner (or other Indemnitees) as may be reasonably requested by the Vendor and necessary for the defense against such Liability. The Vendor will assume on behalf of the Indemnitee and conduct with due diligence and in good faith the defense of such Liability with counsel (including in-house counsel) reasonably satisfactory to the Indemnitee; provided that the Indemnitee will have the right to be represented therein by advisory counsel of its own selection and at its own expense. If the Indemnitee will have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the Vendor, the Indemnitee will have the right to select separate counsel reasonably satisfactory to the Vendor to participate in the defense of such action on its own behalf at the Vendor's expense. In the event the Vendor fails to defend any Liability as to which an indemnity might be provided herein, then the Indemnitee may, at the Vendor's expense, contest or settle such matter without the Vendor's consent. All payments, losses, damages and reasonable costs and expenses incurred in connection with such contest, payment or settlement will be to the Vendor's account and may be deducted from any amounts due to the Vendor. The Vendor will not settle any such Liability without consent of the Indemnitee, which consent will not be unreasonably withheld. This indemnity is in lieu of all other obligations of the Vendor, expressed or implied, in law or in equity, to indemnify the Indemnitees (except pursuant to Section 14 or any other Vendor indemnitees set forth in this Contract).

         20.2 LIMITATION ON LIABILITY. EXCEPT AS PROVIDED IN SUBSECTIONS 14.2, 15.2, 15.3, 15.4, 15.5, 15.6, 15.7, 15.8, 15.9, 15.10, 17.4, 20.1, AND 20.3
HEREOF, IN NO EVENT, AS A RESULT OF BREACH OF CONTRACT OR BREACH OF WARRANTY, WILL EITHER PARTY HERETO BE LIABLE UNDER THIS CONTRACT TO THE OTHER PARTY FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING LOST PROFITS OR REVENUES OF SUCH PARTY, BEFORE OR AFTER ACCEPTANCE, WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE.

         20.3 Damages for Fraud or Willful Misconduct (a) The Vendor will be responsible for all damages, including without limitation, indirect, incidental and consequential damages, incurred by the Owner as a result of any damage or injury caused by or resulting from the fraud or willful misconduct of the Vendor.
(-)
         (b) The Vendor will be responsible for all damages, but excluding indirect, incidental and consequential damages, incurred by the Owner as a result of any damages or injury caused by or resulting from the fraud, gross negligence or willful misconduct of any of the Subcontractors related to the performance of the Work, to the extent the Vendor would have liability therefor under this Contract if the Vendor had engaged in such conduct.


                    SECTION 21 REPRESENTATIONS AND WARRANTIES

         21.1 Representations and Warranties of the Vendor. The Vendor hereby represents and warrants to the Owner as follows:

                  21.1.1 Due Organization of the Vendor. The Vendor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the transaction of its business in connection with the performance of its obligations under this Contract makes such qualification necessary or required.

                  21.1.2 Due Authorization of the Vendor; Binding Obligation. The Vendor has full corporate power and authority to execute and deliver this Contract and to perform its obligations hereunder, and the execution, delivery and performance of this Contract by the Vendor have been duly authorized by all necessary corporate action on the part of the Vendor; this Contract has been duly executed and delivered by the Vendor and is the valid and binding obligation of the Vendor enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

                  21.1.3 Non-Contravention. The execution, delivery and performance of this Contract by the Vendor and the consummation of the transactions contemplated hereby do not and will not contravene the certificate of incorporation or by-laws of the Vendor and do not and will not conflict with or result in (i) a breach of or default under any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which the Vendor is a Party or by which it or any of its properties is bound or affected, or (ii) a breach of any Applicable Law.

                  21.1.4 Regulatory Approvals. All authorizations by, approvals or orders by, consents of, notices to, filings with or other acts by or in respect of any Governmental Entity or any other Person required in connection with the execution, delivery and performance of this Contract by the Vendor have been obtained or will be obtained in due course.

                  21.1.5 Non-Infringement. The Vendor represents and warrants to the best of its knowledge based on reasonable diligence under the circumstances that as of the Effective Date there are no actual claims or threatened or actual suits in connection with patents and other intellectual property matters that would materially adversely affect the Vendor's ability to perform its obligations under this Contract.

                  21.1.6 Scope. The representations and warranties of the Vendor pursuant to this subsection 21.1 will be deemed to apply to all of the Work performed by any Subcontractor employed by the Vendor as though the Vendor had itself performed such Work.

                  21.1.7 Requisite Knowledge. The Vendor represents and warrants that it has all requisite knowledge, know-how, skill, expertise and experience to perform the Work in accordance with the terms of this Contract.

                  21.1.8 Financial Capacity. The Vendor represents and warrants the financial, management and manufacturing capacity and capabilities to do the Work in a timely manner in accordance with the terms of this Contract.

         21.2 Representations and Warranties of the Owner. The Owner hereby . represents and warrants to the Vendor as follows:

                  21.2.1 Due Organization of the Owner. The Owner is a limited partnership, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in Delaware and in any other jurisdiction in which the transaction of its business makes such qualification necessary.

                  21.2.2 Due Authorization of the Owner; Binding Obligation. The Owner has full power and authority to execute and deliver this Contract and to perform its obligations hereunder, and the execution, delivery and performance of this Contract by the Owner have been duly authorized by all necessary partnership action on the part of the Owner; this Contract has been duly executed and delivered by the Owner and is the valid and binding obligation of the Owner enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  21.2.3   Non-Contravention.   The   execution,   delivery  and
performance of this Contract by the Owner and the consummation of the transactions contemplated hereby do not and will not contravene the partnership arrangements governing the conduct of the partners in the Owner and do not and will not conflict with or result in (i) a breach of or default under any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which the Owner is a Party or by which it or any of its properties is bound or affected, or (ii) a breach of any Applicable Law.

                        SECTION 22 TITLE AND RISK OF LOSS

         22.1 Title. Title to each Item of Equipment (but in no case Software) will pass to the Owner upon delivery thereof by the Vendor to the System Element Location to which each such Item belongs or such other location specifically requested by the Owner or as otherwise mutually agreed to by the Parties. Prior to acquiring title to the Equipment, the Owner will not cause or permit the Equipment to be sold, leased or subjected to a lien or other encumbrance.

         22.2 Risk of Loss. Risk of loss of any Products furnished to the Owner in connection with this Contract will pass from the Vendor to the Owner upon the completion of the Bolt-down by the Vendor of any PCS Product or at the completion of installation of any other Product each at the appropriate System Element Location within the given PCS System and/or PCS Sub-System provided that the risk of loss of any such PCS System or PCS Sub-System within the System will not pass to the Owner until such time as the Vendor is fully prepared to commence testing for the Substantial Completion of such PCS System or PCS Sub-System in accordance with and pursuant to Exhibit B3 and Exhibit A1; provided, however, that the Owner will assume the risk of loss prior to such Substantial Completion by the Vendor for any such Products damaged due to the gross negligence or willful misconduct of the Owner (provided that the Owner will also assume the risk of loss for its own negligence at any time after Milestone 6 (as set forth in Exhibit A1) in each PCS System and/or PCS Sub-System within the System). With respect to Products delivered by the Vendor but not otherwise installed by the Vendor pursuant to and in accordance with the terms of this Contract, risk of loss will pass to the Owner upon delivery by the Vendor to the Owner's designated site. Until such time as risk passes to the Owner, the Vendor will, at its sole cost and expense, remedy, repair and replace all physical damage, loss or injury to such property; provided that, prior to the passing of risk of loss to the Owner, any actual proceeds of its applicable insurance payable with respect to such physical damage at such time, loss or injury are paid to the Vendor as necessary to achieve such remedy, repair or replacement.

         22.3 AS Products Risk of Loss. Notwithstanding anything contained in this Section 22 to the contrary, risk of loss as to AS Products will pass to the Owner upon the delivery to the Owner's designated location.

         22.4 OTAF and Actiview Products Risk of Loss. Notwithstanding anything contained in this Section 22 to the contrary, risk of loss as to OTAF and/or Actiview Products (as appropriate) will pass to the Owner upon delivery (and installation to the extent applicable) thereof to the Owner's designated location.


                          SECTION 23 DISPUTE RESOLUTION

         23.1 Dispute Resolution. Subject to subsection 23.4 and subsection 24.3, in the event any controversy, claim, dispute, difference or misunderstanding arises out of or relates to this Contract, any term or condition hereof, any of the Work to be performed hereunder or in connection herewith, the respective System Managers of the Owner and the Vendor will meet and negotiate in good faith in an attempt to amicably resolve such controversy, claim, dispute, difference or misunderstanding in writing. Such System Managers must meet for this purpose within ten (10) Business Days, or such other time period mutually agreed to by the Parties, after such controversy, claim, dispute, difference or misunderstanding arises. If the Parties are unable to resolve the controversy, claim, dispute, difference or misunderstanding through good faith negotiations within such ten (10) business day period, each Party will, within five (5) Business Days after the expiration of such ten (10) business day period, prepare a written position statement which summarizes the unresolved issues and such Party's proposed resolution. Such position statement must be delivered by the Vendor to the Owner's Vice President of Engineering or Operations and by the Owner to the Vendor's corresponding officer or representative for resolution within (5) Business Days, or such other time period mutually agreed to by the Parties.

         If the Parties continue to be unable to resolve the controversy, claim, dispute, difference or misunderstanding, either Party may initiate arbitration in accordance with the provisions of subsection 23.2 below; provided, however, that with respect to any controversy, claim, dispute, difference or misunderstanding arising out of or relating to this Contract by which either Party seeks to obtain from the other monetary damages in excess of twenty-five million dollars ($25,000,000), either Party, in such case, may commence an action in any state or federal court in accordance with subsection 27.7 to resolve such matter in lieu of proceeding with an arbitration pursuant to and in accordance with subsection 23.2. The arbitrators hired or otherwise chosen pursuant to and in accordance with the terms of this Contract will determine issues of arbitrability pursuant to the terms of this Contract but may not in any way limit, expand or otherwise modify the terms of this Contract nor will they have any authority to award punitive or other damages in excess of compensatory damages (other than as specifically set forth in this Contract) and each Party irrevocably waives any such claim thereto when invoking the arbitration provisions of subsection 23.2.

         23.2 Arbitration. An arbitration proceeding initiated by either Party under this Contract with respect to any controversy, claim, dispute, difference or misunderstanding will be conducted in Kansas City, Missouri in accordance with the Commercial Arbitration rules of the AAA, except that, at the request of either Party, a stenographic transcript of the testimony and proceedings will be taken and the arbitrators will base their decision upon the records and briefs of the Parties.

         Such arbitration will be initiated by either Party by notifying the other Party in writing and will be settled before three (3) impartial arbitrators, one of whom will be named by the Owner, one by the Vendor and the third by the two arbitrators appointed by the Owner and the Vendor, respectively. All of the named arbitrators will have significant experience in the wireless telecommunications industry. If either the Owner or the Vendor fails to select an arbitrator within ten (10) days after notice has been given of the initiation of the arbitration, the officer in charge of the Kansas City, Missouri office of the AAA will have the right to appoint the other arbitrator, and the two arbitrators thus chosen will then select the third arbitrator.

         Except as the Parties may otherwise mutually agree, the arbitration hearings will commence within fifteen (15) Business Days after a Party's initiation of the arbitration. The Federal Rules of Evidence will apply and reasonable discovery, including depositions, will be permitted. Discovery issues will be decided by the arbitrators and post-hearing briefs will be permitted.

         The arbitrators will render a decision within ten (10) days after the conclusion of the hearing(s) and submission of post-hearing briefs and a written opinion setting forth findings of fact and conclusions of law will be made available to the Parties within that time period. The decision of the majority of the arbitrators regarding the matter submitted will be final and binding upon the Parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         Each Party will pay for the services and expenses of the arbitrator appointed by it, its witnesses and attorneys, and all other costs incurred in connection with the arbitration (including, without limitation, the cost of the services and expenses of the arbitrator appointed by the two arbitrators appointed by the Parties) will be paid in equal part by the Parties, unless the award will specify a different division of the costs. Unless otherwise specifically stated in this Contract, during the pendency of any arbitration proceedings, the Parties agree to continue to perform their obligations hereunder in the same manner as prior to the institution of arbitration proceedings.

         23.3 Third Party Engineer. Disputes arising under subsections 2.6, 2.7, 9.5(b), 9.6, 10.1 and 17.4 of this Contract, or as otherwise specifically provided elsewhere in this Contract, or as otherwise mutually agreed by the Parties, are to be resolved by the Third Party Engineer in the manner provided in this subsection 23.3. The Vendor and the Buyer will first attempt to resolve the dispute through consultation and negotiation in good faith and in a spirit of mutual cooperation as provided in subsection 23.1 above. If those attempts fail, then either Party may submit its written notice to the other Party requesting that the dispute be resolved by the Third Party Engineer, in accordance with the merits of the dispute. If, within ten (10) Business Days after the receipt of such notice by the notified Party, the dispute is not resolved, the Owner will select one of the Third Party Engineers listed on
Schedule 14 to render decision in the dispute. The Third Party Engineer will issue a written decision containing an explanation of how and why the decision was reached. The Third Party Engineer's decision will be final and binding, except with respect to any opinion that over the Term of the Contract will impact the losing Party in the amount of one million dollars ($1,000,000) or more. If within ten (10) Business Days following the issuance of any such opinion the Parties have not agreed to implement the terms of any such opinion that is not final, either Party may seek arbitration pursuant to the provisions of subsection 23.2 above. In such arbitration, either Party may introduce into evidence the opinion of the Third Party Engineer, but the arbitrator(s) must rule on all issues of the dispute on a de novo basis, except as to any facts or other matters set forth in the opinion and stipulated by both of the Parties. If none of the listed Third Party Engineers is available or if none accepts the assignment and the Parties cannot otherwise mutually agree to another Third Party Engineer, an experienced and reputable engineer (who is not employed by either Party or any of their Affiliates or affiliates) will be chosen by the then President of the Institute of Electrical and Electronic Engineers (or the Vice President, if the President is a present or former employee of any such entities) to serve as the Third Party Engineer for the purposes of resolving the dispute. Unless otherwise mutually agreed by the Parties, any Person who is an officer or employee, agent, Subcontractor or subcontractor of, or a technical consultant to, either Party will be automatically ineligible to be the Third Party Engineer. The costs of utilizing a Third Party Engineer to resolve disputes under this subsection 23.3 will be shared equally by both Parties.

         23.4 Other Remedies. Notwithstanding anything to the contrary herein contained, each Party will be entitled to pursue any equitable rights and remedies that are available at law or in equity without complying with subsection 23.2 or 23.3.

         23.5 Tolling. All applicable statutes of limitation will be tolled to the extent permitted by Applicable Law while the dispute resolution procedures specified in this Section 23 are pending, and nothing herein will be deemed to bar any Party from taking such action as the Party may reasonably deem to be required to effectuate such tolling.

                  SECTION 24 TERMINATION AND EVENTS OF DEFAULT

         24.1 Termination Without Cause. (a) The Owner may, at its sole option, terminate this Contract, in its entirety, for convenience upon ninety (90) days' prior written notice at any time; provided that prior to any such termination pursuant to this subsection 24.1 the Minimum Commitment will have been fulfilled by the Owner in accordance with the terms of this Contract.

         (b) Any orders for Vendor Work within any PCS System and/or PCS Sub-System within the System made by the Owner pursuant to and in accordance with the terms of this Contract and the program management procedures of the Owner prior to any such termination described in clause (a) above, other than the Initial Commitment, will remain in effect and will be fulfilled to the extent that such orders are outstanding as of the date of such termination. For the purposes of this subsection 24.1(b) an "order" will not include the Initial Commitment or any order for a full PCS System or PCS Sub-System within the Initial System or the System.

         24.2 Termination for Cause. The Owner also has the right to terminate this Contract in its entirety (except as otherwise set forth in clause (l) below) without any penalty or payment obligation upon the occurrence of any Vendor event of default (each a "Vendor Event of Default") as set forth below. The occurrence of any of the following will constitute a Vendor Event of
Default:

         (a) the Vendor (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within forty-five (45) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, or (iv) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment; or

         (b) the Vendor commences any proceeding for relief from its creditors in any court under any state insolvency statutes; or

         (c) the Vendor materially disregards or materially violates material Applicable Laws or material Applicable Permits; or

         (d) the Vendor persistently and materially allows Defects and Defi-ciencies to exist; or

         (e) the Vendor fails to fulfill its obligations with respect to the satisfaction, discharge or bonding of liens as set forth in subsection 2.36 hereof; or

         (f) the Vendor abandons or ceases for a period in excess of thirty (30) days its performance of the Work (except as a result of a casualty which is fully covered by insurance or as to which other provisions reasonably acceptable to the Owner are being diligently pursued) or fails to begin the Work within thirty (30) days after the Notice to Proceed Date; or

         (g) the Vendor assigns or subcontracts Work other than as provided for in this Contract; or

         (h)  the Vendor fails to materially comply with any Change Order; or

         (i) the Vendor fails to perform this Contract (including, without limitation, any action the Vendor may take on any Vendor-Controlled Site) and thereby prejudices in any way deemed material by the parties providing financing in connection with the build-out of the Nationwide Network and/or the Owner in their reasonable opinion the Owner's efforts to obtain financing for the System and/or the Nationwide System; or

         (j) the Vendor fails to pay to the Owner any material amount due to the Owner by the date required for such payment; or

         (k)  the Vendor fails to comply with subsection 27.22;

         (l) the Vendor misses any Interim Milestone within any given PCS System or PCS Sub-System by a period in excess of thirty (30) days and such failure to achieve such Interim Milestone was not caused by (i) a Force Majeure event and/or (ii) any act or omission of the Owner; provided that in such case the Owner will have the right, but not the obligation, to terminate this Contract with respect to only that PCS System or PCS Sub-System in which such interim delay occurred unless such interim delay relates to Milestone 4 (as set forth on Exhibit A1) in which case the Owner will have the right, but not the obligation, to terminate this Contract in its entirety as otherwise set forth in this subsection 24.2; or

         (m) the Vendor otherwise materially breaches any provision of this Contract.

         24.3 Remedies. (a) If any of the Vendor Events of Default exists, the Owner may, without prejudice to any other rights or remedies of the Owner in this Contract or at law or in equity, terminate this Contract upon written notice to the Vendor; provided, however, that the Owner will have first provided to the Vendor the following periods of notice and opportunity to cure:

                  (i) in the case of an Event of Default specified in the foregoing clauses (e) and (k), the Owner will have provided seven (7) days' prior written notice to the Vendor, and the Vendor will have failed to remedy such breach entirely by the end of such seven (7) day period;

                  (ii) in the case of an Event of Default specified in the foregoing clauses (a) or (b), no notice or opportunity to cure will be required from the Owner; and

                  (iii) in the case of any other Event of Default by the Vendor, the Owner will have provided forty-five (45) days' prior written notice, and the Vendor will have failed (i) to commence to cure the default within five (5) days of delivery of such notice, and (ii) to diligently pursue such cure and remedy the breach entirely by the end of said forty-five (45) day notice period.

         (b) If the Owner elects to terminate this Contract, the Owner may, without prejudice to any other rights or remedies of the Owner in this Contract or of law or in equity, do one or more of the following:

                  (i) Take possession of all Engineering and design data, procurement data, manufacturing data, construction and erection data, start-up and testing data, materials, and Products that will become part of the System and/or the specified PCS Systems and/or the specified PCS Sub-Systems, or the Work, whether any of the same is in a partial state of completion or completed condition, and title to any of said items vests in the Owner (if not already vested by the provisions of this Contract);

                  (ii) Take temporary possession and control of all of the Vendor's installation equipment, machinery, and the Vendor's materials, supplies, Software and any and all tools (including, but not limited to, any and all RF Engineering tools and/or software) at any project site, including but not limited to any System Element Location, within the System and/or the specified PCS Systems and/or the specified PCS Sub-Systems which in the Owner's opinion are necessary to finish the Work;

                  (iii)  Direct  that  the  Vendor   assign  its   Subcontractor
         agreements to the Owner without any change of price or conditions therein or penalty or payment therefor; or

                  (iv) Take over and finish the Work by whatever reasonable methods the Owner may deem expedient;

provided, that, nothing contained in paragraphs (a) through (d) above will require the Vendor to relinquish to the Owner any of its manufacturing facilities, specific Product designs (other than such designs previously provided to the Owner pursuant to the terms of this Contract), Software Source Codes, trade secrets or proprietary information not previously provided or made available to the Owner, the System or any part thereof or any materials, supplies, inventories, tools, software, engineering and/or designs that are not integral or relevant to the completion of the Work.

         24.4 Discontinuance of Work. Upon such notification of termination, the Vendor must immediately discontinue all of the Work (unless such notice of termination directs otherwise), and, as more fully set forth in subsection 24.3(b) clauses (i) through (iv), deliver to the Owner copies of all data, drawings, specifications, reports, estimates, summaries, and such other information, and materials as may have been accumulated by the Vendor in performing the Work, whether completed or in process. Furthermore, the Vendor must assign, assemble and deliver to the Owner all purchase orders and Subcontractor agreements requested by the Owner.

         24.5 Payments. When the Owner terminates this Contract for cause pursuant to subsection 24.2, the Vendor will not be entitled to receive further payment other than payments due and payable under this Contract and not subject to dispute prior to such termination (provided that any such disputed amounts will be paid by the Owner when and if such dispute is in fact resolved). Notwithstanding anything herein to the contrary, the Owner may withhold payments, if any, to the Vendor for the purposes of offset of amounts owed to the Owner pursuant to the terms of this Contract until such time as the exact amount of damages due the Owner from the Vendor is fully determined.

         24.6 Costs. In the event of a termination due to a Vendor Event of Default, the Owner will be entitled to the costs in connection with finishing the Work (exclusive of any Liquidated Damages already paid and/or owing to the Owner upon termination of this Contract), and if such costs exceed the unpaid balance of the Contract Price, the Vendor will be liable to pay such excess to the Owner. The amount to be paid by the Vendor pursuant to this subsection 24.6 will survive termination of this Contract and will be subject to the limitations of liability in this Contract.

         24.7 Continuing Obligations. Termination of this Contract for any reason (i) will not relieve either Party of its obligations with respect to the confidentiality of the Proprietary Information as set forth in subsection 27.19,
(ii) will not relieve either Party of any obligation which applies to it and which expressly or by implication survives termination, and (iii) except as otherwise provided in any provision of this Contract expressly limiting the liability of either Party, will not relieve either Party of any obligations or liabilities for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination or arising out of its obligations as to portions of the Work already performed or of obligations assumed by the Vendor prior to the date of such termination.

         24.8 Vendor's Right to Terminate. The Vendor will have the option to terminate this Contract without any penalty or payment obligations, other than undisputed payment obligations outstanding as of the date of any such termination pursuant to the terms of this Contract if:

         (a) the Owner (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within forty-five (45) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, or (iv) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment, and any such filing, proceeding, adjudication or assignment as described herein above will otherwise materially impair the Owner's ability to perform its obligations under this Contract;

         (b) the Owner commences any proceeding for relief in any court under any state insolvency statutes;

         (c) the Owner fails to make payments of undisputed amounts due to the Vendor pursuant to the terms of this Contract which are more than sixty (60) days overdue, provided that such failure has continued for at least thirty (30) days after the Vendor has notified the Owner of its right and intent to so terminate on account of such overdue amount;

         (d) the Owner persistently and materially breaches subsection 11.1 or subsection 27.19 notwithstanding the fact that the Vendor will have provided the Owner with prior written notice describing the alleged material breaches and will have given the Owner a reasonable time (not less than thirty (30) days) to cure any such breaches; or

         (e) except as otherwise provided in subsection 24.1 the Owner fails to fulfill its Initial Commitment within five (5) years of the Effective Date for whatever reason other than (i) any act or omission of the Vendor, (ii) failure or inability to successfully complete Microwave Relocation in any PCS System and/or PCS Sub-System, (iii) failure or inability to successfully attain Site Acquisition Substantial Completion in any given PCS System and/or PCS Sub-System or (iv) any event otherwise constituting a Force Majeure hereunder.

         24.9 Special Termination Events. (a) In the event that financing for the Owner's build-out of the initial phase of the Nationwide Network has not been finalized with the Vendor and the Other Vendors on terms and conditions reasonably satisfactory to the Owner, on or before one hundred and eighty (180) days after January 31, 1996, the Owner will have the right, but not the obligation, to terminate this Contract in its entirety without charge or penalty of any kind. In the event of a termination of this Contract pursuant to this subsection 24.9(a) the Owner will remain liable for amounts due to the Vendor for all Work performed or Products delivered by the Vendor or any of its Subcontractors pursuant to the specific terms of this Contract which had been directly delivered to or performed for the Owner and/or any of its facilities or sites in accordance with the terms of this Contract including, but not limited to, the Project Milestones. Any amounts owed by the Owner for Work done or Products delivered by the Vendor during such interim one hundred and eighty
(180) day period (the "Financing Interim Period") not otherwise invoiced to the Owner by the Vendor prior to the termination of such Financing Interim Period, will be invoiced to the Owner by the Vendor within thirty (30) days (but failure to so invoice will not excuse the Owner's obligation to otherwise pay the Vendor pursuant to the terms of this subsection 24.9(a)) of such termination pursuant to this subsection 24.9(a) and will be payable to the extent not otherwise in dispute by the Owner within thirty (30) days of receipt of such invoice; provided that in no event will the Owner be liable to the Vendor due to a termination of this Contract pursuant to this subsection 24.9(a) for any of the Vendor's direct or indirect costs or expenses incurred in connection with any supplies or equipment ordered by the Vendor or agreements entered into by the Vendor in order to enable it to fulfill its obligations hereunder or in connection with the establishment of and/or upgrade to its manufacturing, personnel, engineering, administrative or other capacities and/or resources in contemplation of or pursuant to its performance in accordance with the terms of this Contract and any amounts due to the Vendor pursuant to this subsection 24.9(a) will be limited in all cases to Work actually done or Products or Services actually delivered to the Owner, its sites or its facilities.

         (b) If at any time after the Effective Date any material change will have occurred in any Applicable Law or in the interpretation thereof by any Governmental Entity, or there will be rendered any decision in any judicial or administrative case, in either case which, in the reasonable opinion of the Owner, would make the Owner's use of any part of any PCS System illegal or would subject the Owner or any of its Affiliates to any material penalty, other material liability or onerous condition or to any burdensome regulation by any Governmental Entity or otherwise render the use of such PCS System and/or PCS Sub-System economically nonviable, then, with respect to such PCS System and/or PCS Sub-System, or affected part thereof, or with respect to the entire System if so affected, the Owner may terminate this Contract without charge or penalty of any kind; provided that (i) the Owner gives the Vendor prior written notice of any such change or decision; (ii) that the Owner uses its reasonable efforts for a reasonable time to reverse or ameliorate such change or decision to the extent possible or practical prior to declaring such termination and (iii) the Owner, at the Vendor's request, gives the Vendor a legal opinion from a reputable law firm with experience in the area confirming the Owner's reasonable opinion as set forth above. In the event of a termination pursuant to this subsection 24.9(b), payment obligations incurred by the Owner for Work actually done or Products or Services actually delivered by the Vendor prior to such termination pursuant to this Contract will be payable by the Owner to the Vendor on the same terms and subject to the limitations set forth in subsection 24.9(a) above.

                              SECTION 25 SUSPENSION

         25.1 Owner's Right to Suspend Work. The Owner may, at any time and upon reasonable notice to the Vendor, order the Vendor, in writing, to suspend all or any part of the Work for such reasonable period of time as the Owner may reasonably determine to be appropriate for its convenience. Any request by the Vendor for a change in the Specifications caused by the Owner's suspension of the Work pursuant to this subsection 25.1 will be subject to the review and reasonable acceptance of the Owner. No modification to the Specifications will be made to the extent that performance is, was or would have been suspended, delayed or interrupted for any other cause due to the Vendor's fault or if the suspension had no effect on agreed upon performance deadlines and/or Project Milestones set forth in this Contract. In the event of any such suspension, the Vendor will be compensated for any actual and reasonable loss, actual and reasonable damages or actual and reasonable expenses arising directly from such delay, including but not limited to payments contractually required under any Subcontractor agreements and reimbursement of reasonable expenses associated with the necessary re-deployment of the Vendor's resources; provided that the Vendor will in such event use reasonable efforts to estimate and report to the Owner any such costs or expenses prior to the commencement of any such Owner suspension pursuant to this subsection 25.1.


                        SECTION 26 MOST FAVORED CUSTOMER

         26.1 Most Favored Customer Status. (a) With respect to the deployment of the Initial System (including any Expansions or additions to the Initial System within the context of the Initial System pursuant to the terms of this Contract), the Owner will be deemed one of the Vendor's most important and favored Customers and will always receive priority in terms of availability and quantity of Products, Engineering and Services no less favorable than any other Customer of the Vendor and in any event always in accordance with the terms of this Contract, including, but not limited to, Exhibit A2. At any time during the Term, the Owner will receive PCS Products, Engineering and Services at prices and on payment terms and all other contract terms, including financing terms, no less favorable to the Owner (when viewed collectively) than those offered or available to any other Customer (other than Initial Affiliates and/or Additional Affiliates pursuant to the terms of this Contract) of the Vendor for use of such Items within the United States who are involved in transactions and/or arrangements of similar or lesser volumes (for the purposes hereof, the Owner's volume will always be deemed to be at least the level of the Initial Commitment plus any more PCS Products, Services and/or Engineering ordered at such time during the Term of this Contract).

         (b) On an annual basis throughout the Term of this Contract commencing on the Effective Date the Vendor will be required to audit its offering of all CDMA PCS Products, engineering and services provided to the then-existing ten
(10) largest of its Customers (other than Initial Affiliates and/or Additional Affiliates pursuant to the terms of this Contract) (based on volume purchased or to be purchased) in the preceding calendar year and certify to the Owner in a certificate executed by a duly authorized officer of the Vendor (the "MFC Certificate") that the Owner has in fact received the prices, payment and other contract terms, availability and quantity of and on Products, Engineering and Services in accordance with the terms of clause (a) above.

         (c) To the extent the Owner determines pursuant to clause (b) above, or otherwise, that the Vendor has not in fact complied with the terms of clause (a) above the Owner will have thirty (30) Business Days from receipt of the MFC Certificate to provide the Vendor with a written claim for Product and/or Engineering and/or Service pricing rebates on future purchases under this Contract based upon the Owner's reasonable calculation of the impact on the Owner of the Vendor's failure to comply with clause (a) of this subsection 26.1. The Owner's written claim will specify the reasoning underlying its claim. To the extent the Vendor disagrees with any such claim for such pricing rebates made by the Owner pursuant to this clause (c) the Vendor will have the right within ten (10) Business Days of receiving the Owner's written rebate claim to request management escalation of the matter as provided in subsection 23.1. In the event that the Parties have not resolved the matter within ten (10) Business Days after commencement of such escalation, either Party will have the right to submit the Owner's claim and the Vendor's written response thereto to an Independent Auditor who will have the authority only to determine whether the Vendor is in non-compliance with the terms of clause (a) above and whether the Owner's calculation of the claimed pricing rebate is fair and reasonable in light of the Vendor's non-compliance with the terms of clause (a) above. Any such independent determination will be made upon specific procedures and a set of factors mutually agreed by the Parties. The Vendor will provide to the Independent Auditor records and summaries of its agreements with such ten (10) largest Customers pursuant to and in accordance with the terms of this subsection 26.1. The Independent Auditor's determination must be made and delivered to both the Vendor and the Owner within ten (10) Business Days of receiving the request from the Vendor. The report of the Independent Auditor will not be determinative of the Owner's right to pricing rebates under this clause, and any dispute between the Vendor and the Owner as to such matter after the Independent Auditor has rendered its opinion may be referred to arbitration as provided in subsection 23.2; provided that the report of such Independent
Auditor will be admissible as evidence in any such arbitration. The Party requesting a determination by an Independent Auditor will bear the cost of the auditor, provided that, if the other Party's position is not supported by the Independent Auditor, such other Party will bear any such cost.


                            SECTION 27 MISCELLANEOUS

         27.1 Amendments. The terms and conditions of this Contract, including the provisions of Exhibits and Schedules hereto, may only be amended by mutually agreed contract amendments. Each amendment must be in writing and will identify the provisions to be changed and the changes to be made. Contract amendments must be signed by duly authorized representatives of each of the Vendor and the Owner.

         27.2 Owner Liabilities. The Parties understand and agree that none of the Partners, nor any of their Affiliates, will guarantee or otherwise be in any way liable with respect to any obligations or liabilities of the Owner or any of its subsidiaries pursuant to this Contract. The Parties further understand and agree that neither the Owner nor any of its subsidiaries will guarantee or otherwise be in any way liable for any obligations or liabilities of any of the Partners or any Affiliate of the Owner pursuant to this Contract unless, and only to the extent, (i) the Owner or any one of its subsidiaries in accordance with the Owner's direction expressly agrees in writing to guarantee or otherwise be liable for such liability, or (ii) in the case of an Affiliate, such Affiliate orders Products and/or Services through the Owner pursuant to the terms of this Contact.

         27.3 Offset. The Vendor hereby waives any right of offset of amounts owed by the Owner to the Vendor pursuant to the terms of this Contract.

         27.4 Assignment. Except as otherwise permitted herein, neither this Contract nor any portion hereof may be assigned by either Party without the express prior written consent of the other Party provided that such consent will not otherwise be unreasonably withheld (provided further that the Owner's reasonable concern about an assignee's ability to perform the obligations and/or the Work of the Vendor pursuant to and in accordance with the terms of this Contract will be deemed to be reasonable grounds for the Owner withholding any such consent). The Owner may, without the consent of the Vendor, collaterally assign its rights hereunder (including, but not limited to, all licenses with respect to the Software) to any or all parties providing financing for any part of the Nationwide Network under a collateral trust for the benefit of the Vendor and one or more other entities providing financing for any part of the Nationwide Network or similar arrangement for the benefit of the Vendor and one or more other entities providing for the financing for any part of the
Nationwide Network, in either case, which collateral trust or similar arrangement, as the case may be, is reasonably acceptable to the Vendor in accordance with the terms of the financing documents. If requested by the Owner, the Vendor will within seven (7) days of such request provide a written consent to any such assignment; provided that such consent will permit reassignment if the financing parties exercise their remedies under the documents for such financing subject to reasonable standards as to (i) the creditworthiness of the assignee and (ii) the fact that the assignee is not at such time a competitor of the Vendor. The foregoing rights and obligations are in addition to those set forth in subsection 27.21. Any attempted assignment in violation of the terms of this Contract will be null and void.

         27.5 Enforcement. The Parties agree that either Party may enforce the provisions of subsections 11.4 and 27.4 regarding assignment by an action for injunction or other equitable remedies.

         27.6 Notices. Any notice, request, consent, waiver or other communication required or permitted hereunder will be effective only if it is in writing and personally delivered by hand or by overnight courier or sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

         If to the Owner:

                  Sprint Spectrum Equipment Company, L.P.
                  c/o Sprint Spectrum L.P.
                  4900 Main
                  Kansas City, Missouri 64112
                  Attention: Director, Program Management

         If to the Vendor:

                  Lucent Technologies Inc.
                  111 Madison Avenue
                  Morristown, New Jersey 07962-1970
                  Attention: William K. Nelson

         With a copy to;

                  Lucent Technologies Inc.
                  Law Department
                  475 South Street
                  Morristown, New Jersey  07962
                  Attention: General Counsel

Written notice given pursuant to this subsection 27.6 will be delivered in accordance with this subsection 27.6 in writing and when so delivered will be deemed to have been fully served and delivered. By written notice provided pursuant to this subsection 27.6, either Party may change its designated addressee for purposes of giving notices under this Contract.

         27.7 GOVERNING LAW AND FORUMS. THIS CONTRACT IS GOVERNED BY THE LAWS AND STATUTES OF THE STATE OF NEW YORK, EXCLUSIVE OF NEW YORK'S CONFLICT OF LAWS RULES. THIS CONTRACT AND THE WORK WILL BE DEEMED TO BE MADE, EXECUTED AND PERFORMED IN THE STATE OF NEW YORK. IF ONE PARTY COMMENCES A LAWSUIT IN RELATION TO THIS CONTRACT AGAINST THE OTHER PARTY, SUCH LAWSUIT CAN ONLY BE BROUGHT IN THE STATE OF MISSOURI OR DELAWARE. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY SUCH LAWSUIT. THE VENDOR AND THE OWNER EACH HEREBY IRREVOCABLY (A) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONTRACT WILL BE BROUGHT IN THE FEDERAL DISTRICT COURT FOR THE WESTERN DISTRICT OF MISSOURI, OR IN THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF DELAWARE, WHICH COURTS WILL HAVE EXCLUSIVE JURISDICTION OVER ANY CONTROVERSY ARISING OUT OF THIS CONTRACT, (B) CONSENTS TO THE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (C) WAIVES ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE OWNER OR THE VENDOR, AS THE CASE MAY BE, AT THE ADDRESSES INDICATED IN SUBSECTION 27.6 HEREOF AND IN THE MANNER SET FORTH IN SUCH SUBSECTION 27.6. NOTHING IN THIS SUBSECTION 27.7 WILL AFFECT THE RIGHT OF THE OWNER OR THE VENDOR TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         27.8 Compliance with Law. The Owner and the Vendor will (a) comply with all Applicable Laws in the performance of this Contract, including, without limitation, the laws and regulations of the United States Department of Commerce and State Department and any other applicable agency or department of the United States regarding the import, re-import, export or re-export of products or technology; and (b) indemnify each other for any loss, liability or expense incurred as the result of breach of this subsection 27.8.

         27.9 Independent Contractor. All work performed by any Party under this Contract will be performed as an independent contractor and not as an agent of the other and no Persons furnished by the performing Party will be considered the employees or agents of the other. The performing Party will be responsible for its employees' compliance with all laws, rules, and regulations while performing all work under this Contract.

         27.10 Headings. The headings given to the Sections and subsections herein are inserted only for convenience and are in no way to be construed as part of this Contract or as a limitation of the scope of the particular Section or subsection to which the title refers.

         27.11 Severability. Whenever possible, each provision of this Contract will be interpreted in such a manner as to be effective and valid under such applicable law, but, if any provision of this Contract will be held to be prohibited or invalid in any jurisdiction, the remaining provisions of this Contract will remain in full force and effect and such prohibited or invalid provision will remain in effect in any jurisdiction in which it is not prohibited or invalid.

         27.12 Waiver. Unless otherwise specifically provided by the terms of this Contract, no delay or failure to exercise a right resulting from any breach of this Contract will impair such right or will be construed to be a waiver thereof, but such right may be exercised from time to time as may be deemed expedient. If any representation, warranty or covenant contained in this Contract is breached by either Party and thereafter waived by the other Party, such waiver will be limited to the particular breach so waived and not be deemed to waive any other breach under this Contract.

         27.13 Public Statements and Advertising. (a) Neither Party nor its Subcontractors will issue any public statement (or any private statement unless required in the performance of the Work), except as stated below, relating to or in any way disclosing any aspect of the Work, the System, any PCS System or any PCS Sub-System including the scope, the specific terms of this Contract, extent or value of the Work and/or the System or any PCS System or any PCS Sub-System. Express written consent of the other Party is required prior to the invitation of or permission to any reporter or journalist to enter upon the System or any part thereof. The Vendor agrees not to use for publicity purposes any photographs, drawings and/or materials describing the System, any PCS System or any PCS Sub-System without obtaining the prior written consent of the Owner, which consent will not be unreasonably withheld. This subsection 27.13(a) is not intended to exclude the provision of necessary information to prospective Subcontractors and the Vendor's or the Owner's personnel, agents or consultants. All other such public disclosures by a Party require the written consent of the other Party. The obligations of the Parties under this subsection 27.13(a) are in addition to their respective obligations pursuant to subsection 27.19. This subsection 27.13(a) will in no way limit either Party from responding to customary press inquiries or otherwise making public or private statements not otherwise disclosing Proprietary Information or the specific terms of this Contract in the normal course of its business and/or in connection with the Work hereunder.

         (b) Subject to the last sentence of subsection 27.13(a), each Party will submit to the other proposed copies of all advertising (other than public statements or press releases) wherein the name, trademark or service mark of the other Party or its Affiliates or affiliates is mentioned; and neither Party will publish or use such advertising without the other Party's prior written approval. Such approval will be granted as promptly as possible and will not be unreasonably withheld. The Parties acknowledge that the obtaining of prior written approval for each such use pursuant to this subsection 27.13(b) may be an administrative burden. At the request of either Party, the Owner and the Vendor will establish mutually acceptable guidelines that will constitute pre-authorization for the uses specified therein. Such guidelines will be subject to change from time to time at the reasonable request of either Party.

         27.14   Records   and   Communications.   To  the  extent  not  already
established, promptly after the Work begins, procedures for keeping and distributing orderly and complete records of the Work and its progress will be established. The procedures so established will be followed throughout the course of the Work unless the Owner and the Vendor mutually agree in advance in writing to revise the procedures. Furthermore, immediately after the Notice to Proceed is issued, complete procedures for communications among the Owner and the Vendor will be established. The procedures so established will be followed throughout the course of the Work unless the Owner and the Vendor mutually agree in advance and in writing to revise such procedure.

         27.15 Ownership of Specifications. Neither the Vendor nor any Subcontractor, nor any other Person performing or furnishing the Work, whether or not under a direct or indirect contract with the Owner, will have or acquire any title to or ownership rights in any of the Specifications, or in any other part or portion of this Contract (or copies of any of the Specifications or this Contract); and no such Person will reuse any of the Specifications on and/or with respect to any other project without the prior written consent of the Owner. The Specifications and this Contract (and any and all copies thereof), are owned by and title resides in the Owner, unless otherwise agreed between the Owner and any other Person. Notwithstanding anything contained herein to the contrary, the Owner will not acquire any patent, copyright or trade secret rights as a result of this Contract, except with respect to copyright and trade secret rights pursuant to licenses and other approvals provided in connection with the performance of the Work and except to the extent that a non-exclusive license of any of the Vendor's copyright or trade secret rights is required to perform the Work.

         27.16 Financing Parties Requirements. The Vendor acknowledges that the Owner represents that attainment of financing for construction of the Nationwide Network may be subject to conditions that are customary and appropriate for the providers of such financing. Therefore, the Vendor agrees to execute promptly any reasonable amendment to or modification or assignment of this Contract required by such providers (including, without limitation, any pertinent industrial development authority or other similar governmental agency issuing bonds for financing of the System) which do not materially modify the scope of the Vendor's Work in order to obtain such financing. In the event that any such amendment or modification materially increases the Vendor's risk or costs hereunder, the Owner and the Vendor will negotiate in good faith to adjust the Contract Price, and to equitably adjust such other provisions of this Contract, if any, which may be affected thereby, to the extent necessary to reflect such increased risk or costs. In no event will the Vendor be required to accept any modification or amendment pursuant to this subsection 27.16 which places material increased risk on the Vendor or otherwise materially modifies the scope of the Vendor's Work, if, in the Vendor's reasonable opinion, such materially increased risk or material modification in the Work is not otherwise adequately addressed by the Owner or otherwise. The Vendor will be responsible for and pay all costs as a result of the Vendor's unreasonable refusal to promptly comply with the request for any such modification or amendment made by any provider of financing described in this subsection 27.16.

         27.17 Owner Review, Comment and Approval. To the extent that various provisions of this Contract provide for the Owner's review, comment, inspection, evaluation, recommendation or approval, the Owner may at its option do so in conjunction and/or consultation with the Vendor. To the extent that this Contract requires the Owner to submit, furnish, provide or deliver to the Vendor any report, notice, Change Order, request or other items, the Owner may at its option and upon written notice to the Vendor designate the Engineer to submit, furnish, provide or deliver such items as the Owner's agent therefor. To the extent that various provisions of this Contract provide that the Owner may order, direct or make requests with respect to performance of the Work or is provided access to the System sites or any other site, the Owner may at its option and upon written notice to the Vendor authorize the Engineer to act as the Owner's agent therefor. Upon receipt of such notice, the Vendor will be entitled to rely upon such authorization until a superseding written notice from the Owner is received by the Vendor.

         27.18 Specifications. The Owner acknowledges that parts of the Specifications are comprised of Specifications prepared by the Vendor and that the Vendor contributed significantly to many other portions thereof. The Owner also acknowledges that, during the normal design, evolution and development process, portions of the Specifications may appear in design and procurement documents prepared by the Vendor in its normal course of business; provided, however, that the Owner will have no liability for any third party infringement claims arising from such Specifications prepared by the Vendor and the Vendor will hold the Owner harmless from any such third party claims as provided in subsection 14.2.

         27.19 Confidentiality. (a) All information, including without limitation all oral and written information (including, but not limited to, determinations or reports by arbitrators or the Third Party Engineer pursuant to the terms of this Contract), disclosed to the other Party is deemed to be confidential, restricted and proprietary to the disclosing Party (hereinafter referred to as "Proprietary Information"). Each Party agrees to use the Proprietary Information received from the other Party only for the purpose of this Contract. Except as specified in this Contract, no other rights, and particularly licenses, to trademarks, inventions, copyrights, patents, or any other intellectual property rights are implied or granted under this Contract or by the conveying of Proprietary Information between the Parties. Proprietary Information supplied is not to be reproduced in any form except as required to accomplish the intent of, and in accordance with the terms of, this Contract. The receiving Party must provide the same care to avoid disclosure or unauthorized use of Proprietary Information as it provides to protect its own similar proprietary information but in no event will the receiving Party fail to use reasonable care under the circumstances to avoid disclosure or unauthorized use of Proprietary Information. All Proprietary Information must be retained by the receiving Party in a secure place with access limited to only such of the receiving Party's employees, subcontractors or agents who need to know such information for purposes of this Contract and to such third parties as the disclosing Party has consented to by prior written approval. All Proprietary Information, unless otherwise specified in writing (i) remains the property of the disclosing Party, (ii) must be used by the receiving Party only for the purpose for which it was intended, and (iii) such Proprietary Information, including all copies of such information, must be returned to the disclosing Party or destroyed after the receiving Party's need for it has expired or upon request of the disclosing Party, and, in any event, upon termination of this Contract. At the request of the disclosing Party, the receiving Party will furnish a certificate of an officer of the receiving Party certifying that Proprietary Information not returned to disclosing Party has been destroyed. For the purposes hereof, Proprietary Information does not include information which:

                                    (i)  is  published  or is  otherwise  in the
                           public domain through no fault of the receiving Party at the time of any claimed disclosure or unauthorized use by the receiving Party;

                                    (ii) prior to  disclosure  pursuant  to this
                           Contract is properly within the legitimate possession of the receiving Party as evidenced by reasonable documentation to the extent applicable;

                                    (iii)  subsequent to disclosure  pursuant to
                           this Contract is lawfully received from a third party having rights in the information without restriction of the third party's right to disseminate the information and without notice of any restriction against its further disclosure;

                                    (iv)  is  independently   developed  by  the
                           receiving Party or is otherwise received through parties who have not had, either directly or indirectly, access to or knowledge of such Proprietary Information;

                                    (v) is  transmitted  to the receiving  Party
                           after the disclosing Party has received written notice from the receiving Party after termination or expiration of this Contract that it does not desire to receive further Proprietary Information;

                                    (vi) is obligated to be produced under order
                           of a court of competent jurisdiction or other similar requirement of a Governmental Entity, so long as the Party required to disclose the information provides the other Party with prior notice of such order or requirement and its cooperation to the extent reasonable in preserving its confidentiality; or

                                    (vii)  the disclosing Party agrees in writ-
                           ing is free of such restrictions.

         (b) Because damages may be difficult to ascertain, the Parties agree, without limiting any other rights and remedies specified herein, an injunction may be sought against the Party who has breached or threatened to breach this subsection 27.19. Each Party represents and warrants that it has the right to disclose all Proprietary Information which it has disclosed to the other Party pursuant to this Contract, and each Party agrees to indemnify and hold harmless the other from all claims by a third party related to the wrongful disclosure of such third party's proprietary information. Otherwise, neither Party makes any representation or warranty, express or implied, with respect to any Proprietary Information.

         27.20 Entirety of Contract; No Oral Change. This Contract and the Exhibits and Schedules referenced herein constitute the entire contract between the Parties with respect to the subject matter hereof, and supersede all proposals, oral or written, all previous negotiations, and all other communications between the Parties with respect to the subject matter hereof. No modifications, alterations or waivers of any provisions herein contained will be binding on the Parties hereto unless evidenced in writing signed by duly authorized representatives of both Parties as set forth in subsection 27.1. Any representations by the Vendor in any RFP response and/or any documentation otherwise provided to the Owner in connection with the Vendor's solicitation of the business granted pursuant hereto prior to the execution hereof will also be deemed to be incorporated into and otherwise made a part of this Contract; provided that any such information will in no way be deemed to modify the Specifications unless otherwise specifically mutually agreed by the Parties.

         27.21 Successors and Assigns. This Contract will bind and inure to the benefit of the Parties to this Contract, their successors and permitted assigns.

         27.22 Change of Control of the Vendor. The Vendor will not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets to any Person, nor will any Person or group (as such term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) own or acquire fifty percent (50%) of the value of the Vendor's equity where such Person or group did not own as of the Effective Date in excess of ten percent (10%) of such equity (any such Person or group will be referred to as the "Vendor's Succeeding Entity"), unless:

                                    (i)  the Vendor's Succeeding Entity will
                           agree to assume the obligations of the Vendor under this Contract; and

                                    (ii)  the  Owner  will  have   approved  the
                           transaction, based solely on (i) the creditworthiness of the Vendor's Succeeding Entity, (ii) whether the Vendor's Succeeding Entity is a competitor of the Owner and (iii) whether in the Owner's reasonable judgment the Vendor's Succeeding Entity will be able to fulfill the obligations for present and future orders under this Contract.

         27.23 Change of Control of the Owner. Except as otherwise (i) provided below, (ii) permitted under the documents relating to the financing of the Nationwide Network or (iii) pursuant to internal reorganizations of the Owner, the Owner will not consolidate with or merge into any other business entity or convey, transfer or lease all or substantially all of its assets to any Person, nor will any Person or group (as such term is defined in the Exchange Act) own or acquire fifty percent (50%) of the value of the Owner's limited partnership interests or general partnership interests where such Person or group did not own as of the Effective Date in excess of ten percent (10%) of either of such partnership interests (any such Person or group will be referred to as the "Owner's Succeeding Entity"), unless:

         (a) the Owner's Succeeding Entity will agree to assume the obligations of the Owner under this Contract; and

         (b) the Vendor will have approved the transaction, based solely on (i) the creditworthiness of the Owner's Succeeding Entity and (ii) whether the Owner's Succeeding Entity is a competitor of the Vendor.

         Notwithstanding anything stated in this subsection 27.23 to the contrary a "Permitted Transaction" or a series of Permitted Transactions by any Partner or Partners (or any affiliate, parent or subsidiary thereof) will not be subject to or in any way in violation of this subsection 27.23. For the purposes hereof, a "Permitted Transaction" means with respect to any Partner (or affiliate, parent or subsidiary thereof) a transaction or series of related transactions in which (i) such Partner ceases to be a subsidiary of its parent or such parent transfers its interests in such Partner to a Person that is not an affiliate of such Partner and (ii) the new parent of such Partner (or such Partner if it is its own parent) or the parent of the transferee of such interests after giving effect to such transaction, or the last transaction in a series of related transactions, owns, directly and indirectly through its affiliates, all or a "Substantial Portion" of the cable television system assets (in the case of a Partner in the cable business (a "Cable Partner")) or long distance telecommunications business assets (in the case of Sprint) owned by the parent of such Partners, directly and indirectly through its affiliates, immediately prior to the commencement of such transaction or series of transactions. As used herein, "Substantial Portion" means (x) in the case of a Cable Partner, cable television systems serving seventy five percent (75%) or more of the aggregate number of basic subscribers served by cable television systems in the United States (including its territories and possessions other than Puerto Rico) owned by the parent of such Cable Partner, directly and indirectly through its affiliates, and (y) in the case of Sprint, long distance telecommunications business assets serving seventy five percent (75%) or more of the aggregate number of customers served by the long distance telecommunications business in the United States (including its territories and possessions other than Puerto Rico) owned by Sprint and/or its parent, directly and indirectly through its affiliates.

         27.24 Relationship of the Parties. Pursuant to subsection 27.9, nothing in this Contract will be deemed to constitute either Party a partner, agent or legal representative of the other Party, or to create any fiduciary relationship between the Parties. The Vendor is and will remain an independent contractor in the performance of this Contract, maintaining complete control of its personnel, workers, Subcontractors and operations required for performance of the Work. This Contract will not be construed to create any relationship, contractual or otherwise, between the Owner and any Subcontractor.

         27.25 Discretion. Notwithstanding anything contained herein to the contrary, to the extent that various provisions of this Contract call for an exercise of discretion in making decisions or granting approvals or consents, the Parties will be required to exercise such discretion, decision or approvals in accordance with accepted PCS industry practices and in good faith.

         27.26 Non-Recourse. No past, present or future limited or general partner in or of the Owner, no parent or other affiliate of any company comprising the Owner, and no officer, employee, servant, executive, director, agent or authorized representative of any of them (each, an "Operative") will be liable by virtue of the direct or indirect ownership interest of such Operative in the Owner for payments due under this Contract or for the performance of any obligation, or breach of any representation or warranty made by the Owner hereunder. The sole recourse of the Vendor for satisfaction of the obligations of the Owner under this Contract will be against the Owner and the Owner's assets and not against any Operative or any assets or property of any such Operative. In the event that a default occurs in connection with such obligations, no action will be brought against any such Operative by virtue of its direct or indirect ownership interest in the Owner. The foregoing provisions of this subsection 27.26 will not in any way limit or restrict any right or remedy of the Vendor with respect to, and the Operatives will remain fully liable for, any fraud perpetuated by such Operatives.

         27.27 Improvements, Inventions and Innovations. All rights in any improvements, inventions, and innovations made by the Owner will vest in the Owner, and the Owner and its affiliates will have the right to exploit such improvements, inventions, and innovations. All rights in any improvements, inventions and innovations made by the Vendor will vest in the Vendor, and the Vendor and its affiliates will have the right to exploit such improvements, inventions and innovations; provided, however, that subject to and in accordance with subsection 11.9 the Owner and its affiliates may be granted certain rights to improvements, inventions or innovations made in connection with the System pursuant to subsection 11.9 by the Vendor (but not by any Subcontractor) in the course and as a result of performing the Work and in which the Vendor owns or possesses any proprietary interest (provided that the immediately preceding proviso of this last sentence of this subsection 27.27 is not subject to subsection 23.2).

         27.28 Attachments and Incorporations. All Schedules and Exhibits attached hereto, are hereby incorporated by reference herein and made a part of this Contract with the same force and effect as though set forth in their entirety herein.

         27.29 Conflicts. In the event of any conflict or inconsistency among the provisions of this Contract and the documents attached hereto and incorporated herein, such conflict or inconsistency will be resolved by giving precedence to this Contract and thereafter to the Exhibits, Schedules and Specifications.

         27.30 Counterparts. This Contract may be executed by one or more of the Parties to this Contract on any number of separate counterparts, and all of said counterparts taken together will be deemed to constitute one and the same instrument.

                                                      *   *   *

         THE OWNER AND THE VENDOR HAVE READ THIS CONTRACT INCLUDING ALL SCHEDULES, EXHIBITS AND APPENDICES HERETO AND AGREE TO BE BOUND BY ALL THE TERMS AND CONDITIONS HEREOF AND THEREOF.

                  IN WITNESS WHEREOF, the Parties have executed this Contract as of the date first above written.

                                               SPRINT SPECTRUM EQUIPMENT
                                                 COMPANY, L.P., as the Owner



                                               By:/s/ ANDREW W. SUKAWATY
                                               Name:  Andrew W. Sukawaty
                                               Title:   CEO


                                               LUCENT TECHNOLOGIES INC., as the
                                                 Vendor



                                               By:/s/ WILLIAM K. NELSON
                                               Name:  William K. Nelson
                                               Title:  Vice President
                                                         Sprint Spectrum Account

                                   Schedule 1

                             Preliminary RF Design

The preliminary RF Design will also be based on the following items as listed in the Contract:

         1)       Design grid of all coverage areas

         2)       Signal level plot(s) including:

                  - Plot scales appropriate to review complete system and site-
                    to-site  interaction.
                  - Latitude, longitude, radiation center, omni/sector and power of each site as set forth in tabular form.
                  - Cell count by land classifications:
                           - Within  the  applicable  arbitron  area;
                           - For the entire  System Area;  and
                           - For launch (if  different from the Arbitron count).
                  - System performance criteria as specified in Exhibit F.

         3)       Prequalified site overlay.

         4) Estimated number of voice channels (4.7% penetration, 260 min-utes of use/month/per sub).

         5) Average tower heights by land classification based on FAA in-formation and preliminary site zoning information.

                                   Schedule 2

                                 Product Prices

[12  pages  were  omitted   pursuant  to  the   Registrant's   request  for
confidential treatment.]

                                   Schedule 3

                                Services Prices

[1 page was omitted pursuant to the Registrant's request for confidential treatment.]

                                   Schedule 4

             Allocated System Areas and Allocated System Sub-Areas

                         PCS SYSTEM AND PCS SUBSYSTEMS

REGION            PCS SYSTEM AND PCS SUBSYSTEMS

East                       Albany
                           Boston/South
                           Buffalo
                           Hartford
                           New Hampshire/Maine
                           New York City (including Manhattan, Brooklyn, Queens,
                                Bronx, Staten Island)
                           New York - Metro Area
                           Pittsburgh
                           Providence
                           Rochester
                           Syracuse

Central                    Detroit
                           Toledo
                           Milwaukee

West                       Denver
                           Fresno
                           Phoenix - Metro
                           Phoenix - Tucson
                           Portland
                           Salt Lake City
                           Sacramento
                           S.F. North/Oakland
                           S.F. South
                           Seattle
                           Spokane

[15 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                   Schedule 5

                               Initial Affiliates

1.       Each of the Partners and their operating subsidiaries.

2.       APC and its operating subsidiaries.

3.       PhillieCo and its operating subsidiaries.

4.       Continental and its operating subsidiaries.

5.       TCG and its operating subsidiaries.

6.       NewTelCo. and its operating subsidiaries.

                                   Schedule 6

                                   Insurance

         The Vendor will procure and maintain, during the Term of this Contract, insurance with financially sound and reputable insurance companies in not less than the following amounts:

         (a) Workers' compensation insurance in accordance with the provisions of the applicable Worker's Compensation or similar law of each state or other political subdivision with jurisdiction applicable to the Vendor's personnel;

         (b) Commercial general liability, including contractual liability insurance with a coverage limit of not less than five million dollars ($5,000,000) combined single limit per occurrence of bodily injury or property damage liability. To the extent reasonably requested by the Owner and not unduly burdensome to the Vendor and to the extent otherwise applicable, such policy or policies will name the Owner as an additional insured and will contain a provision waiving the insurer's right of subrogation against the Owner and its employees, agents, officers and directors; and

         (c) If the use of any vehicle is required by the Vendor or any employee of the Vendor in the performance of this Contract, the Vendor will also obtain and maintain business vehicle liability insurance for the operation of all owned, non-owned and hired vehicles with a coverage limit of not less than one million dollars ($1,000,000) per accident for bodily injury and not less than three hundred thousand dollars ($300,000) per accident for property damage liability.

         The Vendor reserves the right to self-retain any or all coverage described above in this Schedule 6 and upon the Effective Date, does retain some of such coverage. The Vendor upon the written request of the Owner will deliver to the Owner certificates of commercial insurance satisfactory in form and content to the Owner evidencing that all of the insurance required by this Contract is in force, and that no policy may be canceled or materially altered without first giving the Owner at least thirty (30) days' written notice.

         Nothing herein is intended to imply that the Vendor's liability to the Owner is limited to the amount of insurance carried.

                                   Schedule 7

                                    Products

         See Schedules 2 and 3 for a list of the Vendor's Products.

                                   Schedule 8

                           Vendor's Repair Facilities

Lucent Technologies
Repair Services & Returns Org.
6200 East Broad Street
Columbus, Ohio  43213-1569

Telephone: 1-800-349-4810

                                   Schedule 9

                          [Form of Notice to Proceed]

                                NOTICE TO PROCEED

                                                         ____________ ___, 199__

[Name of Contractor]
[Address]

Attention: [Contractor Representative]

                  Re:      Sprint Spectrum L.P.
                           Lucent Technologies Inc.
                           Vendor Procurement Contract

Dear Sirs:

         This Notice to Proceed is hereby delivered to you pursuant to the Procurement and Services Contract for Sprint Spectrum L.P., dated as of _________, 1996 (the "Contract"), between Sprint Spectrum Equipment Company, L.P. (the "Owner") and Lucent Technologies Inc. (the "Vendor"). The Owner hereby instructs the Vendor to commence performance of the Work under the Contract as of the date hereof.

                                    Sincerely,

                                    SPRINT SPECTRUM EQUIPMENT COMPANY, L.P.


                                    By:__________________________
                                    Name:
                                    Title:

                                  Schedule 10

                            [Intentionally Omitted]

                                  Schedule 11

                           Order Cancellation Charges

Without charge and/or penalty, the Owner may cancel any Order for Products no later than ninety (90) days prior to the earliest date scheduled for shipment of such Product; or

If the Owner cancels an Order less than ninety (90) days prior to the earliest date scheduled for shipment of such Product, the Owner will pay to the Vendor a cancellation charge of ten percent (10%) of the price for such Product as determined pursuant to the Contract; or

If the Owner cancels an Order less than sixty (60) days prior to the earliest date scheduled for shipment of such Product, the Owner will pay to the Vendor a cancellation charge of fifteen percent (15%) of the price for such Product as determined pursuant to the Contract; or

If the Owner cancels an Order less than thirty (30) days prior to the earliest date scheduled for shipment of such Product, the Owner will pay to the Vendor a cancellation charge of twenty percent (20%) of the price for such Product as determined pursuant to the Contract.

The Owner may not cancel an Order after the applicable date scheduled for shipment of such Product. The payment of such charges will be the Vendor's sole remedy and the Owner's sole obligation for such canceled Order. Any changes requested by the Owner that involve the return or exchange of Non-Essential Equipment will be subject to the standard policies of the applicable Non-Essential Equipment supplier unless such policies are otherwise set out in the applicable agreement between such Non-Essential Equipment supplier and the Vendor, in which case the Owner will be entitled to cancel any such Order for Non-Essential Equipment in accordance with the terms of such agreement. For the purposes of this Schedule 11, the term "Order" will not include the Minimum Commitment or the Initial Commitment.

Nothing herein will be deemed to bar the Vendor's right to invoice the Owner for all Services actually performed prior to the date of such performance by the Vendor in respect of such Products in accordance with the provisions of this Contract.

                             Schedules 12 A and 12B

                              Base Station Spares

[2 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                  Schedule 13

                               Foreign Affiliates

         Each entity referred to in subsection 2.2(c) is the Vendor's primary subsidiary offering PCS Products and Services in the country or territory involved on the Effective Date, or its successor. As of the Effective Date, these entities are for Canada, AT&T Canada Inc., and for Mexico, AT&T de Mexico SA de CV. This list includes any other foreign or other Vendor affiliate otherwise designated.

                                  Schedule 14

                             Third Party Engineers

Moffitt Larson & Johnson
LCC L.L.C.
Mobile System International, Inc.

                                  Schedule 15

                              Independent Auditors

Ernst & Young LLP
Arthur Andersen & Co. LLP
Price Waterhouse LLP
Deloitte & Touche LLP
KPMG Peat Marwick LLP

This list will at all times throughout the Term of this Contract specifically exclude the then current auditor of either the Vendor and the Owner.

                                   Exhibit A1

                               Project Milestones

[1 page was omitted pursuant to the Registrant's request for confidential treat-ment.]

                                   Exhibit A2

                        2) PCS Product Availability 1996

                  1Q                2Q               3Q                4Q

BTS               [

MSCs                                                                           ]

1) BTS availability is based on current ordering expectations.  Above quantities
require a 12 week order  interval.  Additional  quantities  up to [   ] could be
ordered with additional lead time.

2) MSCs are assumed available on regular order interval. Additional capacity could be provided with longer intervals.

                                 EXHIBIT B1 (A)

                     AT&T RF Design and Acceptance Process

[32 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                 EXHIBIT C (A)

                 Owner Required Wireless Features and Functions

[11 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                   EXHIBIT D

                              AT&T System Elements

[66 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                 EXHIBIT E (A)

                        Construction Management Criteria

[12 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                 EXHIBIT F (A)

                            RF Performance Criteria

[6 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                 EXHIBIT G (A)

                      AT&T BTS/BSC - MSC Interoperability

[3 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                 EXHIBIT H (A)

                                    Handsets

[46 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                 EXHIBIT I (A)

                 Technology Integration Laboratory Requirements

[1 page was omitted pursuant to the Registrant's request for confidential treat-ment.]

                                   APPENDIX A

                     AM/HLR Description and Specifications

[53 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                   APPENDIX B

                     SCP/HLR Description and Specifications

[27 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                   APPENDIX C

                            [Intentionally Omitted]

                                  APPENDIX D1

                     Lucent/Nortel License Agreement - HLR

[8 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                  APPENDIX D2

                    Lucent/Nortel License Agreement - OAM&P

[9 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                   APPENDIX E

                             HLR Statement of Work

[37 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                   APPENDIX F

                                 SCP/HLR Prices

[5 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                   APPENDIX G

                           AS/OAM&P Statement of Work

[79 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                   APPENDIX H

                            [Intentionally Omitted]

                                   APPENDIX I

                                AS/OAM&P Prices

[7 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                   APPENDIX J

                            [Intentionally Omitted]

                                   APPENDIX K

        Application Software Products Acceptance Procedures and Criteria

APPLICATION SOFTWARE ACCEPTANCE:

         To be delivered pursuant to mutual agreement of the Parties pursuant to the terms of Amendment No. 2.

                                   APPENDIX L

         Application Software Products Maintenance and Support Services

[11 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                   APPENDIX M

                             OTAF Statement of Work

[38 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                   APPENDIX N

                            [Intentionally Omitted]

                                   APPENDIX O

                                  OTAF Prices

[1 page was omitted pursuant to the Registrant's request for confidential treatment.]

                                   APPENDIX P

                    OTAF Acceptance Procedures and Criteria

To be mutually agreed by the Parties no later than October 23, 1996.

                                   APPENDIX Q

                            [Intentionally Omitted]

                                   APPENDIX R

                            [Intentionally Omitted]

                                   APPENDIX S

                  Actiview Acceptance Procedures and Criteria

For each applicable Actiview Software release, the Acceptance Procedures for such release are to be mutually agreed between the Parties no later than one (1) week prior to the delivery by the Vendor of any such release. Failure of the Parties to so mutually agree at such time will in no way modify the Vendor's obligation to timely deliver any such Actiview Software release pursuant to and in accordance with the Actiview Statement of Work.

                                   APPENDIX T

                                Actiview Prices

[5 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                   APPENDIX U

                           Actiview Statement of Work

[24 pages were omitted pursuant to the Registrant's request for confidential treatment.]

                                TABLE OF CONTENTS


                                                                            Page

SECTION 1 DEFINITIONS
         1.1      Definitions................................................  2
         1.2      Other Definitional Provisions.............................. 32

SECTION 2 SCOPE OF WORK, RESPONSIBILITIES AND PROJECT
                  MILESTONES
         2.1      Scope of Work.............................................. 32
         2.2      Additional Coverage........................................ 33
         2.2.1    AS Products and AS Services Additional Coverage............ 34
         2.3      Handsets................................................... 34
         2.4      Initial PCS System......................................... 35
         2.5      System Element Verification; Test-bed Laboratory........... 35
         2.6      RF Engineering; Site Acquisition and MSC Installation...... 36
         2.7      Facilities Preparation Services and Installation........... 38
         2.8      Site Acquisition Modifications............................. 39
         2.9      Design/System Architecture and Engineering................. 39
         2.10     Certification.............................................. 41
         2.11     Notice of Developments..................................... 41
         2.11.1   Vendor Developments........................................ 41
         2.11.2   Participation in Testing................................... 41
         2.12     Safety..................................................... 42
         2.13     Emergencies................................................ 42
         2.14     Right of Inspection........................................ 43
         2.15     Transportation............................................. 43
         2.16     Security................................................... 44
         2.17     Materials and Equipment.................................... 44
         2.18     Equipment and Data......................................... 44
         2.19     References to Certain Sources.............................. 45
         2.20     Operating Manuals.......................................... 45
         2.20.1   AS Products and Services Operating Manuals................. 45
         2.20.2   OTAF Products and Services Operating Manuals............... 45
         2.20.3   Actiview Products and Services Operating Manuals........... 46
         2.21     Maintenance and Instruction Manuals........................ 46
         2.22     Standards for Manuals...................................... 46
         2.23     Training................................................... 47
         2.23.1   [INTENTIONALLY OMITTED].................................... 49
         2.23.2   Actiview Training.......................................... 49
         2.24     Manuals and Training....................................... 49
         2.25     Spare Parts................................................ 50
         2.26     System Support Services.................................... 50
         2.26.1   Vendor Assistance.......................................... 50
         2.26.2   Trouble Reports............................................ 51
         2.26.3   Emergency Technical Assistance............................. 52
         2.26.4   ETA and CSR................................................ 56
         2.27     Supply of Additional Products.............................. 57
         2.28     Review of Contract......................................... 57
         2.29     Licenses, Permits and Approvals............................ 57
         2.30     Eligibility under Applicable Laws and Applicable Permits... 57
         2.31     Customs Approvals.......................................... 58
         2.32     Owner Participation........................................ 58
         2.33     New Development Advisory Board............................. 58
         2.34     Market Development Manager................................. 58
         2.35     Further Assurances......................................... 59
         2.36     Liens and Other Encumbrances............................... 59
         2.37     Forecasting and Ordering................................... 60
         2.38     Microwave Relocation; Network Interconnection.............. 60
         2.39     Vendor To Inform Itself Fully; Waiver of Defense........... 61
         2.40     CMI/HIC.................................................... 61
         2.41     Site Acquisition Delay Testing............................. 61

SECTION 3 AFFILIATES
         3.1      Additional Affiliates...................................... 62
         3.2      Agreements with Initial Affiliates......................... 63
         3.3      Agreements with Additional Affiliates...................... 63
         3.4      Affiliate Rights........................................... 63

SECTION 4 SUBCONTRACTORS
         4.1      Subcontractors............................................. 64
         4.2      The Vendor's Liability..................................... 64
         4.3      No Effect of Inconsistent Terms in Subcontracts............ 64
         4.4      Assignability of Subcontracts to Owner..................... 64
         4.5      Removal of Subcontractor or Subcontractor's Personnel...... 64
         4.6      Subcontractor Insurance.................................... 65
         4.7      Review and Approval not Relief of Vendor Liability......... 65
         4.8      Vendor Warranties.......................................... 65
         4.9      Payment of Subcontractors.................................. 65

SECTION 5 TERM OF CONTRACT
         5.1      Initial Term............................................... 66
         5.2      Renewal.................................................... 66

SECTION 6 PRICES AND PAYMENT
         6.1      Prices..................................................... 66
         6.2      Price Reduction............................................ 67
         6.2.1    TCU Payments............................................... 67
         6.3      Payments................................................... 68
         6.3.1    Additional Products not in Initial System or Otherwise
                    Provided for in Section 2.2.............................. 69
         6.3.2    SCP/HLR Payments........................................... 70
         6.3.3.   AS Products Payments....................................... 70
         6.3.4    OTAF Payments.............................................. 70
         6.3.5    Actiview Payments.......................................... 71
         6.4      Payments for Facilities Preparation Services............... 71
         6.5      Monthly Forecasts.......................................... 72
         6.6      No Payment in Event of Material Breach..................... 73
         6.7      Microwave Relocation Delay Partial Payments................ 73
         6.8      In Revenue Payments........................................ 73

SECTION 7 ORDERS AND SCHEDULING
         7.1      Initial Commitment......................................... 74
         7.2      Change Orders.............................................. 74
         7.3      Cancellation............................................... 75

SECTION 8 INSTALLATION
         8.1      Installation............................................... 75
         8.2      No Interference............................................ 75

SECTION 9 ACCEPTANCE TESTING AND ACCEPTANCE
         9.1      Acceptance Testing......................................... 76
         9.2      Costs and Expenses......................................... 76
         9.3      Notification............................................... 76
         9.4      Presence at Acceptance Tests............................... 76
         9.5      Correction of Defects...................................... 76
         9.6      Acceptance Certificate..................................... 77
         9.7      AS Acceptance Testing and Acceptance....................... 77
         9.8      Actiview Acceptance Testing and Acceptance................. 78

SECTION 10 DISCONTINUED PRODUCTS
         10.1     Notice of Discontinuation.................................. 79
         10.2     Discontinuation During Warranty Period..................... 80
         10.3     Discontinuation After Warranty Period...................... 80

SECTION 11 SOFTWARE; CONFIDENTIAL INFORMATION
         11.1     RTU License................................................ 81
         11.2     Owner's Obligations........................................ 81
         11.3     Backwards Compatibility.................................... 82
         11.4     Transfer and Relocation.................................... 82
         11.5     Survival................................................... 83
         11.6     Access to Source Codes..................................... 83
         11.7     Escrow Agreement........................................... 83
         11.8     Software Maintenance....................................... 84
         11.9     Custom Development......................................... 84
         11.9.1   Request for Custom Material................................ 84
         11.9.2   Vendor Response............................................ 85
         11.9.3   Ownership of Intellectual Property......................... 85

SECTION 12 SOFTWARE CHANGES
         12.1     Annual Release Maintenance Fees............................ 85
         12.2     Notice..................................................... 85
         12.3     Installation, Testing and Maintenance...................... 85
         12.4     Software Fixes............................................. 86
         12.5     Right to Modify SCP/HLR Software........................... 86
         12.6     Right to Modify AS Software and Actiview Software.......... 87
         12.7     Right to Modify OTAF Software.............................. 87

SECTION 13 EQUIPMENT CHANGES
         13.1     Equipment Upgrades......................................... 89
         13.2     Notice..................................................... 90
         13.3     Installation, Testing and Acceptance....................... 91
         13.4     Equipment Fixes............................................ 91

SECTION 14 INTELLECTUAL PROPERTY
         14.1     Intellectual Property...................................... 91
         14.2     Infringement............................................... 91
         14.3     Vendor's Obligation to Cure................................ 92
         14.4     Vendor's Obligations....................................... 93
         14.5     License to Use Vendor Patents.............................. 93

SECTION 15 DELAY
         15.1     Liquidated Damages......................................... 94
         15.2     Interim Delay.............................................. 94
         15.3     Completion Delay........................................... 94
         15.4     SCP/HLR Delay.............................................. 96
         15.5     AM/HLR Interim Solution.................................... 96
         15.6     AM/HLR Redeployment........................................ 96
         15.7     SCP/HLR Delay Termination.................................. 96
         15.8     AS Software Delay.......................................... 97
         15.9     OTAF and/or Actiview Delay Termination..................... 97
         15.10    OTAF and/or Actiview Delay................................. 98

SECTION 16 FORCE MAJEURE
         16.1     Force Majeure.............................................. 99

SECTION 17 WARRANTIES
         17.1     Product Warranty...........................................100
         17.1.1   AS Products Warranty.......................................100
         17.1.2   OTAF Products Warranty.....................................101
         17.1.3   Actiview Products Warranty.................................101
         17.2     Services Warranty..........................................102
         17.3     System Warranty............................................102
         17.4     Breach of Warranties.......................................103
         17.5     Repair and Return..........................................105
         17.6     Technical Assistance Center................................107
         17.7     Scope of Warranties........................................108
         17.8     Expenses...................................................108
         17.9     Third Party Warranties.....................................109
         17.10    Additional System Element Locations........................109
         17.11    EXCLUSIVE REMEDIES.........................................109

SECTION 18 INSURANCE
         18.1     Insurance..................................................109

SECTION 19 TAXES
         19.1     Taxes......................................................109

SECTION 20 INDEMNIFICATION AND LIMITATION OF LIABILITY
         20.1     Vendor Indemnity...........................................110
         20.2     LIMITATION ON LIABILITY....................................111
         20.3     Damages for Fraud or Willful Misconduct....................111

SECTION 21 REPRESENTATIONS AND WARRANTIES
         21.1     Representations and Warranties of the Vendor...............111
         21.1.1   Due Organization of the Vendor.............................111
         21.1.2   Due Authorization of the Vendor; Binding Obligation........111
         21.1.3   Non-Contravention..........................................112
         21.1.4   Regulatory Approvals.......................................112
         21.1.5   Non-Infringement...........................................112
         21.1.6   Scope 112
         21.1.7   Requisite Knowledge........................................112
         21.1.8   Financial Capacity.........................................112
         21.2     Representations and Warranties of the Owner................112
         21.2.1   Due Organization of the Owner..............................112
         21.2.2   Due Authorization of the Owner; Binding Obligation.........113
         21.2.3   Non-Contravention..........................................113

SECTION 22 TITLE AND RISK OF LOSS
         22.1     Title......................................................113
         22.2     Risk of Loss...............................................113
         22.3     AS Products Risk of Loss...................................114
         22.4     OTAF and Actiview Products Risk of Loss....................114

SECTION 23 DISPUTE RESOLUTION
         23.1     Dispute Resolution.........................................114
         23.2     Arbitration................................................115
         23.3     Third Party Engineer.......................................116
         23.4     Other Remedies.............................................116
         23.5     Tolling....................................................116

SECTION 24 TERMINATION AND EVENTS OF DEFAULT
         24.1     Termination Without Cause .................................117
         24.2     Termination for Cause......................................117
         24.3     Remedies...................................................118
         24.4     Discontinuance of Work.....................................119
         24.5     Payments...................................................120
         24.6     Costs......................................................120
         24.7     Continuing Obligations.....................................120
         24.8     Vendor's Right to Terminate................................120
         24.9     Special Termination Events.................................121

SECTION 25 SUSPENSION
         25.1     Owner's Right to Suspend Work..............................122

SECTION 26 MOST FAVORED CUSTOMER
         26.1     Most Favored Customer Status...............................123

SECTION 27 MISCELLANEOUS
         27.1     Amendments.................................................124
         27.2     Owner Liabilities..........................................124
         27.3     Offset.....................................................124
         27.4     Assignment.................................................125
         27.5     Enforcement................................................125
         27.6     Notices....................................................125
         27.7     GOVERNING LAW AND FORUMS...................................126
         27.8     Compliance with Law........................................127
         27.9     Independent Contractor.....................................127
         27.10    Headings...................................................127
         27.11    Severability...............................................127
         27.12    Waiver.....................................................127
         27.13    Public Statements and Advertising..........................127
         27.14    Records and Communications.................................128
         27.15    Ownership of Specifications................................128
         27.16    Financing Parties Requirements.............................129
         27.17    Owner Review, Comment and Approval.........................129
         27.18    Specifications.............................................129
         27.19    Confidentiality............................................130
         27.20    Entirety of Contract; No Oral Change.......................131
         27.21    Successors and Assigns.....................................132
         27.22    Change of Control of the Vendor............................132
         27.23    Change of Control of the Owner.............................132
         27.24    Relationship of the Parties................................133
         27.25    Discretion.................................................133
         27.26    Non-Recourse...............................................133
         27.27    Improvements, Inventions and Innovations...................134
         27.28    Attachments and Incorporations.............................134
         27.29    Conflicts..................................................134
         27.30    Counterparts...............................................134

EXHIBITS

Exhibit A1      -   Project Milestones
Exhibit A2      -   PCS Product Availability
Exhibit B1      -   RF Design and Acceptance Process
Exhibit B2      -   Acceptance Process for Completion of System Element
                    Facilities
Exhibit B3      -   Validation and Acceptance Testing
Exhibit C       -   Owner Required Wireless Features and Functions
Exhibit D       -   System Elements
Exhibit E       -   Construction Management Criteria
Exhibit F       -   RF Performance Criteria
Exhibit G       -   BTS/BSC - MSC Interoperability
Exhibit H       -   Handsets
Exhibit I       -   Technology Integration Laboratory Requirements


SCHEDULES

Schedule 1          -   Preliminary RF Design
Schedule 2          -   Product Prices
Schedule 3          -   Services Prices
Schedule 4          -   Allocated System Areas and System Sub-Areas
Schedule 5          -   Initial Affiliates
Schedule 6          -   Insurance Provisions
Schedule 7          -   Products
Schedule 8          -   Vendor's Repair Facilities
Schedule 9          -   Form of Notice to Proceed
Schedule 10         -   [Intentionally Omitted]
Schedule 11         -   Order Cancellation Charges
Schedule 12A        -   Spare Parts Requirements
Schedule 12B        -   Spare Parts Prices
Schedule 13         -   Foreign Subsidiaries and Affiliates
Schedule 14         -   Third Party Engineers
Schedule 15         -   Independent Auditors


APPENDICES

Appendix A          -   AM/HLR Description and Specifications
Appendix B          -   SCP/HLR Description and Specifications
Appendix C          -   [Intentionally Omitted]
Appendix D1         -   Lucent/Nortel License Agreement - HLR
Appendix D2         -   Lucent/Nortel License Agreement - OAM&P
Appendix E          -   HLR Statement of Work
Appendix F          -   SCP/HLR Prices
Appendix G          -   AS/OAM&P Statement of Work
Appendix H          -   [Intentionally Omitted]
Appendix I          -   AS/OAM&P Prices
Appendix J          -   [Intentionally Omitted]
Appendix K          -   Application Software Products Acceptance Procedures and
                        Criteria
Appendix L          -   Application Software Products Maintenance and Support
                        Services
Appendix M          -   OTAF Statement of Work
Appendix N          -   [Intentionally Omitted]
Appendix O          -   OTAF Prices
Appendix P          -   OTAF Acceptance Procedures and Criteria
Appendix Q          -   [Intentionally Omitted]
Appendix R          -   [Intentionally Omitted]
Appendix S          -   Actiview Acceptance Procedures and Criteria
Appendix T          -   Actiview Prices
Appendix U          -   Actiview Statement of Work